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                                                                  Exhibit 99


                 SECOND AMENDED AND RESTATED LOAN AGREEMENT
                                    AMONG
                      LASALLE BANK NATIONAL ASSOCIATION
                           AS ADMINISTRATIVE AGENT
                           WELLS FARGO BANK, N.A.
                            AS SYNDICATION AGENT
                                     AND
                       UMB BANK, NATIONAL ASSOCIATION
                           AS DOCUMENTATION AGENT
                                     AND
                      LASALLE BANK NATIONAL ASSOCIATION
                                     AND
                    THE OTHER LENDERS LISTED ON EXHIBIT 3
                                 AS LENDERS
                                     AND
                            ANGELICA CORPORATION
                                 AS BORROWER

                              NOVEMBER 30, 2005



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                              TABLE OF CONTENTS
                              -----------------

1.   Effective Date........................................................1
2.   Definitions and Rules of Construction.................................1
     2.1.     Listed Definitions...........................................1
     2.2.     Other Definitions............................................1
     2.3.     References to Covered Person.................................1
     2.4.     References to Required Lenders...............................1
     2.5.     Accounting Terms.............................................1
     2.6.     Meaning of Satisfactory......................................2
     2.7.     Wells Fargo Bank, N.A. Appointment as Syndication Agent......2
     2.8.     UMB Bank, National Association Appointment as Documentation
              Agent........................................................2
     2.9.     Computation of Time Periods..................................2
     2.10.    General......................................................2
     2.11.    Patriot Act Notice...........................................2
     2.12.    Reaffirmation; Term Loan.....................................3
3.   Lenders' Commitments..................................................3
     3.1.     Revolving Loan Commitments...................................3
              3.1.1.   Aggregate Amount; Reductions........................3
              3.1.2.   Increases in Revolving Loan Commitment..............4
              3.1.3.   Limitation on Revolving Loan Advances...............4
              3.1.4.   Revolving Notes.....................................5
     3.2.     Swingline Commitment.........................................5
              3.2.1.   Swingline Advances..................................5
              3.2.2.   Limitations on Swingline Advances...................5
              3.2.3.   Swingline Note......................................5
     3.3.     Letter of Credit Commitment..................................5
4.   Interest..............................................................6
     4.1.     Interest on Draws on Letters of Credit.......................6
     4.2.     Interest on the Swingline Loan...............................6
     4.3.     Interest on Aggregate Loans..................................6
     4.4.     Adjusted Base Rate...........................................6
     4.5.     Adjusted LIBOR Rate..........................................7
     4.6.     Base Rate Revolving Margins and LIBOR Revolving Margins......7
     4.7.     Interest Periods for LIBOR Loans.............................7
     4.8.     Time of Accrual..............................................8
     4.9.     Computation..................................................8
     4.10.    Rate After Maturity..........................................8
5.   Fees..................................................................8
     5.1.     Revolving Loan Unused Fee....................................8
     5.2.     Letter of Credit Fee.........................................8
     5.3.     Letter of Credit Fronting Fee................................9
     5.4.     Other Letter of Credit Fees..................................9
     5.5.     Calculation of Fees..........................................9
6.   Payments..............................................................9
     6.1.     Scheduled Payments on Aggregate Revolving Loan and
              Swingline Loan...............................................9
              6.1.1.   Interest............................................9
              6.1.2.   Principal...........................................9
     6.2.     Application..................................................9
     6.3.     Prepayments.................................................10
              6.3.1.   Voluntary Prepayment...............................10

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              6.3.2.   Mandatory Prepayments When Over-Advances Exist.....10
              6.3.3.   Other Mandatory Prepayments........................10
     6.4.     Reimbursement Obligations of Borrower.......................12
     6.5.     Manner of Payments and Timing of Application of Payments....13
              6.5.1.   Payment Requirement................................13
              6.5.2.   Application of Payments and Proceeds...............13
              6.5.3.   Interest Calculation...............................13
     6.6.     Returned Instruments........................................13
     6.7.     Compelled Return of Payments or Proceeds....................13
     6.8.     Due Dates Not on Business Days..............................14
7.   Procedure for Obtaining Advances and Letters of Credit...............14
     7.1.     Initial Advances............................................14
     7.2.     Subsequent Revolving Loan Advances..........................14
              7.2.1.   Borrower Requests..................................14
              7.2.2.   Revolving Loan Advances to Repay the
                       Swingline Loan.....................................14
              7.2.3.   Administrative Agent's Right to Make Other
                       Revolving Loan Advances............................15
     7.3.     Letters of Credit...........................................15
     7.4.     Fundings....................................................15
              7.4.1.   Advances...........................................15
              7.4.2.   Draws on Letters of Credit.........................16
              7.4.3.   All Fundings Ratable...............................16
     7.5.     Administrative Agent's Availability Assumption..............16
     7.6.     Disbursement................................................17
     7.7.     Restrictions on Advances....................................17
     7.8.     Restriction on Number of LIBOR Loans........................18
     7.9.     Each Advance Request and Letter of Credit Request a
              Certification...............................................18
     7.10.    Requirements for Every Advance Request......................18
     7.11.    Conversion..................................................18
     7.12.    Requirements for Every Letter of Credit Request.............18
     7.13.    Exoneration of Administrative Agent and Lenders.............18
     7.14.    Payments to Other Creditors.................................19
8.   Conditions of Lending................................................19
     8.1.     Conditions to Initial Advance...............................19
              8.1.1.   Listed Documents and Other Items...................19
              8.1.2.   Financial Condition; Projections...................19
              8.1.3.   No Default.........................................19
              8.1.4.   Representations and Warranties.....................19
              8.1.5.   No Material Adverse Change.........................20
              8.1.6.   Pending Material Proceedings.......................20
              8.1.7.   Administrative Agent Fee Letter....................20
              8.1.8.   Payment of Fees and Expenses.......................20
              8.1.9.   Insurance..........................................20
              8.1.10.  Real Estate Collateral.............................20
              8.1.11.  Closing Certificate................................20
              8.1.12.  Other Items........................................20
     8.2.     Conditions to Subsequent Advances...........................21
              8.2.1.   General Conditions.................................21
              8.2.2.   Representations and Warranties.....................21
              8.2.3.   No Prohibitions....................................21
              8.2.4.   No Default.........................................21
              8.2.5.   Perfection of Security Interests...................21

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9.   Conditions to Issuance of Letters of Credit..........................21
     9.1.     Letter of Credit Application/Reimbursement Agreement........21
     9.2.     No Prohibitions.............................................21
     9.3.     Representations and Warranties..............................22
     9.4.     No Default..................................................22
     9.5.     Other Conditions............................................22
     9.6.     Perfection of Security Interests............................22
10.  Representations and Warranties.......................................22
     10.1.    Organization and Existence..................................22
     10.2.    Authorization...............................................22
     10.3.    Due Execution...............................................22
     10.4.    Enforceability of Obligations...............................23
     10.5.    Burdensome Obligations......................................23
     10.6.    Legal Restraints............................................23
     10.7.    Labor Contracts and Disputes................................23
     10.8.    No Material Proceedings.....................................23
     10.9.    Material Licenses...........................................23
     10.10.   Compliance with Material Laws...............................23
              10.10.1. Investigations Regarding Hazardous Materials.......23
              10.10.2. Notices and Reports Regarding Hazardous Materials..23
              10.10.3. Hazardous Materials on Real Property...............24
     10.11.   Prior Transactions..........................................24
     10.12.   Solvency....................................................24
     10.13.   Projections.................................................24
     10.14.   Financial Statements........................................24
     10.15.   No Change in Condition......................................24
     10.16.   No Defaults.................................................24
     10.17.   Investments.................................................25
     10.18.   Indebtedness................................................25
     10.19.   Indirect Obligations........................................25
     10.20.   Tax Liabilities; Governmental Charges.......................25
     10.21.   Pension Benefit Plans.......................................25
              10.21.1. Prohibited Transactions............................25
              10.21.2. Claims.............................................25
              10.21.3. Reporting and Disclosure Requirements..............25
              10.21.4. Accumulated Funding Deficiency.....................25
              10.21.5. Multi-employer Plan................................26
     10.22.   Welfare Benefit Plans.......................................26
     10.23.   Retiree Benefits............................................26
     10.24.   State of Property...........................................26
     10.25.   Negative Pledges............................................26
     10.26.   Affiliates; Subsidiaries....................................26
     10.27.   Margin Stock................................................26
     10.28.   Securities Matters..........................................27
     10.29.   Investment Company Act, Etc.................................27
     10.30.   No Material Misstatements or Omissions......................27
     10.31.   Encumbrances................................................27
     10.32.   Filings.....................................................27
     10.33.   No Improper Payment or Influence............................27
     10.34.   Foreign Enemies and Regulations.............................28
     10.35.   Real Property...............................................28

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     10.36.   State of Collateral and Other Property......................28
              10.36.1. Accounts...........................................28
              10.36.2. Inventory..........................................29
              10.36.3. Equipment..........................................29
              10.36.4. Intellectual Property..............................29
              10.36.5. Documents, Instruments and Chattel Paper...........30
     10.37.   Chief Place of Business; Locations of Collateral............30
     10.38.   Security Documents..........................................30
     10.39.   Eligibility of Collateral...................................30
11.  Modification and Survival of Representations.........................30
12.  Affirmative Covenants................................................31
     12.1.    Use of Proceeds.............................................31
     12.2.    Corporate Existence.........................................31
     12.3.    Maintenance of Property and Leases..........................31
     12.4.    Insurance...................................................31
     12.5.    Payment of Taxes and Other Obligations......................32
     12.6.    Compliance With Laws........................................32
     12.7.    Termination of Pension Benefit Plan.........................33
     12.8.    Notice to Administrative Agent of Material Events...........33
     12.9.    Borrowing Officer...........................................34
     12.10.   Accounting System; Tracing of Proceeds......................34
     12.11.   Financial Statements........................................35
              12.11.1. Annual Financial Statements........................35
              12.11.2. Quarterly Financial Statements.....................35
              12.11.3. Monthly Compliance Certificate.....................35
     12.12.   Other Financial Information.................................35
              12.12.1. Stockholder Reports................................35
              12.12.2. Pension Benefit Plan Reports.......................36
              12.12.3. Tax Returns........................................36
     12.13.   Annual Projections..........................................36
     12.14.   Other Information...........................................36
     12.15.   Access to Officers and Auditors.............................36
     12.16.   Acquisition Documents.......................................36
     12.17.   Further Assurances..........................................36
     12.18.   Covered Persons.............................................36
     12.19.   Guarantees..................................................37
     12.20.   Appraisals of Equipment.....................................37
     12.21.   Life Insurance..............................................37
     12.22.   Maintenance of Security Interests of Security Documents.....37
              12.22.1. Preservation and Perfection of Security Interests..37
              12.22.2. Collateral Held by Warehouseman, Bailee, etc.......38
              12.22.3. Compliance With Terms of Security Documents........38
     12.23.   Appraisals of Collateral....................................38
     12.24.   Review of Accounts and Inventory............................38
     12.25.   Exams by Administrative Agent...............................38
     12.26.   Lockbox.....................................................39
     12.27.   Asset Coverage..............................................39
     12.28.   Delayed Sites...............................................39
13.  Negative Covenants...................................................39
     13.1.    Investments.................................................39
     13.2.    Indebtedness................................................40

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     13.3.    Indirect Obligations........................................41
     13.4.    Security Interests..........................................41
     13.5.    Acquisitions................................................42
     13.6.    Disposal of Property........................................43
     13.7.    Stock Dividends; Distributions/Redemptions..................43
     13.8.    Change of Control...........................................44
     13.9.    Amendment to Charter Documents..............................44
     13.10.   Capital Structure; Equity Securities........................44
     13.11.   Change of Business..........................................44
     13.12.   Conflicting Agreements......................................44
     13.13.   Sale and Leaseback Transactions.............................44
     13.14.   Fiscal Year.................................................44
     13.15.   Transactions Having a Material Adverse Effect on Covered
              Person......................................................45
     13.16.   Transactions with Affiliates................................45
     13.17.   Prepayment..................................................45
     13.18.   Bailments; Consignments; Warehousing........................45
     13.19.   Subsidiaries................................................45
     13.20.   Dormant Subsidiaries........................................45
14.  Financial Covenants..................................................46
     14.1.    Special Definitions.........................................46
     14.2.    Minimum Fixed Charge Coverage...............................47
     14.3.    Maximum Ratio of Funded Indebtedness to EBITDA..............47
     14.4.    Minimum Net Worth...........................................48
     14.5.    Asset Coverage Ratio........................................48
15.  Default..............................................................48
     15.1.    Events of Default...........................................48
              15.1.1.  Failure to Pay Principal or Interest...............48
              15.1.2.  Failure to Pay Amounts Owed to Other Persons.......48
              15.1.3.  Representations or Warranties......................48
              15.1.4.  Certain Covenants..................................49
              15.1.5.  Other Covenants....................................49
              15.1.6.  Acceleration of Other Indebtedness.................49
              15.1.7.  Default of Other Indebtedness......................49
              15.1.8.  Bankruptcy; Insolvency; Etc........................49
              15.1.9.  Judgments; Attachment; Settlement; Etc.............49
              15.1.10. Pension Benefit Plan Termination, Etc..............49
              15.1.11. Liquidation or Dissolution.........................50
              15.1.12. Seizure of Assets..................................50
              15.1.13. Racketeering Proceeding............................50
              15.1.14. Loss to Assets.....................................50
              15.1.15. Guaranty; Guarantor................................50
              15.1.16. Loan Documents; Security Interests.................50
              15.1.17. Loss to Collateral.................................51
     15.2.    Cross Default...............................................51
     15.3.    Rights and Remedies.........................................51
              15.3.1.  Termination of Commitments.........................51
              15.3.2.  Acceleration.......................................51
              15.3.3.  Right of Setoff....................................51
              15.3.4.  Rights Generally...................................51
              15.3.5.  Joint and Several..................................52
              15.3.6.  Notice to Account Debtors..........................52

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              15.3.7.  Entry Upon Premises and Access to Information......52
              15.3.8.  Completion of Uncompleted Inventory Items..........52
              15.3.9.  Borrower's Obligations.............................53
              15.3.10. Miscellaneous......................................53
              15.3.11. Secured Party Rights...............................53
     15.4.    Application of Funds........................................53
     15.5.    Limitation of Liability; Waiver; Notice.....................54
16.  Administrative Agent and Lenders.....................................54
     16.1.    Appointment, Powers, and Immunities.........................54
     16.2.    Reliance by Administrative Agent............................55
     16.3.    Employment of Agents and Counsel............................55
     16.4.    Defaults....................................................55
     16.5.    Rights as Lender............................................56
     16.6.    Indemnification.............................................56
     16.7.    Notification of Lenders.....................................56
     16.8.    Non-Reliance on Agent and Other Lenders.....................56
     16.9.    Resignation.................................................57
     16.10.   Collections and Distributions to Lenders by Administrative
              Agent.......................................................57
17.  Change in Circumstances..............................................58
     17.1.    Compensation for Increased Costs and Reduced Returns........58
              17.1.1.  Law Changes or Tax Impositions.....................58
              17.1.2.  Capital Adequacy...................................58
              17.1.3.  Notice to Borrower.................................59
     17.2.    Market Failure..............................................59
     17.3.    Illegality..................................................59
     17.4.    Compensation................................................59
     17.5.    Treatment of Affected Loans.................................60
     17.6.    Taxes.......................................................60
              17.6.1.  Gross-Up...........................................61
              17.6.2.  Lenders' Undertakings..............................61
              17.6.3.  Survival of Borrower's Obligations.................62
     17.7.    Usury.......................................................62
18.  General..............................................................62
     18.1.    Lenders' Right to Cure......................................62
     18.2.    Rights Not Exclusive........................................63
     18.3.    Survival of Agreements......................................63
     18.4.    Assignments.................................................63
              18.4.1.  Permitted Assignments..............................63
              18.4.2.  Consequences and Effect of Assignments.............64
              18.4.3.  Agreements Upon Assignment.........................64
              18.4.4.  Register...........................................64
              18.4.5.  Notice to Borrower of Assignment...................65
              18.4.6.  Assignment to Federal Reserve Bank.................65
     18.5.    Sale of Participations......................................65
     18.6.    Information; Confidentiality................................66
     18.7.    Payment of Expenses.........................................66
     18.8.    General Indemnity...........................................67
     18.9.    Letters of Credit...........................................67
     18.10.   Changes in Accounting Principles............................68
     18.11.   Loan Records................................................68
     18.12.   Other Security and Guaranties...............................68

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     18.13.   Loan Obligations Payable in Dollars.........................69
     18.14.   Disclosures.................................................69
19.  Miscellaneous........................................................69
     19.1.    Notices.....................................................69
     19.2.    Amendments and Modifications; Waivers and Consents..........69
              19.2.3.  ...................................................70
     19.3.    Rights Cumulative...........................................71
     19.4.    Recitals....................................................71
     19.5.    Successors and Assigns......................................71
     19.6.    Severability................................................71
     19.7.    Counterparts................................................72
     19.8.    Governing Law; No Third Party Rights........................72
     19.9.    Counterpart Facsimile Execution.............................72
     19.10.   Reproductions as Evidence...................................72
     19.11.   Effect of Merger of Bank....................................72
     19.12.   Negotiated Transaction......................................72
     19.13.   CHOICE OF FORUM.............................................73
     19.14.   SERVICE OF PROCESS..........................................73
     19.15.   WAIVER OF JURY TRIAL........................................73
     19.16.   Incorporation By Reference..................................74
     19.17.   Statutory Notice - Insurance................................74
     19.18.   Statutory Notice - Oral Commitments.........................74
20.  Security and Guaranties..............................................75
     20.1.    Security Agreements.........................................75
     20.2.    Mortgages...................................................75
     20.3.    Additional Subsidiaries; Guaranties.........................75
21.  Power of Attorney....................................................76

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                 SECOND AMENDED AND RESTATED LOAN AGREEMENT

         In consideration of the mutual agreements herein and other sufficient consideration, the receipt of which is hereby acknowledged, Angelica Corporation, a Missouri corporation (Borrower) and LaSalle Bank National Association (LaSalle), as Administrative Agent, and LaSalle and the other lenders listed on Exhibit 3 to this Agreement, as Lenders, agree as follows:

                                  RECITALS

         A. The Borrower, Administrative Agent, LaSalle and the lenders named therein or party thereto from time to time (the "Existing Lenders"), entered into an Amended and Restated Loan Agreement dated as of January 27, 2005 (as amended from time to time, the "Existing Loan Agreement").

         B. The Borrower, Administrative Agent and the Lenders desire to, and have agreed to, amend and restate the Existing Loan Agreement into this Agreement, and this Agreement is not a novation of the Existing Loan Agreement.

         C. As a condition to the execution and delivery of this Agreement, the Administrative Agent, the Existing Lenders and the Lenders have executed a Master Assignment and Acceptance Agreement, as acknowledged by the Borrower, of even date herewith, which such Master Assignment and Acceptance Agreement is effective simultaneously with the effectiveness of this Agreement.

         1.       EFFECTIVE DATE. This Agreement is effective November 30, 2005.

         2.       DEFINITIONS AND RULES OF CONSTRUCTION.

                  2.1. LISTED DEFINITIONS. Capitalized words defined in the Glossary attached hereto as Exhibit 2.1 shall have such defined meanings wherever used in this Agreement and the other Loan Documents. The inclusion of a defined term in the Glossary that is not used elsewhere in this Agreement or in the other Loan Documents shall not affect the interpretation or construction of this Agreement or the other Loan Documents.

                  2.2. OTHER DEFINITIONS. If a capitalized word in this Agreement is not defined in the Glossary, it shall have such meaning as defined elsewhere herein, or if not defined elsewhere herein, the meaning defined in the UCC. Terms are italicized in this Agreement where they are defined.

                  2.3. REFERENCES TO COVERED PERSON. The words Covered Person, a Covered Person, any Covered Person, each Covered Person and every Covered Person refer to Borrower and each of its now existing or later acquired, created or organized Subsidiaries (including, without limitation, all direct and indirect Subsidiaries of Borrower and all Guarantors) separately. The words Covered Persons refers to Borrower and its now existing or later acquired, created or organized Subsidiaries collectively.

                  2.4. REFERENCES TO REQUIRED LENDERS. The words Required Lenders means any one or more Lenders whose shares of Lenders' Exposure at the relevant time aggregate at least 55.000000000%.

                  2.5. ACCOUNTING TERMS. Unless the context otherwise requires, accounting terms herein that are not defined herein shall be determined under GAAP. All financial measurements contemplated hereunder respecting Borrower shall be made and calculated for Borrower and all


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         of its now existing or later acquired, created or organized
         Subsidiaries, if any, on a consolidated and consolidating basis in accordance with GAAP unless expressly provided otherwise herein.

                  2.6. MEANING OF SATISFACTORY. Whenever herein a document or matter is required to be satisfactory to Administrative Agent or satisfactory to Lenders or satisfactory to Required Lenders, unless expressly stated otherwise such document must be satisfactory to Administrative Agent, Lenders or Required Lenders (as applicable) in both form and substance, and unless expressly stated otherwise Administrative Agent, Lenders or Required Lenders (as applicable) shall have the commercially reasonable discretion to determine whether the document or matter is satisfactory.

                  2.7. WELLS FARGO BANK, N.A. APPOINTMENT AS SYNDICATION AGENT. Wells Fargo Bank, N.A. is given the title "Syndication Agent" under the Loan Agreement and Loan Documents. Nothing contained in the foregoing sentence, shall give Wells Fargo Bank, N.A. any additional rights or obligations under the Loan Agreement or the Loan Documents.

                  2.8. UMB BANK, NATIONAL ASSOCIATION APPOINTMENT AS DOCUMENTATION AGENT. UMB Bank, National Association is given the title "Documentation Agent" under the Loan Agreement and Loan Documents. Nothing contained in the foregoing sentence, shall give UMB Bank, National Association any additional rights or obligations under the Loan Agreement or the Loan Documents.

                  2.9. COMPUTATION OF TIME PERIODS. In computing or defining periods of time from a specified date to a later specified date, and in computing the accrual of interest or fees, the word from shall mean from and including and the words to and until shall each mean to but excluding. Periods of days referred to in this Agreement shall be counted in calendar days unless Business Days are expressly prescribed, and references in this Agreement to months and years are to calendar months and calendar years unless otherwise specified.

                  2.10. GENERAL. Unless the context of this Agreement clearly requires otherwise: (i) references to the plural include the singular and vice versa; (ii) references to any Person include such Person's successors and assigns but, if applicable, only if such successors and assigns are permitted by this Agreement; (iii) references to one gender include all genders; (iv) including is not limiting; (v) or has the inclusive meaning represented by the phrase and/or; (vi) the words hereof, herein, hereby, hereunder and similar terms in this Agreement refer to this Agreement as a whole, including its Exhibits, and not to any particular provision of this Agreement; (vii) the word Section or section and Page or page refer to a section or page, respectively, of, and the word Exhibit refers to an Exhibit to, this Agreement unless it expressly refers to something else; (viii) reference to any agreement, document, or instrument (including this Agreement and any other Loan Document or other agreement, document or instrument defined herein), means such agreement, document, or instrument as amended, modified, restated or replaced and in effect from time to time in accordance with the terms thereof and, if applicable, the terms hereof, and includes all attachments thereto and documents incorporated therein, if any; and (ix) general and specific references to any Law means such Law as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time. Section captions and the Table of Contents are for convenience only and shall not affect the interpretation or construction of this Agreement or the other Loan Documents.

                  2.11. PATRIOT ACT NOTICE. Administrative Agent, each Lender and LaSalle (for itself and not on behalf of any other party) hereby notifies the Borrower and each other Covered Person that, pursuant to the requirements of the USA Patriot Act, Title III of Pub. L. 107-56, signed into law October 26, 2001 (the "Act"), it is required to obtain, verify and record information that

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         identifies the Borrower and each other Covered Person, which information includes the name and address of the Borrower and each other Covered Person and other information that will allow Administrative Agent, such Lender or LaSalle, as applicable, to identify the Borrower and each other Covered Person in accordance with the Act.

                  2.12. REAFFIRMATION; TERM LOAN. The Agreement dated July 29, 2005, by and among the Borrower, the Administrative Agent and the Lenders remains in effect (the "Existing Consent"). Borrower hereby unconditionally reaffirms, acknowledges and confirms that
         (i) Borrower has no defenses to its obligations under the Existing Loan Agreement, the Existing Consent, this Agreement and the other Loan Documents, (ii) Borrower has no claim against Administrative Agent, any Existing Lender or any Lender arising from or in connection with the Existing Loan Agreement, the Existing Consent, this Agreement or the other Loan Documents and any and all such claims are waived, released and discharged (the foregoing is not intended to waive any manifest errors in the Administrative Agent's or any Lender's records with respect to the Loan Obligations), and
         (iii) each of the Documents are hereby reaffirmed without qualification and are and remain in full force and effect constitute the legal, valid and binding obligations of Borrower enforceable against Borrower in accordance with their terms, except to the extent that the enforceability thereof against such Borrower may be limited by bankruptcy, insolvency or other laws affecting the enforceability of creditors rights generally or by equity principles of general application. The Term Loan (as defined in the Existing Loan Agreement) was fully funded and simultaneously with the Revolving Advance being made on the Effective Date will be fully repaid.

         3. LENDERS' COMMITMENTS. Subject to the terms and conditions hereof, and in reliance upon the Representations and Warranties, Lenders make the following commitments to Borrower:

                  3.1.     REVOLVING LOAN COMMITMENTS.

                           3.1.1. AGGREGATE AMOUNT; REDUCTIONS. Subject to the limitations in Section 3.1.3 and elsewhere herein, each Lender commits to make available to Borrower, from the Effective Date to the Revolving Loan Maturity Date, such Lender's pro-rata share (as listed on Exhibit 3 hereto) of an Aggregate Revolving Loan Commitment of One Hundred Fifty Million Dollars ($150,000,000), by funding such Lender's pro-rata share of Revolving Loan Advances made from time to time by Administrative Agent as provided herein. Subject to the limitations in Section 3.1.3 and elsewhere herein, payments and prepayments that are applied to reduce the Aggregate Revolving Loan may be re-borrowed through Revolving Loan Advances. Borrower may reduce the amount of the Aggregate Revolving Loan Commitment in whole multiples of $1,000,000 at any time and from time to time, but only if (i) Borrower gives Administrative Agent written notice of Borrower's intention to make such reduction at least three (3) Business Days prior to the effective date of the reduction, and (ii) Borrower makes on the effective date of the reduction any payment on the Aggregate Revolving Loan required hereunder as a consequence of the reduction, including, principal, interest and LIBOR breakage fees (if any). Any such reduction of the amount of the Aggregate Revolving Loan Commitment, whether scheduled or voluntary, shall be permanent. Each Lender's initial Revolving Loan Commitment is its pro-rata share of the Aggregate Revolving Loan Commitment. Upon any reduction of the Aggregate Revolving Loan Commitment, each Lender's Revolving Loan Commitment will automatically reduce by such Lender's pro-rata share of the reduction of the Aggregate Revolving Loan Commitment.

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

                           3.1.2. INCREASES IN REVOLVING LOAN COMMITMENT. The Company may, at its option at any time and from time to time on or before the fourth annual anniversary of the Effective Date, seek to increase the Aggregate Revolving Loan Commitment by up to an aggregate amount not exceeding Twenty-Five Million Dollars ($25,000,000) (resulting in maximum Revolving Commitment of One Hundred Seventy-Five Million Dollars ($175,000,000)) upon written notice to the Administrative Agent, which notice shall specify the amount of any such incremental increase (which shall not be less than $10,000,000) and shall be delivered at a time when no Default or Event of Default has occurred and is continuing. The Administrative Agent, subject to the consent of the Borrower, which shall not be unreasonably withheld or delayed, may allocate, as it determines in Administrative Agent's sole discretion, the incremental increase in the Revolving Loan Commitment on either a ratable basis to the Lenders (which may be declined by any Lender in its sole discretion) or on a non pro-rata basis to one or more Lenders (which may be declined by any Lender in its sole discretion) and/or to other banks or entities reasonably acceptable to the Administrative Agent and the Borrower which have expressed a desire to accept the increase in its Revolving Loan Commitment. The Administrative Agent will then notify each existing and potentially new Lender of such revised allocations of the Aggregate Revolving Loan Commitment, including the desired increase. No increase in the Aggregate Revolving Loan Commitment shall become effective until each of the existing or new Lenders extending such incremental increase in its Revolving Loan Commitment and the Borrower shall have delivered to the Administrative Agent one or more documents, notes, opinions, and other agreements in form reasonably satisfactory to the Administrative Agent pursuant to which any such existing Lender states, inter alia, the amount of its Revolving Loan Commitment increase, any such new Lender states its Revolving Loan Commitment amount and agrees to assume and accept the obligations and rights of a Lender hereunder, the Borrower accepts such new Revolving Loan Commitments, and Borrower certifies that no Default or Event of Default has occurred and is continuing. After giving effect to such increase in the Aggregate Revolving Loan Commitment, all Loans and all such other credit exposure shall be held ratably by the Lenders in proportion to their respective Revolving Loan Commitments, as revised to accommodate the increase in the Revolving Loan Commitment. Upon any increase in the Aggregate Revolving Loan Commitment pursuant to this Section, the Borrower shall pay Administrative Agent for the ratable benefit of only the Lenders (including any new Lender) whose Revolving Loan Commitments are increased an upfront fee in an amount equal to what is mutually agreed to among the Borrower, the Lenders whose Revolving Loan Commitments are increased and the Administrative Agent. Upon any such increase, Exhibit 3 shall be deemed to be amended to reflect such increase and the Administrative Agent shall promptly deliver a copy of the revised Exhibit 3 to each Lender and the Borrower.

                           3.1.3. LIMITATION ON REVOLVING LOAN ADVANCES. No Revolving Loan Advance will be made which would result in the Aggregate Revolving Loan exceeding the Maximum Available Amount and no Revolving Loan Advance will be made on or after the Revolving Loan Maturity Date. Lenders may, however, in their absolute discretion make such Revolving Loan Advances, but shall not be deemed by doing so to have increased the Maximum Available Amount and shall not be obligated to make any such Revolving Loan Advances thereafter. At any time that there is an existing Event of Default, the Aggregate Revolving Loan Commitment may be canceled as provided in Section 15.3. The Maximum Available Amount on any date shall be a Dollar amount equal to (i) the Aggregate Revolving Loan Commitment, minus (ii) the sum of (a) the Letter of Credit Exposure on such date (except to the extent that a Revolving Loan

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

                  Advance will be used immediately to reimburse Letter of Credit Issuer for unreimbursed draws on a Letter of Credit), and (b) the Swingline Loan.

                           3.1.4.   REVOLVING NOTES. The obligation of
                  Borrower to repay each Lender's Revolving Loan shall be evidenced by a promissory note payable to the order of such Lender in a maximum principal amount equal to the amount of its Revolving Loan Commitment and otherwise in form and substance satisfactory to Administrative Agent.

                  3.2.     SWINGLINE COMMITMENT.

                           3.2.1. SWINGLINE ADVANCES. In order to reduce the frequency of fundings of Revolving Loan Advances by Lenders, but subject to the limitations in Section 3.2.2 and elsewhere herein, Administrative Agent may in its absolute discretion make Swingline Advances to Borrower from time to time from the Effective Date to the Revolving Loan Maturity Date. Subject to the limitations in Section
                  3.2.2 and elsewhere herein, payments and prepayments that are applied to reduce the Swingline Loan may be re-borrowed through Swingline Advances. Administrative
                  Agent may terminate the foregoing Swingline Commitment at any time in its absolute discretion.

                           3.2.2.   LIMITATIONS ON SWINGLINE ADVANCES.
                  Administrative Agent shall not be obligated to make any particular Swingline Advance, the making of any particular Swingline Advance at any particular time being absolutely discretionary. At anytime Administrative Agent may choose to suspend Swingline Advances and treat all subsequent requests for an Advance as Revolving Loan Advances. In any event, no Swingline Advance will be made on or after the Revolving Loan Maturity Date, and no Swingline Advance will be made which would result in the Swingline Loan exceeding the Maximum Swingline Amount. No Swingline Advance will be made which would result in the Swingline Loan plus the Lender acting as Administrative Agent's Revolving Loans and such Lender's pro-rata share of the Letter of Credit Exposure exceeding such Lender's Revolving Loan Commitment; provided, however, Administrative Agent may, in its absolute discretion make such Swingline Advances, but shall not be deemed by doing so to have increased the Maximum Swingline Amount and shall not be obligated to make any such Swingline Advance thereafter; and provided further, however, that after making a requested Swingline Loan, the sum of the Swingline Lender's pro rata share of the Aggregate Revolving Loan and all outstanding Swingline Loans, may exceed the Swingline Lender's pro rata share of the Revolving Commitment. The Maximum Swingline Amount on any date shall be a Dollar amount equal to the lesser of (i) $5,000,000 or (ii) an amount equal to (a) the Aggregate Revolving Loan Commitment, minus (b) the sum of (i) the Letter of Credit Exposure and (ii) the Aggregate Revolving Loan immediately prior to the making of such Swingline Advance.

                           3.2.3. SWINGLINE NOTE. The obligation of Borrower to repay the Swingline Loan shall be evidenced by a promissory note payable to the order of Administrative
                  Agent in a maximum principal amount of $5,000,000 and otherwise in form and substance satisfactory to Administrative Agent.

                  3.3.     LETTER OF CREDIT COMMITMENT.

                           3.3.1. The Borrower shall execute and deliver to the Letter of Credit Issuer the Master Letter of Credit Agreement from time to time in effect. Letter of Credit Issuer commits to issue standby letters of credit and commercial (documentary) letters of credit for the account of Borrower from time to time from the Effective Date to the Revolving

                  Loan Maturity Date, but only if the Letter of Credit Exposure will not as a result of such issuance exceed the lesser of (i) Thirty-Five Million Dollars and Zero Cents ($35,000,000) and (ii) an amount equal to the difference between (a) the Aggregate Revolving Loan Commitment, and
                  (b) the Aggregate Revolving Loan plus the Swingline Loan. The expiration date of any Letter of Credit will be a Business Day that will be no more than one (1) year from the date of issuance but in no event shall such date be later than the date which is twenty-five days prior to the Revolving Loan Maturity Date; provided, however, that the expiration date for a Letter of Credit may be later than the date that is twenty-five (25) days prior to the Revolving Loan Maturity Date if Letter of Credit Issuer consents to such issuance and Borrower provides to Letter of Credit Issuer cash collateral satisfactory to Letter of Credit Issuer as security for Borrower's obligation to reimburse Letter of Credit Issuer for all draws thereunder. In the event of a direct and irreconcilable conflict between the terms of this Agreement and the terms of the documents executed by Borrower in connection with the issuance of any Letter of Credit including, without limitation, any letter of credit application, Master Letter of Credit Agreement or reimbursement agreement, the terms of this Agreement will control.

                           3.3.2. Immediately upon the issuance by Letter of Credit Issuer of a Letter of Credit in accordance with the terms and conditions of this Agreement, Letter of Credit Issuer shall be deemed to have sold and transferred to each other Lender, and such other Lender shall be deemed to have purchased and received from Letter of Credit
                  Issuer, a pro-rata undivided interest and participation in such Letter of Credit, the reimbursement obligation of Borrower with respect thereto, and any guaranty thereof or collateral therefor. Such other Lender's pro-rata undivided interest shall be the same as its pro-rata share of the Aggregate Revolving Loan Commitment.

         4.       INTEREST.

                  4.1. INTEREST ON DRAWS ON LETTERS OF CREDIT. The unreimbursed amount of each draw on a Letter of Credit shall bear interest at a rate per annum equal to the Adjusted Base Rate applicable to Revolving Loans.

                  4.2. INTEREST ON THE SWINGLINE LOAN. The entire Swingline Loan shall be a Base Rate Loan and shall bear interest at the Adjusted Base Rate.

                  4.3. INTEREST ON AGGREGATE LOANS. Borrower may, as provided in Section 7, designate the whole of an Advance or any part of an Advance (other than, in either case, a Swingline Advance) to be either a Base Rate Advance or a LIBOR Advance; provided, however, during the existence of an Existing Default, Borrower may not designate an Advance or part of an Advance as a LIBOR Advance. Each Base Rate Advance when made will become a Base Rate Loan, which shall bear interest at the Adjusted Base Rate. Each LIBOR Advance when made will become a LIBOR Loan, which shall bear interest at the Adjusted LIBOR Rate. Borrower may also, as provided herein, convert some or all of a Base Rate Loan into a LIBOR Loan and some or all of a LIBOR Loan into a Base Rate Loan. For each LIBOR Loan, Borrower shall select an Interest Period as provided in Section 4.7. A LIBOR Loan shall bear interest at the Adjusted LIBOR Rate throughout the applicable Interest Period designated by Borrower.

                  4.4. ADJUSTED BASE RATE. The Adjusted Base Rate for any Base Rate Loan which is a Revolving Loan or a Swingline Loan shall be the Base Rate plus the applicable Base Rate Revolving Margin determined from the table in Section 4.6.

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

                  4.5. ADJUSTED LIBOR RATE. The Adjusted LIBOR Rate for any LIBOR Loan which is a Revolving Loan shall be the LIBOR Rate plus the applicable LIBOR Revolving Margin determined from the table in
         Section 4.6.

                  4.6.     BASE RATE REVOLVING MARGINS AND LIBOR REVOLVING
         MARGINS.

---------------------------------------------------------------------------------------------------------
    IF THE RATIO OF BORROWER'S FUNDED
  INDEBTEDNESS TO EBITDA (FOR THE FOUR                             BASE RATE
 FISCAL QUARTER PERIOD OF BORROWER MOST      LIBOR REVOLVING       REVOLVING    UNUSED FEE   REFERENCE
           RECENTLY ENDED) IS                    MARGIN             MARGIN         RATE        LEVEL
---------------------------------------------------------------------------------------------------------
  greater than or equal to 3.50 to 1.00          2.750%             0.000%        0.375%         IV
---------------------------------------------------------------------------------------------------------
  greater than or equal to 3.00 to 1.00
       but less than 3.50 to 1.00                2.500%             0.000%        0.375%        III
---------------------------------------------------------------------------------------------------------
  greater than or equal to 2.50 to 1.00
       but less than 3.00 to 1.00                2.250%             0.000%        0.250%         II
---------------------------------------------------------------------------------------------------------
         less than 2.50 to 1.00                  2.000%             0.000%        0.250%         I
---------------------------------------------------------------------------------------------------------

         The increments applicable on the Effective Date shall be those of Level IV until the third Business Day following the day when Borrower delivers such Financial Statements (and accompanying quarterly Compliance Certificate) to Administrative Agent for the Fiscal Quarter ending closest to April 30, 2006. Thereafter, the applicable increments shall be re-determined by Administrative
         Agent: (A) based on the ratio of Borrower's Funded Indebtedness to EBITDA for the four fiscal quarter period of Borrower most recently ended, promptly after each delivery by Borrower to Administrative Agent of Borrower's Financial Statements (and accompanying quarterly Compliance Certificate) as required in Section 12.11 and will become applicable on the third Business Day following the day when Borrower delivers such Financial Statements (and accompanying quarterly Compliance Certificate) to Administrative Agent, and (B) in connection with each Permitted Acquisition described in 13.5(xi), based on the ratio of Borrower's pro forma Funded Indebtedness to pro forma EBITDA for the four fiscal quarter period of Borrower most recently ended, after giving effect to each such Permitted Acquisition, based upon the quarterly Compliance Certificate as required in Section 13.5(xi) delivered by Borrower to Administrative Agent, and will become applicable on the closing of such Permitted Acquisition.

                  4.7. INTEREST PERIODS FOR LIBOR LOANS. For each LIBOR Loan Borrower shall select an Interest Period that is either one (1) month, two (2) months, three (3) months, six (6) months or twelve
         (12) months; provided that:

                           4.7.1. every such Interest Period for a LIBOR Advance shall commence on the date of the Advance or on the date of the conversion or continuation of any Loan as a LIBOR Loan;

                           4.7.2. if any Interest Period would otherwise expire on a day of a calendar month which is not a Business Day, then such Interest Period shall expire on the next succeeding Business Day in that calendar month;

                           4.7.3. any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period;

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

                           4.7.4. no Interest Period for a LIBOR Loan that is part of the Aggregate Revolving Loan shall extend beyond the Revolving Loan Maturity Date; and

                           4.7.5. there may be only one LIBOR Loan with an Interest Period of twelve (12) months at any time, and such LIBOR Loan may not have an aggregate outstanding amount in excess of $15,000,000.

                  4.8. TIME OF ACCRUAL. Interest shall accrue on all principal amounts outstanding from the date when first outstanding to the date when no longer outstanding. Amounts shall be deemed outstanding until payments are applied thereto as provided herein.

                  4.9. COMPUTATION. Interest shall be computed for the actual days elapsed over a year deemed to consist of 360 days. Interest rates that are based on the Base Rate shall change simultaneously with any change in the Base Rate and shall be effective for the entire day on which such change becomes effective. The Base Rate will be determined by Administrative Agent before the initial Advances on the Effective Date and on each Business Day thereafter when the Base Rate changes.

                  4.10. RATE AFTER MATURITY. Borrower shall pay interest on the Aggregate Loans, the Swingline Loan and any Obligations with respect to Letters of Credit after their Maturity, and, at the option of Administrative Agent or at the direction of the Required Lenders, on the Aggregate Loans, the Swingline Loan and on the other Loan Obligations after the occurrence of an Event of Default, at a rate per annum of two percent (2%) plus the then-applicable rates. Past due fees and other amounts past due and owing hereunder shall bear interest at two percent (2%) above the then-current Adjusted Base Rate.

         5.       FEES.

                  5.1. REVOLVING LOAN UNUSED FEE. Borrower shall pay to Administrative Agent for the account of Lenders a non-refundable, recurring Revolving Loan Unused Fee calculated by applying the daily equivalent of an annual Unused Fee Rate determined pursuant to the table set forth in Section 4.6 to the Unused Revolving Loan Commitment on each day during the period from the Effective Date to the Revolving Loan Maturity Date. The Unused Revolving Loan Commitment on any day shall be the difference between (i) the amount of the Aggregate Revolving Loan Commitment and (ii) the sum of (a) the Aggregate Revolving Loan, and (b) the face amount of all outstanding Letters of Credit and (c) without duplication of clause
         (b), the total of all amounts drawn on the outstanding Letters of Credit but not reimbursed to the Letter of Credit Issuer by Borrower as of the close of business on such day, but excluding in all cases the Swingline Loan. The Revolving Loan Unused Fee shall be payable quarterly in arrears commencing on the last day of the first calendar quarter ending after the Effective Date and continuing on the last day of each calendar quarter thereafter and on the Revolving Loan Maturity Date. The Unused Fee Rate shall be determined from the chart in Section 4.6 of this Agreement under the heading "Unused Fee Rate." The Unused Fee Rate applicable on the Effective Date shall be Level IV. Thereafter, the Borrower's ratio of Funded Indebtedness to EBITDA for the four fiscal quarter period of Borrower most recently ended will be calculated and applied to determine the applicable Unused Fee Rate in the same manner used for determination of the applicable Base Rate Revolving Margin, and LIBOR Revolving Margin as described in Section 4.6.

                  5.2. LETTER OF CREDIT FEE. Borrower shall pay to Administrative Agent for the account of Letter of Credit Issuer and each other Lender with a Revolving Loan Commitment, a non-refundable recurring Letter of Credit Fee for each Letter of Credit issued by Letter of Credit Issuer. All Letter of Credit Fees are to be paid to the Lenders pro-rata in accordance with their respective pro-rata shares as set forth on Exhibit 3. The Letter of Credit Fee for any Letter of Credit shall be an amount equal to the aggregate undrawn amount of such Letter of Credit multiplied by the LIBOR Revolving Margin in effect on the date such Letter of Credit is issued and any annual renewal date of each such Letter of Credit. The Letter of Credit Fee for each Letter of Credit shall be payable in advance for the remaining portion of the quarter when issued and quarterly thereafter on the last day of each full calendar quarter thereafter (or portion thereof for the last calendar quarter) while such Letter of Credit is outstanding.

                  5.3. LETTER OF CREDIT FRONTING FEE. Borrower shall pay to Letter of Credit Issuer (for its own account) a non-refundable, one-time Fronting Fee equal to .125% of the face amount of each Letter of Credit issued by Letter of Credit Issuer. The Fronting
         Fee due for any Letter of Credit shall be payable in advance on the issuance date of such Letter of Credit.

                  5.4. OTHER LETTER OF CREDIT FEES. Borrower shall pay to Letter of Credit Issuer for its own account such Letter of Credit Issuer's other customary fees for issuance, amendment, or renewal of a Letter of Credit and, as Letter of Credit Issuer and Borrower may agree with respect to each Letter of Credit, and for each negotiation of a draft drawn under such Letter of Credit.

                  5.5. CALCULATION OF FEES. All of the foregoing fees and all other fees payable to Administrative Agent or any Lender that are based on an annual percentage shall be calculated on the basis of a year deemed to consist of 360 days and for the actual number of days elapsed.

         6.       PAYMENTS.

                  6.1. SCHEDULED PAYMENTS ON AGGREGATE REVOLVING LOAN AND SWINGLINE LOAN.

                           6.1.1. INTEREST. Borrower shall pay interest accrued on each Base Rate Loan included in the Aggregate Revolving Loan and on the Swingline Loan quarterly in arrears beginning on the last day of the first calendar quarter ending after the Effective Date and continuing on the last day of each calendar quarter thereafter, and on the Revolving Loan Maturity Date. Borrower shall pay interest accrued on each LIBOR Loan included in the Aggregate Revolving Loan at the end of its Interest Period and, in addition, for each such LIBOR Loan with an Interest Period longer than three (3) months, Borrower shall pay interest accrued thereon quarterly on the same date of each quarter as the date such LIBOR Loan was made. Borrower shall pay interest accrued thereon on each day that would have been the end of an Interest Period with respect to such LIBOR Loan had successive Interest Periods of three (3) months' duration been applicable to such LIBOR Loan. Borrower shall pay interest accrued on each Revolving Loan and the Swingline Loan after the Revolving Loan Maturity Date on demand.

                           6.1.2. PRINCIPAL. Borrower shall repay the entire amount of the Aggregate Revolving Loan as then outstanding on November 30, 2010 (the Revolving Loan Maturity Date), and Borrower shall repay the entire amount of the Swingline Loan on demand, or if no demand is made, on the Revolving Loan Maturity Date.

                  6.2. APPLICATION. Payments shall be paid or applied by the Administrative Agent (in each case up to the outstanding principal amount of the applicable Loan) (i) first, to reduce the Swingline
         Loan to zero, and then (ii) second, as set forth in Section 16.10.

                  6.3.     PREPAYMENTS.

                           6.3.1. VOLUNTARY PREPAYMENT. Subject to the limitations in the following sentences, Borrower may wholly prepay any Base Rate Loan, or LIBOR Loan that is included in the Aggregate Revolving Loan at any time and may make a partial prepayment thereon from time to time, without penalty or premium, but only if (i) Borrower gives Administrative Agent written notice (which may be mailed, personally delivered or telecopied as provided in Section 19.1) or telephonic notice (promptly confirmed in writing in the manner provided in Section 19.1) of Borrower's intention to make such prepayment at least one Business Day prior to tendering such prepayment, (ii) the total amount of such prepayment is a whole multiple of $500,000, and (iii) Borrower pays any amount that is due under
                  Section 17.4 as a consequence of the prepayment. Unless there is an Existing Default, all payments on the Revolving Loan shall be made first to the outstanding balance of the Swingline Loan, if any, and then to the remaining amount of the Aggregate Revolving Loan.

                  All such voluntary prepayments, unless otherwise expressly stated in writing by Borrower to Administrative Agent prior to the making of such prepayment, and subject to the terms and provisions of this Agreement, will be deemed made on the Swingline Loan, if any, until it is reduced to zero, and thereafter to Base Rate Loans included in the Aggregate Revolving Loan until they are reduced to zero and then to LIBOR Loans included in the Aggregate Revolving Loan (and all penalties and premiums due hereunder in connection therewith) until they are reduced to zero, and will be applied by Lenders to reduce the Revolving Loans in accordance with their respective pro-rata shares of the Aggregate Revolving Loan Commitment.

                           6.3.2. MANDATORY PREPAYMENTS WHEN OVER-ADVANCES EXIST. If at any time the Aggregate Revolving Loan exceeds the Maximum Available Amount, whether as a result of optional Revolving Loan Advances by Lenders as contemplated by Section 3.1.3 or otherwise, Borrower shall on demand make a payment in the amount of the excess to Administrative Agent for the account of Administrative Agent on the Swingline Loan and Lenders on the Aggregate Revolving Loan. Each such prepayment will be applied by Administrative Agent and Lenders first to reduce the Swingline Loan (and consequently each Lenders' risk participation in such Swingline Loan) until it is reduced to zero, then to reduce the Base Rate Loans that are included in the Aggregate Revolving Loan (and consequently a ratable portion of each Lender's Revolving Loan) until they are reduced to zero and then to reduce the LIBOR Loans that are included in the Aggregate Revolving Loan (and consequently a ratable portion of each Lender's Revolving Loan). In the case of such a prepayment, Borrower will pay any accrued interest on the amount prepaid at the time of such prepayment, and Borrower pays any amount that is due under Section 17.4 as a consequence of the prepayment.

                           6.3.3.   OTHER MANDATORY PREPAYMENTS.

                                    6.3.3.1. Proceeds from Sales of Assets
                           Not in Ordinary Course. If Borrower or any
                           Covered Person sells any of its assets in a single transaction or related series of transactions that are not in the ordinary course of business, Borrower shall make a payment to Administrative Agent for the ratable benefit of the Lenders, to be applied to reduce the Loan Obligations, in the aggregate amount of the gross proceeds therefrom less reasonable selling expenses and the increment in federal, state and local income taxes, if any,


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                           payable as a consequence of any taxable gain from
                           such sale. Borrower need not make such prepayment, however, (i) unless the net proceeds from such sale or sales exceed $2,000,000 in any one fiscal year, or (ii) from the net proceeds of any such sale of a capital asset to the extent such net proceeds are expended or committed in writing to be expended by Borrower within 180 days of completion of the sale for replacement of such asset by another asset of comparable type and utility. Borrower and Lenders agree that it is Borrower's normal practice to sell from time to time certain of its textile service plants and/or related customer contracts, and such sales are deemed to be in the ordinary course of business; provided, however, that any sales of textile service plants in excess of an aggregate of six
                           (6) over the term of this (beginning with the Effective Date) Agreement shall not be deemed to be in the ordinary course of business. All sales of Borrower's hospitality business shall be deemed to be in the ordinary course of business. Transactions permitted by Section 13.13 are not subject to this Section.

                                    6.3.3.2. Proceeds from Issuance of
                           Indebtedness. If after the Execution Date
                           Borrower or any Covered Person issues any debt or debt securities, Borrower shall promptly after such sale make a payment to Administrative Agent for the ratable benefit of the Lenders, to be applied to reduce the Loan Obligations, in an aggregate amount equal to one hundred percent (100%) of the gross proceeds therefrom less reasonable brokers' and underwriters' fees and commissions and other reasonable issuing expenses.

                                    6.3.3.3. Proceeds from Sale or Issuance
                           of Securities. If after the Execution Date
                           Borrower or any Covered Person issues or sells any equity (except equity issued in connection with a Permitted Acquisition or equity of a Subsidiary of Borrower issued to Borrower or another Subsidiary of Borrower) or equity securities, or warrants or options therefor (other than the exercise of warrants or options issued to management of Borrower pursuant to a management incentive stock option program or the issuance and exercise of restricted stock grants to management and directors (collectively the Approved Options)), Borrower shall promptly after such sale make a payment to Administrative Agent for the ratable benefit of the Lenders, to be applied to reduce the Loan Obligations, in an aggregate amount equal to seventy-five percent (75%) of the gross proceeds therefrom less reasonable brokers' and underwriters' fees and commissions and other reasonable issuing expenses.

                                    6.3.3.4. Insurance/Condemnation
                           Proceeds. All Insurance/Condemnation Proceeds not evidencing reimbursement for amounts already spent by Borrower or any other Covered Person in excess of $250,000 in the aggregate received by Borrower and all Covered Persons in any Fiscal year (but excluding all such
                           Insurance/Condemnation Proceeds of $25,000 or less per occurrence), shall be deposited in an interest bearing account (the "Proceeds Account") with Administrative Agent in the name of Borrower promptly upon receipt thereof by Borrower or Administrative Agent. Within 135 days after such receipt Borrower shall expend, or commit to expend, some or all of the funds in the Proceeds Account for rebuilding, repairing or replacing the property for which such
                           Insurance/Condemnation Proceeds were paid;
                           provided, however, the Borrower and the
                           Administrative Agent may agree (such agreement not to be unreasonably withheld by Administrative Agent, unless a Default or Event of


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

                           Default shall have occurred and is continuing, in which case such consent may be withheld in the sole discretion of the Administrative Agent) that the Borrower is not required to rebuild, repair or replace and that such Insurance/Condemnation Proceeds shall be applied to reduce the Loan Obligations as set forth in this Agreement; and provided further, however, if any Insurance/Condemnation Proceeds represent the loss or taking of all or substantially all of a site or location, then the Borrower shall not be required to (but may in its reasonable business judgment) rebuild, repair or replace such site or location and if Borrower decides in its reasonable business judgment not to rebuild, repair or replace such Insurance/Condemnation Proceeds shall be applied to reduce the Loan Obligations as set forth in this Agreement. All funds in the Proceeds Account that have not been so expended or committed to be so expended by the 135th day after receipt shall be distributed by Administrative Agent to Lenders to be applied in accordance with this Section 6.3.3. The foregoing notwithstanding, Administrative Agent shall have the right to debit the Proceeds Account in the amount of, and apply the debit amount to pay, any of the Loan Obligations that are not paid when due as provided herein or at any time during an existing Event of Default. Borrower hereby assigns and grants to Administrative Agent for the benefit of Lenders a first priority Security Interest in any such Proceeds Account as security for payment and performance of the Loan Obligations. Notwithstanding the foregoing provisions of this Section, but subject to the $250,000 threshold in the first sentence of this Section, and only to the extent Borrower or any Covered Person has a right to receive any Insurance/Condemnation Proceeds under any applicable real estate lease to which it is a party, any Insurance/Condemnation Proceeds representing or applicable to a leasehold location shall be applied to the Loan Obligations as set forth herein. Unless expressly prohibited by applicable Law, Administrative Agent is hereby irrevocably authorized by Borrower to participate in any proceeding for the condemnation or other taking of any of Borrower's property and Borrower from time to time will deliver to Administrative Agent all instruments reasonably requested by Administrative Agent to permit such participation.

                  Every prepayment under this Section 6.3.3 shall be applied to reduce the outstanding Swingline Loans, if any, and then by Lenders to reduce the Revolving Loans (and consequently the Aggregate Revolving Loan) first to Base Rate Loans included in the Aggregate Revolving Loan until they are reduced to zero and then to LIBOR Loans included in the Aggregate Revolving Loan (and all penalties and premiums due hereunder in connection therewith) until they are reduced to zero. Borrower will not be obligated to make a pre-payment if the making of any such pre-payment would cause Borrower to break any existing Interest Hedge Obligation.

                  6.4. REIMBURSEMENT OBLIGATIONS OF BORROWER. Borrower hereby unconditionally agrees to immediately pay to Letter of Credit Issuer on demand at the Letter of Credit Issuer's Applicable Lending Office all amounts required to pay all drafts drawn under Letters of Credit issued for the account of such Borrower, all fees associated with the Letters of Credit, and all reasonable expenses incurred by Letter of Credit Issuer in connection with such Letters of Credit and in any event and without demand to remit to Letter of Credit Issuer (which may be through obtaining Advances if permitted under Section 3.1.3) sufficient funds to pay all debts and liabilities arising under any Letter of Credit issued for the account of such Borrower.

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                  6.5.     MANNER OF PAYMENTS AND TIMING OF APPLICATION OF
         PAYMENTS.

                           6.5.1. PAYMENT REQUIREMENT. Unless expressly provided to the contrary elsewhere herein, Borrower shall make each payment on the Loan Obligations to Administrative Agent for the account of Lenders as required under the Loan Documents at the Applicable Lending Office of the Administrative Agent on the date when due, without deduction, setoff or counterclaim. All such payments will be distributed by Administrative Agent to Lenders as provided in Section 16.10 for application to the Loan Obligations as provided herein.

                           6.5.2. APPLICATION OF PAYMENTS AND PROCEEDS. All payments received by Administrative Agent in immediately available funds at or before 12:00 noon (Local Time) on a Business Day will be distributed by Administrative Agent to Lenders as provided in Section 16.10 on the same Business Day. Such payments received on a day that is not a Business Day or after 12:00 noon (Local Time) on a Business Day will be distributed by Administrative Agent to Lenders as provided in Section 16.10 on the next Business Day. The amount so distributed to a Lender will be applied by such Lender to the relevant Loan Obligation on the Business Day when received.

                           6.5.3.   INTEREST CALCULATION. Section 6.5.2
                  notwithstanding, for purposes of interest calculation only, (i) a payment in cash or by wire transfer or direct debit to an account of Borrower received at or before 12:00 noon (Local Time) on a Business Day shall be deemed to have been applied to the relevant Loan Obligation on the Business Day when it is received, and (ii) a payment in cash or by wire transfer or direct debit to an account of Borrower received on a day that is not a Business Day or after 12:00 noon (Local Time) on a Business Day shall be deemed to have been applied to the relevant Loan Obligation on the next Business Day. A payment made by check, draft or other instrument will be applied for interest purposes in Administrative Agent's commercially reasonable discretion in a manner consistent with its customary collection policies.

                  6.6. RETURNED INSTRUMENTS. If a payment is made by check, draft or other instrument and the check, draft or other instrument is returned unpaid, any application of the payment to the Loan Obligations will be reversed and will be treated as never having been made.

                  6.7. COMPELLED RETURN OF PAYMENTS OR PROCEEDS. If Administrative Agent or any Lender is for any reason compelled to surrender any payment or any proceeds of the Collateral because such payment or the application of such proceeds is for any reason invalidated, declared fraudulent, set aside, or determined to be void or voidable as a preference, an impermissible setoff, or a diversion of trust funds, then this Agreement and the Loan Obligations to which such payment or proceeds was applied or intended to be applied shall be revived as if such application was never made; and Borrower shall be liable to pay to Administrative Agent or such Lender, and shall indemnify Administrative Agent or such Lender for and hold Administrative Agent or such Lender harmless from any loss with respect to, the amount of such payment or proceeds surrendered. This Section shall be effective notwithstanding any contrary action that Administrative Agent or such Lender may take in reliance upon its receipt of any such payment or proceeds. Any such contrary action so taken by Administrative Agent or such Lender shall be without prejudice to Administrative Agent's or such Lender's rights under this Agreement and shall be deemed to have been conditioned upon the application of such payment or proceeds having become final and indefeasible. The provisions of this Section shall survive termination of the Commitments, the expiration of the Letters of Credit and the indefeasible full payment and satisfaction of all of the Loan Obligations.

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                  6.8.    DUE DATES NOT ON BUSINESS DAYS. Subject to Section
         4.7.2, if any payment required hereunder becomes due on a date that is not a Business Day, then such due date shall be deemed automatically extended to the next Business Day (including any interest accruing during any such extension period).

         7.       PROCEDURE FOR OBTAINING ADVANCES AND LETTERS OF CREDIT.

                  7.1. INITIAL ADVANCES. Provided that all conditions thereto hereunder are satisfied and subject to the limitations contained herein, Lenders will fund and Administrative Agent will make the initial Revolving Loan Advance on the Effective Date as directed by Borrower in a written direction delivered to Administrative Agent. The manner of disbursement shall be subject to Administrative Agent's approval.

                  7.2.     SUBSEQUENT REVOLVING LOAN ADVANCES.

                           7.2.1. BORROWER REQUESTS. Borrower may request subsequent Revolving Loan Advances at any time, but not more often than once each Business Day, by submitting a request therefor to Administrative Agent as provided in
                  Section 7.10. Administrative Agent may treat every request for a Revolving Loan Advance that is a Base Rate Advance as a request for a Swingline Advance to the extent the requested amount does not exceed the Maximum Swingline Amount and as a request for a Revolving Loan Advance in the amount of the excess. Administrative Agent may treat every request for a Revolving Loan Advance as a request for a Base Rate Advance if Borrower does not specify that such Revolving Loan Advance is to be a LIBOR Advance in Borrower's request for a Revolving Loan Advance. Every request for a Revolving Loan Advance shall be irrevocable. A request for a Revolving Loan Advance received by Administrative Agent on a day that is not a Business Day or that is received by Administrative Agent after 12:00 noon (Local Time) (or 2:00 p.m. (Local Time) in the case of a request for a Revolving Loan Advance which will, subject to the terms of this Agreement, be treated by Administrative Agent as a request for a Swingline Advance) on a Business Day shall be treated as having been received by Administrative Agent prior to 12:00 noon (Local Time) (or 2:00 p.m. (Local Time) in the case of a request for a Revolving Loan Advance which will, subject to the terms of this Agreement, be treated by Administrative Agent as a request for a Swingline Advance) on the next Business Day.

                           7.2.2. REVOLVING LOAN ADVANCES TO REPAY THE SWINGLINE LOAN.

                                    7.2.2.1. Administrative Agent may in its
                           sole and absolute discretion on any Business Day give notice to Lenders of the amount of the Swingline Loan after application of all payments to be applied thereto as provided elsewhere herein. Such notice shall be given no later than 1:00 p.m. (Local Time) and may include a demand that the Swingline Loan be fully paid. If Administrative Agent demands that the Swingline Loan be fully paid, then prior to 3:00 p.m. (Local Time) on such date, Lenders shall remit funds to Administrative Agent sufficient to reduce the Swingline Loan to zero. The aggregate of such remittances shall be treated as a Revolving Loan Advance and the Aggregate Revolving Loan increased accordingly. Each such remittance by a Lender shall be made in accordance with its pro-rata share of the Aggregate Revolving Loan Commitment and shall be made notwithstanding that (i) the amount of the aggregate of such remittances by Lenders may not be in the minimum amount for Revolving Loan Advances otherwise required hereunder,


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                           (ii) any conditions to Advances in Section 8 may
                           not be then satisfied, (iii) there is an Existing Default, (iv) the aggregate amount of such remittances by Lenders would result in the Aggregate Revolving Loan exceeding the Maximum Available Amount, or (v) such remittances by Lenders may be made after the Revolving Loan Maturity Date; provided, however, that in no event shall any Lender be required to make any such remittance that would result in the sum of
                           (a) the Revolving Loan of such Lender, plus (b) such Lender's pro-rata share of the Letter of Credit Exposure exceeding such Lender's Revolving Loan Commitment.

                                    7.2.2.2. If for any reason, including
                           the commencement of a proceeding in bankruptcy with respect to Borrower, remittances by Lenders as provided above cannot be made on the date otherwise required above, then each Lender shall be deemed automatically to have purchased from Administrative Agent as of such date a pro-rata undivided interest and participation in the Swingline Loan so as to cause such Lender to share in the Swingline Loan in accordance with its pro-rata share of the Aggregate Revolving Loan Commitment. Each Lender shall remit its pro-rata share of the Swingline Loan to Administrative Agent promptly on demand. All interest payable with respect to such Lender's pro-rata share of the Swingline Loan shall be for the account of Administrative Agent to the date such remittance is made, and shall be for the account of and remitted by Administrative Agent to such Lender as a participant from such date. Further, until such remittance is made, such Lender shall pay to Administrative Agent, on demand, interest on such Lender's pro-rata share of the Swingline Loan at the Federal Funds Rate.

                           7.2.3. ADMINISTRATIVE AGENT'S RIGHT TO MAKE OTHER REVOLVING LOAN ADVANCES. At any time if there is an Existing Default, or if there is no Existing Default if agreed to by Borrower and Administrative Agent, Administrative Agent shall have the right to make
                  Revolving Loan Advances at any time and from time to time to cause timely payment of any of the Loan Obligations, and Administrative Agent shall have the right to make withdrawals from or debits against any accounts of any Covered Person at Administrative Agent at any time and from time to time to cause timely payment of any of the Loan Obligations. Administrative Agent may select the Advance Date for any such Revolving Loan Advance, but such Advance Date may only be a Business Day. Administrative Agent will give notice to Borrower after any such Revolving Loan Advance is made. Any such Revolving Loan Advance will be a Base Rate Advance.

                  7.3. LETTERS OF CREDIT. Borrower may request the issuance of a Letter of Credit by submitting an issuance request to Letter of Credit Issuer and executing the reimbursement agreement required under Section 9.1 no less than five (5) Business Days prior to the requested issue date for such Letter of Credit, although Letter of Credit Issuer agrees to use its commercially reasonable efforts to issue a requested Letter of Credit within three (3) Business Days of a request from Borrower.

                  7.4.     FUNDINGS.

                           7.4.1.   ADVANCES. Not later than 1:00 p.m. (Local
                  Time) on each Advance Date for an Advance other than a Swingline Advance, Administrative Agent shall promptly notify each Lender of the amount of the Advance to be made on that Advance Date. Each Lender shall make immediately available to Administrative Agent by


                                     15

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

                  3:00 p.m. (Local Time) on the Advance Date funds consisting solely of Dollars in the amount of its pro-rata share of such Advance in accordance with such remittance instructions as may be given by Administrative Agent to Lenders from time to time.

                           7.4.2. DRAWS ON LETTERS OF CREDIT. In the event that a draw is made on a Letter of Credit and Borrower does not reimburse the amount of such draw in full to Letter of Credit Issuer immediately on demand, Letter of Credit Issuer shall promptly notify Administrative Agent of such failure. Upon Administrative Agent's receipt of such notice from Letter of Credit Issuer, Administrative Agent may notify each Lender thereof and shall have the right to cause a Revolving Loan Advance to be made, regardless whether such Revolving Loan Advance would result in the Aggregate Revolving Loan exceeding the Maximum Available Amount, by notifying each Lender of the draw, the amount of the Revolving Loan Advance required to fund reimbursement of such draw, and the amount of such Lender's ratable share of such Revolving Loan Advance. The Advance Date and time for such Revolving Loan Advance shall not be later than 3:00 p.m. (Local Time) on the first Business Day following Administrative Agent's delivery of such notice to Lenders. By no later than such Advance Date and time, each Lender shall make immediately available to Administrative Agent funds consisting solely of Dollars in the amount of its pro-rata share of such Revolving Loan Advance in accordance with such remittance instructions as may be given by Administrative Agent to each Lender from time to time. Each Revolving Loan Advance made by Administrative Agent pursuant to this Section
                  7.4.2 shall be deemed to be a Base Rate Advance.

                           7.4.3. ALL FUNDINGS RATABLE. All fundings of Advances (other than Swingline Advances) shall be made by Lenders as provided herein in accordance with their pro-rata shares of the respective Aggregate Commitments, as applicable. Except as otherwise expressly provided herein, a Lender shall not be obligated to fund Revolving Loan Advances that would result in the sum of (a) such Lender's Revolving Loan, plus (b) such Lender's pro-rata share of the Letter of Credit Exposure exceeding its Revolving Loan Commitment, or make available any more than its pro-rata share of any Advance.

                  7.5.     ADMINISTRATIVE AGENT'S AVAILABILITY ASSUMPTION.

                           7.5.1. Unless Administrative Agent has been given written notice by a Lender prior to an Advance Date that such Lender does not intend to make immediately available to Administrative Agent such Lender's pro-rata share of the Advance which Administrative Agent will be obligated to make on the Advance Date, Administrative Agent may assume that such Lender has made the required amount available to Administrative Agent on the Advance Date and Administrative Agent may, in reliance upon such assumption, make available to Borrower a corresponding amount. If such corresponding amount is not in fact made immediately available to Administrative Agent by such Lender on the Advance Date, Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender. If such Lender does not pay such corresponding amount (or an amount demanded by Administrative Agent pursuant to Section 7.2.2.1) immediately upon Administrative Agent's demand therefor, then Administrative Agent shall promptly notify Borrower and the other Lenders and Borrower shall immediately pay such corresponding amount to Administrative Agent. Administrative Agent shall also be entitled to recover, either from such defaulting Lender (a Defaulting Lender) or Borrower, interest on such corresponding amount for each day from the date such corresponding amount was made available by Administrative Agent to


                                     16

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                  Borrower to the date such corresponding amount is
                  recovered by Administrative Agent, at a rate per annum equal to (i) if paid by such Lender, the cost to Administrative Agent of funding such amount at the Federal Funds Rate, or (ii) if paid by Borrower, the applicable rate for the Advance in question determined from the request therefor without liability for any amount which would otherwise be due under Section 17.4 as a consequence of repayment. Each Lender shall be obligated only to fund its pro-rata share of an Advance subject to the terms and conditions hereof, regardless of the failure of another Lender to fund its pro-rata share thereof. In addition, the failure of any Lender to pay its pro-rata share of any such Advance shall cause such Lender to be a Defaulting Lender and such Defaulting Lender shall, until such amount is paid to Administrative Agent (with interest at the Federal Funds Rate), (a) permit Administrative Agent the unconditional and irrevocable right of setoff against any amounts (including, without limitation, payments of principal, interest, and fees, as well as indemnity payments) received by Administrative Agent hereunder for the benefit of any such Defaulting Lender, and (b) if such failure to pay shall continue for a period of two Business Days, result in any such Defaulting Lender forfeiting any right to vote on any matter that the Required Lenders or all Lenders are permitted to vote for hereunder (and the calculation of Required Lenders shall exclude such Defaulting Lender's interest in the Lenders' Exposure); provided, however, once such a failure is cured, then such Lender shall, subsequent thereto, have all rights hereunder; provided, further, however, if any Lender shall fail to make such a payment within the two Business Day period specified in clause (b) above (other than by reason of events beyond the reasonable control of such Lender) four (4) or more times during the term hereof, such Lender shall permanently forfeit its right to vote hereunder (and the calculation of Required Lenders shall exclude such Defaulting Lender's interest in the Lenders' Exposure). If there is a Defaulting Lender, the Administrative Agent shall with reasonable promptness request that the other Lenders fund such Defaulting Lender's portion of the requested Advances, although the other Lenders shall have no obligation to do so and may refuse to do so in their sole discretion.

                           7.5.2. Unless Administrative Agent has been given written notice by Borrower prior to the date any payment to be made by it is due, that it does not intend to remit such payment, Administrative Agent may assume that the Borrower has timely remitted such payment and Administrative Agent may, in reliance upon such assumption, make available a corresponding amount or pro-rata portion thereof to the Persons entitled thereto.
                  If such payment was not in fact remitted to the Administrative Agent in immediately available funds, then, each Lender shall immediately on demand repay to Administrative Agent the corresponding amount or pro-rata portion thereof made available to such Lender, together with interest thereon in respect of each day from the date such amount was made available by Administrative Agent to such Lender to the date such amount is repaid to Administrative Agent, at the Federal Funds Rate.

                  7.6. DISBURSEMENT. Provided that all conditions precedent herein to a requested Advance or, if applicable, a Swingline
         Advance, have been satisfied, Administrative Agent will make the amount of such requested Advance available to Borrower on the applicable Advance Date in immediately available funds in Dollars at Administrative Agent's Applicable Lending Office.

                  7.7. RESTRICTIONS ON ADVANCES. No Advance will be made unless it is a whole multiple of $500,000 and not less than $1,000,000, in the case of a LIBOR Advance, or a whole multiple of $100,000 and not less than $500,000, in the case of a Base Rate Advance. No more


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         than one Revolving Loan Advance and no more than one Swingline
         Advance will be made on any one day pursuant to a request for a Revolving Loan Advance. Advances will only be made for the purposes permitted in Section 12.1. No LIBOR Advance will be made so long as there is any Existing Default.

                  7.8. RESTRICTION ON NUMBER OF LIBOR LOANS. No more than seven (7) LIBOR Loans with different Interest Periods may be outstanding at any one time.

                  7.9. EACH ADVANCE REQUEST AND LETTER OF CREDIT REQUEST A CERTIFICATION. Each submittal of a request for an Advance and each submittal of a request for the issuance of a Letter of Credit by a Borrowing Officer shall constitute a certification by Borrower that
         (i) there is no Existing Default, (ii) all conditions precedent hereunder to the making of the requested Advance or issuance of the requested Letter of Credit have been satisfied, and (iii) the Representations and Warranties are then true, with such exceptions as have been disclosed to Lenders in writing by Borrower or a Guarantor from time to time and are satisfactory to Lenders, and will be true on the Advance Date or issuance date, as applicable, as if then made with such exceptions.

                  7.10. REQUIREMENTS FOR EVERY ADVANCE REQUEST. Only a request (which shall be in writing, or oral and confirmed in writing within one Business Day, in the form attached hereto as
         Exhibit 7.10 and mailed, personally delivered or telecopied as provided in Section 19.1) from a Borrowing Officer to Administrative Agent that specifies the amount of the Advance to be made, the Advance Date for the requested Advance, the portion of the Advance which is requested to be a LIBOR Advance and the portion of the Advance which is requested to be a Base Rate Advance, and the Interest Period to be applicable to the LIBOR Loan that will result from a requested LIBOR Advance, shall be treated as a request for an Advance. No Advance Date for any requested Advance may be other than a Business Day. A request for a LIBOR Advance must be given prior to 12:00 noon, Local Time, at least three (3) Business Days prior to the Advance Date for such LIBOR Advance. A request for a Base Rate Advance must be given prior to 12:00 noon, Local Time, on the Advance Date for such Base Rate Advance.

                  7.11. CONVERSION. Each LIBOR Loan shall automatically renew for the Interest Period specified in the initial notice received from the Borrower by the Administrative Agent pursuant to this Agreement at the then current LIBOR Rate unless the Borrower, pursuant to a subsequent notice received by the Administrative Agent, shall elect a different Interest Period or the conversion of all or a portion of such LIBOR Loan to a Base Rate Loan.

                  7.12. REQUIREMENTS FOR EVERY LETTER OF CREDIT REQUEST. Only a written request (which may be mailed, personally delivered or telecopied as provided in Section 19.1) from a Borrowing Officer to Administrative Agent or an electronic initiation over an online service provided by Letter of Credit Issuer that specifies the amount, requested expiry date (which shall be a Business Day and in no event later than twenty-five (25) days before the Revolving Loan Maturity Date) and beneficiary of the requested Letter of Credit and other information necessary for its issuance shall be treated as a request for issuance of a Letter of Credit.

                  7.13. EXONERATION OF ADMINISTRATIVE AGENT AND LENDERS. Neither Administrative Agent nor any Lender shall incur any liability to Borrower for treating a request that meets the express requirements of Section 7.10 or Section 7.12 as a request for an Advance or issuance of a Letter of Credit, as applicable, if Administrative Agent believes in good faith that the Person making the request is a Borrowing Officer or if, in the case of a request for a Letter of Credit, it is electronically initiated. Neither Administrative Agent nor any Lender shall incur any liability to Borrower for failing to treat any such request as a request for an Advance or issuance of a Letter


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         of Credit, as applicable, if Administrative Agent believes in good faith that the Person making the request is not a Borrowing
         Officer.

                  7.14. PAYMENTS TO OTHER CREDITORS. If Administrative Agent becomes obligated to reimburse or pay to any creditor of Borrower any amount in order to (i) obtain a release of such creditor's Security Interest in any of the Collateral, or (ii) otherwise satisfy an Obligation of Borrower to such creditor to the extent intended to be but not indefeasibly satisfied by the initial
         Advances, then Administrative Agent shall have the right to make Revolving Loan Advances for that purpose and, if there is no Existing Default, Administrative Agent shall use its reasonable efforts to provide prior notice to Borrower before making any such payment (but Administrative Agent shall have no liability to Borrower or any other Obligor for failure to give such notice to Borrower unless such failure was willful). Administrative Agent may select the Advance Date for any such Advance, but such Advance Date may only be a Business Day. Administrative Agent will give notice to Borrower after any such Revolving Loan Advance is made. Any such Revolving Loan Advance initially will be a Base Rate Advance.

         8.       CONDITIONS OF LENDING.

                  8.1. CONDITIONS TO INITIAL ADVANCE. Lenders will have no obligation to fund the initial Revolving Loan Advance or any subsequent Revolving Loan Advance unless:

                           8.1.1.   LISTED DOCUMENTS AND OTHER ITEMS.
                  Administrative Agent shall have received on or before the Effective Date all of the documents and other items listed or described in Exhibit 8.1.1 hereto as being conditions to the initial Revolving Loan Advances as being delivered or executed on or before the Execution Date, with each being satisfactory to Administrative Agent and the Lenders and (as applicable) duly executed and (also as applicable) sealed, attested, acknowledged, certified, or authenticated.

                           8.1.2. FINANCIAL CONDITION; PROJECTIONS. Lenders shall (A) have received (i) audited consolidated financial statements for the Borrower for the fiscal years ended in January 2002, January 2003, January 2004, and January
                  2005, and (ii) unaudited interim consolidated financial statements for the Borrower for each quarterly period ended after the latest fiscal year referred to in clause
                  (i) above, and such financial statements shall not, in the judgment of the Lenders, disclose any material adverse change in the consolidated financial position of the Borrower from what was reflected in the financial statements previously furnished to the Lenders, and (B) have determined to their satisfaction that the proforma balance sheet previously provided to Administrative Agent and proforma financial statements for the fiscal years 2005, 2006 and 2007 as furnished to Administrative Agent and Lenders, and other information furnished to Administrative Agent and Lenders by Borrower (i) for the periods ended on or before the Effective Date, fairly and accurately reflect the business and financial condition of Borrower, its cash flows and the results of its operations for such periods, and (ii) for the periods that will end after the Effective Date, fairly and accurately forecast the business and financial condition of Borrower, its cash flows, and the results of its operations for such periods.

                           8.1.3. NO DEFAULT. There shall be no Existing Default and no Default or Event of Default will occur as a result of such Advance being requested or made or the application of the proceeds thereof.

                           8.1.4.   REPRESENTATIONS AND WARRANTIES. The
                  Representations and Warranties shall be true and correct.

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                           8.1.5.   NO MATERIAL ADVERSE CHANGE. Since January
                  31, 2005, there shall not have been any change which has or is reasonably likely to have a Material Adverse Effect on any Covered Person.

                           8.1.6. PENDING MATERIAL PROCEEDINGS. There shall be no pending Material Proceedings.

                           8.1.7. ADMINISTRATIVE AGENT FEE LETTER. The fee letter between Borrower and Administrative Agent shall have been fully executed and delivered to Administrative Agent.

                           8.1.8. PAYMENT OF FEES AND EXPENSES. Borrower shall have paid and reimbursed to Lenders all fees, costs and expenses that are payable or reimbursable to Lenders hereunder on or before the Effective Date.

                           8.1.9. INSURANCE. Administrative Agent shall be satisfied with the insurance maintained by Borrower (including the insurance carrier, the types of insurance maintained, and the levels of insurance maintained).

                           8.1.10. REAL ESTATE COLLATERAL. With respect to each parcel of the Real Estate Collateral, Administrative Agent shall have received (i) a title insurance commitment issued by a title insurance company satisfactory to Administrative Agent, and with all exceptions documents,
                  (ii) a commitment by a title insurance company satisfactory to Administrative Agent to issue a title insurance policy, with such endorsements as may be required by the Administrative Agent showing no Security Interests or Encumbrances other than Encumbrances acceptable to the Administrative Agent and on such other terms and conditions as reasonably required by Administrative Agent, (iii) a current ALTA survey in form and substance satisfactory to Administrative Agent, (iv) a flood letter showing such parcel does not lie in a flood plain or if it does evidence of flood insurance satisfactory to Administrative Agent, (v) environmental reports satisfactory to Administrative Agent (which such reports may also include Phase II reports if required by Administrative Agent), (vi) a written appraisal performed by an MAI certified appraiser selected by Administrative Agent, (vii) a duly executed and recordable Mortgage, and
                  (viii) such other documents, opinions, certificates, agreements, title and lien searches, and other matters as may be requested by Administrative Agent or the Required Lenders; provided, however, only the number of Delayed Sites necessary to meet the Asset Coverage covenant set forth in Section 14.5 must meet the foregoing requirements on or before January 27, 2006. At the closing of the Delayed Sites or on January 27, 2005, whichever occurs first, Borrower shall provide a Compliance Certificate for the Asset Coverage covenant set forth in Section 14.5 showing compliance with such covenant.

                           8.1.11.  CLOSING CERTIFICATE. A closing
                  certificate (on the Effective Date) certifying as to the completion of the conditions to closing, including without limitation, the matters in Sections 8.1.3 and 8.1.4.

                           8.1.12. OTHER ITEMS. Administrative Agent shall have received such other consents, approvals, opinions, certificates, documents or information as it reasonably deems necessary. The Lenders shall be satisfied with the capitalization and corporate structure of Borrower and its Subsidiaries.

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                  8.2.     CONDITIONS TO SUBSEQUENT ADVANCES. Lenders will have
         no obligation to fund any Advance after the initial Revolving Loan Advance unless:

                           8.2.1. GENERAL CONDITIONS. All of the conditions to the initial Advances in Section 8.1 (except the condition in Section 8.1.4 and Section 8.1.9) shall have been and shall remain satisfied.

                           8.2.2.   REPRESENTATIONS AND WARRANTIES. The
                  Representations and Warranties are then true, with such exceptions as have been disclosed to Lenders in writing by Borrower or any Guarantor from time to time and are satisfactory to Lenders, and will be true as of the time of such Advance, as if then made with such exceptions.

                           8.2.3. NO PROHIBITIONS. No order, judgment or decree of any Governmental Authority shall exist which purports by its terms to enjoin or restrain Administrative Agent or any Lender from making the requested Advance, and no Law or request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over Administrative Agent or any Lender shall exist which prohibits, or requests that Administrative Agent or any Lender refrain from, the making of loans generally or Administrative Agent or any Lender in particular, or imposes upon Administrative Agent or any Lender with respect to such Advance any restriction or reserve or capital requirement (for which Administrative Agent or any Lender is not otherwise compensable by Borrower hereunder).

                           8.2.4. NO DEFAULT. There shall be no Existing Default and no Default or Event of Default will occur as a result of such Advance being requested or made or the application of the proceeds thereof.

                           8.2.5. PERFECTION OF SECURITY INTERESTS. Every Security Interest required to be granted by Borrower to Administrative Agent under the Loan Documents shall have been perfected and shall be, except as otherwise satisfactory to Lenders, a first priority Security Interest.

         9. CONDITIONS TO ISSUANCE OF LETTERS OF CREDIT. As conditions precedent to the issuance of any Letter of Credit:

                  9.1. LETTER OF CREDIT APPLICATION/REIMBURSEMENT AGREEMENT. Borrower shall have executed and delivered to Letter of Credit
         Issuer one or more Master Letter of Credit Agreements, a letter of credit application(s) and reimbursement agreement(s) each in form and substance satisfactory to Letter of Credit Issuer under which Borrower further evidences its obligation to reimburse to Letter of Credit Issuer on demand the amount of each draw on such Letter of Credit as provided in Section 6.4, together with interest from the date of the draw at the rate provided in Section 4.1 and (without duplication) all reasonable expenses incurred by Letter of Credit Issuer in connection with such Letter of Credit. In the event of a direct and irreconcilable conflict between the terms of this Agreement and the terms of the documents executed by Borrower in connection with the issuance of any Letter of Credit including, without limitation, any letter of credit application, master letter of credit agreement or reimbursement agreement, the terms of this Agreement will control.

                  9.2. NO PROHIBITIONS. No order, judgment or decree of any Governmental Authority shall exist which purports by its terms to enjoin or restrain Letter of Credit Issuer or any other Lender from issuing such Letter of Credit, and no Law or request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over Letter of Credit


                                     21

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

         Issuer or any other Lender shall exist which prohibits, or requests that Letter of Credit Issuer or any other Lender refrain from, the issuance of letters of credit generally or such Letter of Credit in particular, or imposes upon Letter of Credit Issuer or any other Lender with respect to such Letter of Credit any restriction or reserve or capital requirement (for which Letter of Credit Issuer or any other Lender is not otherwise compensable by Borrower hereunder).

                  9.3. REPRESENTATIONS AND WARRANTIES. The Representations and Warranties are then true, with such exceptions as have been disclosed to Lenders in writing by Borrower or such Guarantor from time to time and are satisfactory to Lenders, and will be true as of the time of the issuance of such Letter of Credit, as if then made with no exceptions.

                  9.4. NO DEFAULT. There shall be no Existing Default and no Default or Event of Default is reasonably likely to occur as a result of such Letter of Credit being issued or a draw thereon being made or paid.

                  9.5. OTHER CONDITIONS. All of the conditions to the initial Advances in Section 8.1 (except the condition in Section
         8.1.4 and Section 8.1.9) shall have been and shall remain satisfied.

                  9.6. PERFECTION OF SECURITY INTERESTS. Every Security Interest required to be granted by Borrower to Administrative Agent under the Loan Documents shall have been perfected and shall be, except as otherwise satisfactory to Lenders, a first priority Security Interest.

         10. REPRESENTATIONS AND WARRANTIES. Except as otherwise described in the Disclosure Schedule attached hereto as Exhibit 10, Borrower represents and warrants to Administrative Agent, Lenders, and Letter of Credit Issuer, on its behalf and on behalf of each Covered Person, as follows:

                  10.1. ORGANIZATION AND EXISTENCE. Each Covered Person is duly organized and existing in good standing under the Laws of the state of its organization, is duly qualified to do business and is in good standing in every state where the nature or extent of its business or properties require it to be qualified to do business, except where the failure to so qualify could not reasonably be expected to have a Material Adverse Effect on any Covered Person. Each Covered Person has the power and authority to own its properties and carry on its business as now being conducted. With respect to each Covered Person, the following information is fully, accurately and completely set forth on section 10.1 of the Disclosure Schedule: (i) the full and exact legal name of each Covered Person, (ii) state of organization/formation of such Covered Person, (iii) the tax identification number (FEIN or social security number, as appropriate) of each Covered Person, and (iv) the charter number (if available) of each Covered Person.

                  10.2. AUTHORIZATION. Each Covered Person is duly authorized to execute and perform every Loan Document to which such Covered Person is a party, and Borrower is duly authorized to borrow hereunder, and this Agreement and the other Loan Documents have been duly authorized by all requisite corporate or membership action (in the case of limited liability companies) of each Covered Person. No consent, approval or authorization of, or declaration or filing with, any Governmental Authority, and no consent of any other Person, is required in connection with Borrower's execution, delivery or performance of this Agreement and the other Loan Documents, except for those already duly obtained.

                  10.3. DUE EXECUTION. Every Loan Document to which a Covered Person is a party has been executed on behalf of such Covered Person by a Person duly authorized to do so.

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                  10.4.    ENFORCEABILITY OF OBLIGATIONS. Each of the Loan
         Documents to which a Covered Person is a party constitutes the legal, valid and binding obligation of such Covered Person, enforceable against such Covered Person in accordance with its terms, except to the extent that the enforceability thereof against such Covered Person may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors' rights generally or by equitable principles of general application.

                  10.5. BURDENSOME OBLIGATIONS. No Covered Person is a party to or bound by any Contract, including, without limitation, any Contract that would prohibit the granting of a Security Interest on its assets or require that if a Security Interest is granted that it be pari passu with any other Person's Security Interest in such assets, or is subject to any provision in the Charter Documents of such Covered Person which would, if performed by such Covered
         Person, result in a Default or Event of Default either immediately or upon the elapsing of time.

                  10.6. LEGAL RESTRAINTS. The execution and performance of any Loan Document by a Covered Person will not violate or constitute a default under the Charter Documents of such Covered Person, any Material Agreement of such Covered Person, or any Material Law, and will not, except as expressly contemplated or permitted in this Agreement, result in any Security Interest being imposed on any of such Covered Person's property.

                  10.7. LABOR CONTRACTS AND DISPUTES. There is no pending or, to Borrower's knowledge, threatened, strike, work stoppage, unfair labor practice claim or other labor dispute against or affecting any Covered Person or its employees which has or is reasonably likely to have a Material Adverse Effect on any Covered Person.

                  10.8. NO MATERIAL PROCEEDINGS. There are no Material Proceedings pending or, to the best knowledge of Borrower, threatened, against any Covered Person.

                  10.9. MATERIAL LICENSES. All Material Licenses have been obtained or exist for each Covered Person.

                  10.10. COMPLIANCE WITH MATERIAL LAWS. The operations and employee compensation practices of every Covered Person comply in all material respects with, and are not subject to any judicial or administrative complaint, investigation, order or proceeding alleging the violation of, any and all applicable Environmental Laws which are Material Laws and Employment Laws which are Material Laws.

                           10.10.1. INVESTIGATIONS REGARDING HAZARDOUS
                  MATERIALS. Except as disclosed in the environmental reports listed on section 10.10 of the Disclosure Schedule, none of the operations of any Covered Person are, or in the past six years have been, the subject of investigation by any Governmental Authority regarding the improper transportation, storage, disposal, generation or release into the environment of any Hazardous Material, the results of which have or are reasonably likely to have a Material Adverse Effect on such Covered Person.

                           10.10.2. NOTICES AND REPORTS REGARDING HAZARDOUS
                  MATERIALS. No notice or report under any Environmental Law indicating a past or present spill or release into the environment of any Hazardous Material, the result of which has been or is reasonably likely to have a Material Adverse Effect on such Covered Person, has been filed within the past five (5) years, or is currently required to be filed, by any Covered Person.

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                           10.10.3. HAZARDOUS MATERIALS ON REAL PROPERTY.
                  Except as disclosed in the environmental reports listed on section 10.10 of the Disclosure Schedule, no Covered Person has at any time transported, stored, disposed of, generated or released any Hazardous Material on the surface, below the surface, or within the boundaries of any real property owned or operated by such Covered Person or any improvements thereon which could reasonably be likely to have a Material Adverse Effect. Except as disclosed in the environmental reports listed on section
                  10.10 of the Disclosure Schedule, Borrower has no knowledge of any Hazardous Material on the surface, below the surface, or within the boundaries of any real property owned or operated by any Covered Person or any improvements thereon which could reasonably be likely to have a Material Adverse Effect. No property of any Covered Person is subject to a Security Interest in favor of any Governmental Authority for any liability under any Environmental Law or damages arising from or costs incurred by such Governmental Authority in response to a spill or release of Hazardous Material into the environment.

                  10.11. PRIOR TRANSACTIONS. From and after the Effective Date, except for Permitted Acquisitions, no Covered Person has been a party to any merger or consolidation, or acquired all or substantially all of the assets of any Person, or acquired any of its property outside of the ordinary course of business.

                  10.12. SOLVENCY. Borrower is Solvent prior to and after giving effect to, any fundings of any Advance on the Effective Date. Borrower is Solvent at the time of each request for an Advance and immediately after the funding of each such Advance.

                  10.13. PROJECTIONS. The projections of Borrower's year end financial condition, results of operations, and cash flow for the periods through the end of the 2007 fiscal year, a copy of which have been delivered to Administrative Agent and each Lender, represent Borrower's good faith best estimate of Borrower's future financial performance for the periods set forth therein. Such projections have been prepared consistent with GAAP on the basis of the assumptions set forth therein, which Borrower believes are fair and reasonable in light of current and reasonably foreseeable business conditions.

                  10.14. FINANCIAL STATEMENTS. The Financial Statements are complete and correct in all material respects, have been prepared in accordance with GAAP (except the non year-end Financial Statements do not contain footnotes and remain subject to normal year end adjustments), and fairly reflect the financial condition, results of operations and cash flows of the Persons covered thereby as of the dates and for the periods stated therein, subject in the case of interim Financial Statements to normal year-end adjustments made in accordance with GAAP.

                  10.15. NO CHANGE IN CONDITION. Since the date of the Financial Statements delivered to Administrative Agent and Lenders as required herein, there has been no change which has or is reasonably likely to have a Material Adverse Effect on any Covered Person.

                  10.16. NO DEFAULTS. No Covered Person has breached or violated or has defaulted under any Material Agreement, or has defaulted with respect to any Material Obligation of such Covered Person. No Default has occurred which is continuing and no Event of Default has occurred. After giving effect to any asset disposition or sale leaseback permitted by this Agreement, no Default or Event of Default shall occur as a result of any such asset disposition or sale leaseback, and no Default or Event of Default shall be reasonably likely to occur as a result of any such asset disposition or sale leaseback.

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                  10.17.   INVESTMENTS. No Covered Person has any Investments
         in other Persons except existing Permitted Investments.

                  10.18. INDEBTEDNESS. No Covered Person has any Indebtedness except existing Permitted Indebtedness.

                  10.19. INDIRECT OBLIGATIONS. No Covered Person has any Indirect Obligations except existing Permitted Indirect
         Obligations.

                  10.20. TAX LIABILITIES; GOVERNMENTAL CHARGES. Each Covered Person has filed or caused to be filed all tax reports and returns required to be filed by it with any Governmental Authority, except where extensions have been properly obtained. Each Covered Person has paid or made adequate provision for payment of all Taxes of such Covered Person, except Taxes which are being diligently contested in good faith by appropriate proceedings and as to which such Covered Person has established adequate reserves in conformity with GAAP. No Security Interest for any such Taxes has been filed and no claims are being asserted with respect to any such Taxes which, if adversely determined, has or is reasonably likely to have a Material Adverse Effect on such Covered Person. There are no material unresolved issues concerning any liability of a Covered Person for any Taxes which, if adversely determined, will have or is reasonably likely to have a Material Adverse Effect on such Covered Person.

                  10.21. PENSION BENEFIT PLANS. All Pension Benefit Plans maintained by each Covered Person or an ERISA Affiliate of such Covered Person qualify under Section 401 of the Code and are in compliance with the provisions of ERISA to the extent ERISA is applicable and all other Material Laws. Except with respect to events or occurrences which do not have and are not reasonably likely to have a Material Adverse Effect on any Covered Person, and to the extent ERISA is applicable to any such Pension Benefit
         Plans:

                           10.21.1. PROHIBITED TRANSACTIONS. None of such
                  Pension Benefit Plans has participated in, engaged in or been a party to any non-exempt PROHIBITED TRANSACTION as defined in ERISA or the Code, and no officer, director or employee of such Covered Person or of an ERISA Affiliate of such Covered Person has committed a breach of any of the responsibilities or obligations imposed upon fiduciaries by Title I of ERISA.

                           10.21.2. CLAIMS. There are no claims, pending or
                  threatened, involving any such Pension Benefit Plan by a current or former employee (or beneficiary thereof) of such Covered Person or ERISA Affiliate of such Covered Person, nor is there any reasonable basis to anticipate any claims involving any such Pension Benefit Plan which would likely be successfully maintained against such Covered Person or such ERISA Affiliate.

                           10.21.3. REPORTING AND DISCLOSURE REQUIREMENTS.
                  There are no violations of any reporting or disclosure requirements with respect to any such Pension Benefit Plan and none of such Pension Benefit Plans has violated any applicable Law, including ERISA and the Code.

                           10.21.4. ACCUMULATED FUNDING DEFICIENCY. No such
                  Pension Benefit Plan has (i) incurred an accumulated funding deficiency (within the meaning of Section 412(a) of the Code), whether or not waived; (ii) been a Pension Benefit Plan with respect to which a Reportable Event (to the extent that the reporting of such events to the PBGC within thirty days of the occurrence has not been waived) has occurred and is continuing; or (iii) been a Pension Benefit Plan with respect to which there exist conditions or events


                                     25

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                  which have occurred that present a significant risk of
                  termination of such Pension Benefit Plan by the PBGC.

                           10.21.5. MULTI-EMPLOYER PLAN. No Covered Person
                  or ERISA Affiliate of such Covered Person has received notice that any such Multi-employer Plan is in reorganization or has been terminated within the meaning of Title IV of ERISA, and no such Multi-employer Plan is reasonably expected to be in reorganization or to be terminated within the meaning of Title IV of ERISA.

                  10.22. WELFARE BENEFIT PLANS. No Covered Person or ERISA Affiliate of any Covered Person maintains a Welfare Benefit Plan that has a liability which, if enforced or collected, has or is reasonably likely to have a Material Adverse Effect on any Covered Person. Each Covered Person and each ERISA Affiliate of any Covered Person has complied in all material respects with the applicable requirements of Section 4980B of the Code pertaining to continuation coverage as mandated by COBRA.

                  10.23. RETIREE BENEFITS. No Covered Person or ERISA Affiliate of such Covered Person has an obligation to provide any Person with any medical, life insurance, or similar benefit following such Person's retirement or termination of employment (or to such Person's beneficiary subsequent to such Person's death) which has or is reasonably likely to have a Material Adverse Effect on any Covered Person.

                  10.24. STATE OF PROPERTY. Each Covered Person has good and marketable or merchantable title to all real, personal property and intangible property purported to be owned by it or reflected in the Initial Financial Statements, except for personal property sold in the ordinary course of business after the date of the Initial Financial Statements, and all such real and personal property is in good working order and condition, except for normal wear and tear. Borrower owns all Intellectual Property (including, without limitation, patents, trademarks, and copyrights) reasonably necessary for the operation of its business.

                  10.25. NEGATIVE PLEDGES. Except as set forth in this Agreement, no Covered Person is a party to or bound by any Contract which prohibits the creation or existence of any Security Interest upon or assignment or conveyance of any of its assets.

                  10.26. AFFILIATES; SUBSIDIARIES. Borrower has no Subsidiaries (direct or indirect), except for those Subsidiaries listed in section 10.26 of the Disclosure Schedule (which lists all Guarantors and all Dormant Subsidiaries), which may be updated by Borrower from time to time without the consent of Required Lenders so long as any such new Subsidiary executes a joinder agreement to the Guaranty and such security agreements and documents as may be required by the Administrative Agent in its reasonable discretion and delivers such opinions and certificates as may be required by the Administrative Agent in its reasonable discretion. None of the Dormant Subsidiaries holds any assets of any kind or nature other than the equity of any other Dormant Subsidiary, or has or will incur any liabilities, obligations or Indebtedness of any kind other than incidental corporate maintenance items and incidental franchise tax liabilities related its corporate existence and other than liabilities of the Dormant Subsidiaries under leases assigned to Healthcare Uniform Company, Inc. and for which Healthcare Uniform Company, Inc. is primarily liable. Other than the Subsidiaries who are Guarantors and other than the Dormant Subsidiaries, Borrower has no Subsidiaries (direct or indirect). Except as provided above, none of the Dormant Subsidiaries has any existing Indirect Obligation or Indebtedness.

                  10.27. MARGIN STOCK. No Covered Person is engaged or will engage, principally or as one of its important activities, in the business of extending credit for the purpose of PURCHASING


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         or CARRYING MARGIN STOCK (within the meaning of Regulation U), and no part of the proceeds of any Advance will be used to purchase or carry any such margin stock or to extend credit to others for the purpose of purchasing or carrying any such margin stock or for any purpose which violates, or which would be inconsistent with, the provisions of Regulation U. None of the transactions contemplated by this Agreement, any of the other Loan Documents, or any of the Acquisition Documents will violate Regulations T, U or X of the
         FRB.

                  10.28. SECURITIES MATTERS. No proceeds of any Advance will be used to acquire any security in any transaction which is subject to Sections 13 and 14 of the Securities Exchange Act of 1934.

                  10.29. INVESTMENT COMPANY ACT, ETC. No Covered Person is an INVESTMENT COMPANY registered or required to be registered under the Investment Company Act of 1940, or a company CONTROLLED (within the meaning of such Investment Company Act) by such an INVESTMENT COMPANY or an AFFILIATED PERSON of, or PROMOTER or PRINCIPAL UNDERWRITER for, an INVESTMENT COMPANY, as such terms are defined in the Investment Company Act of 1940. No Covered Person is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act or any other Law limiting or regulating its ability to incur Indebtedness for money borrowed.

                  10.30. NO MATERIAL MISSTATEMENTS OR OMISSIONS. Neither the Loan Documents, any of the Financial Statements nor any statement, list, certificate or other information furnished or to be furnished by Borrower or any other Covered Person to Administrative Agent or Lenders in connection with the Loan Documents or any of the transactions contemplated thereby contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements therein not misleading. Borrower has disclosed to Administrative Agent and Lenders everything regarding the business, operations, property, financial condition, or business prospects or itself and every Covered Person that has or is reasonably likely to have a Material Adverse Effect on any Covered Person.

                  10.31. ENCUMBRANCES. None of the real property purported to be owned by a Covered Person is subject to any Encumbrances except existing Permitted Encumbrances.

                  10.32. FILINGS. All registration statements, reports, proxy statements and other documents, if any, required to be filed by any Covered Person with the Securities and Exchange Commission pursuant to the Securities Act of 1933, and the Securities Exchange Act of 1934, have been filed, and such filings are complete and accurate in all material respects and contain no untrue statements of material fact or omit to state any material facts required to be stated therein or necessary in order to make the statements therein not misleading.

                  10.33. NO IMPROPER PAYMENT OR INFLUENCE. Neither Borrower nor any other Covered Person has directly or indirectly paid or delivered any fee, commission or other money or property, or engaged in any lobbying, influencing or other behavior, however characterized, to any agent, government official, regulatory body, governmental agency or other Person, in the United States or any other country, related to the business or operations of the Borrower or any other Covered Person, that the Borrower and each other Covered Person knows or has reason to believe to have been illegal under any federal, state, or local law of the United States or any other country having jurisdiction, or to have been for the purpose of, and to have had the effect of, inducing or encouraging the breach by the recipient thereof of any legal duties, whether as an employee or otherwise to another Person.

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                  10.34.   FOREIGN ENEMIES AND REGULATIONS. The use of the
         proceeds of the Loans and use of the Letters of Credit as contemplated by this Agreement will not violate (A) any regulations promulgated or administered by the Office of Foreign Assets Control, United States Department of the Treasury, including without limitation, the Foreign Assets Control Regulations, the Transaction Control Regulations, the Cuban Assets Control Regulations, the Foreign Funds Control Regulations, the Iranian Assets Control Regulations, the Nicaraguan Trade Control Regulations, the South African Transaction Regulations, the Iranian Transactions Regulations, the Iraqi Sanctions Regulations, the Soviet Gold Coin Regulations, the Panamanian Transaction Regulations or the Libyan Sanctions Regulations of the United States Treasury Department, 31 C.F.R., Subtitle B, Chapter V, as amended, (B) the Trading with the Enemy Act, as amended, (C) Executive Orders 8389, 9095, 9193, 12543 (Libya), 12544 (Libya),
         12722 or 12724 (Iraq), 12775 or 12779 (Haiti), or 12959 (Iran), as
         amended, of the President of the United States or (D) any rule, regulation or executive order issued or promulgated pursuant to the laws or regulations described in the foregoing clauses (A)-(C).

                  10.35. REAL PROPERTY. Section 10.35 of the Disclosure Schedule contains a correct and complete list of (i) the street addresses and a general description of all real property owned by each Covered Person other than the Dormant Subsidiaries, and (ii) a list of all leases and subleases of real property by each Covered Person other than the Dormant Subsidiaries, with respect to such Covered Person identified for each as the lessee, sublessee, lessor, or sublessor, as is the case, together with the street addresses and a general description of the real property involved and the names of the other parties to such leases and subleases. Each of such leases and subleases is valid and enforceable in accordance with its terms and is in full force and effect, and no default by any party to any such lease or sublease exists.

                  10.36. STATE OF COLLATERAL AND OTHER PROPERTY. Each Covered Person has good and marketable or merchantable title to all real and personal property purported to be owned by it or reflected in the Financial Statements, except for personal property sold in the ordinary course of business after the date of such Financial Statements or personal property subject to Capital Leases. There are no Security Interests on any of the property purported to be owned by any Covered Person, including the Collateral, except existing Permitted Security Interests. Each tangible item of Personal Property Collateral purported to be owned by a Covered Person is in good operating condition and repair and is suitable for the use to which it is customarily put by its owner. Without limiting the generality of the foregoing:

                           10.36.1. ACCOUNTS. With respect to each Account
                  scheduled, listed or referred to in reports submitted by any Covered Person to Administrative Agent pursuant to the Loan Documents, except as disclosed therein: (i) the Account arose from a bona fide transaction completed in accordance with the terms of any documents pertaining to such transaction; (ii) the Account is not evidenced by a judgment and there is no material dispute respecting it;
                  (iii) the amount of the Account as shown on the applicable Covered Person's books and records and all invoices and statements which may be delivered to Administrative Agent with respect thereto are actually and absolutely owing to the applicable Covered Person and are not in any way contingent; (iv) there are no setoffs, counterclaims or disputes existing or asserted with respect to the Account and the applicable Covered Person has not made any agreement with any Account Debtor for any deduction therefrom except a discount or allowance allowed by the applicable Covered Person in the ordinary course of its business for prompt payment; (v) Borrower has no knowledge of any facts, events or occurrences which in any way impair the validity or enforcement of the Account or tend to reduce the amount payable thereunder as shown on the applicable Covered Person's books and records and all invoices and statements


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                  delivered to Administrative Agent with respect thereto;
                  (vi) the Account is assignable; (vii) the Account arose in the ordinary course of the applicable Covered Person's business; (viii) to Borrower's knowledge, the Account Debtor with respect to the Account has the capacity to contract; (ix) the services furnished and/or goods sold giving rise to the Account are not subject to any Security Interest except the first priority, perfected Security Interest granted to Administrative Agent for the benefit of Lenders and except the Permitted Security Interests; and (x) to Borrower's knowledge, there are no proceedings or actions which are threatened or pending against the Account Debtor with respect to the Account.

                           10.36.2. INVENTORY. With respect to Inventory
                  scheduled, listed or referred to in any certificate, schedule, list or report given by any Covered Person, except as disclosed therein: (i) the applicable Covered Person has good and merchantable title to such Inventory subject to no Security Interest whatsoever except for the first priority, perfected Security Interest granted to Administrative Agent for the benefit of Lenders and except for existing Permitted Security Interests; (ii) such Inventory is of good and merchantable quality, free from any material defects; (iii) such Inventory is not subject to any licensing, patent, royalty, trademark, trade name or copyright agreements with any third parties; and (iv) the completion of manufacture and sale or other disposition of such Inventory by Administrative Agent or Lenders following an Event of Default shall not require the consent of any Person and shall not constitute a breach or default under any contract or agreement to which any Covered Person is a party or to which the Inventory is subject.

                           10.36.3. EQUIPMENT. With respect to each Covered
                  Person's Equipment: (i) such Covered Person has good and marketable title thereto; (ii) none of such Equipment is subject to any Security Interests except for the first priority, perfected Security Interest granted to Administrative Agent for the benefit of Lenders pursuant hereto and except for Permitted Security Interests; and
                  (iii) all such Equipment is in good operating condition and repair, ordinary wear and tear alone excepted, and is suitable for the uses to which customarily put in the conduct of such Covered Person's business. No Equipment used in the conduct of such Covered Person's business is leased, except for non-material items of office equipment, computer equipment and vehicles or except as otherwise permitted by this Agreement.

                           10.36.4. INTELLECTUAL PROPERTY. With respect to
                  the Intellectual Property of the Covered Persons: (i)
                  section 10.36.4 of the Disclosure Schedule contains a complete and correct list of all of each Covered Person's Intellectual Property; (ii) the Covered Person listed on the Disclosure Schedule as the owner thereof owns all right, title and interest in, under and to such Intellectual Property, subject to no licenses or any interest therein or other agreements relating thereto, except for the Security Agreement; (iii) none of such Intellectual Property is subject to any pending or, to such Covered Person's knowledge, threatened challenge which could reasonably be likely to have a Material Adverse Effect; (iv) to Borrower's knowledge, such Covered Person has not committed any patent, trademark, trade name, service mark or copyright infringement, and the present conduct of such Covered Person's business does not infringe any patents, trademarks, trade name rights, service marks, copyrights, publication rights, trade secrets or other proprietary rights of any Person which could reasonably be likely to have a Material Adverse Effect; and (v) there are no claims or demands of any Person pertaining to, or any proceedings which are pending or, to the knowledge of such Covered Person, threatened, which challenge such Covered Person's rights in respect of any proprietary or confidential


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                  information or trade secrets used in the conduct of such
                  Covered Person's business which could reasonably be likely to have a Material Adverse Effect.

                           10.36.5. DOCUMENTS, INSTRUMENTS AND CHATTEL
                  PAPER. All documents, instruments and chattel paper describing, evidencing or constituting Collateral, and all signatures and endorsements thereon, are complete, valid, and genuine, and all goods evidenced by such documents, instruments and chattel paper are owned by a Covered Person free and clear of all Security Interests other than Permitted Security Interests.

                  10.37.   CHIEF PLACE OF BUSINESS; LOCATIONS OF COLLATERAL.

                           10.37.1. The only chief executive office and the
                  principal places of business of each Covered Person are located at the places listed and so identified in section
                  10.37.1 of the Disclosure Schedule;

                           10.37.2. The books and records of each Covered
                  Person, and all of such Covered Person's chattel paper and all records of Accounts, are located only at the places listed and so identified in section 10.37.2 of the Disclosure Schedule; and

                           10.37.3. All of the Collateral (except for
                  Inventory which is in transit and real property and as permitted by Section 13.18 of this Agreement) is located only at the places listed and so identified in section
                  10.37.3 of the Disclosure Schedule; no Covered Person has an office or place of business other than as identified in section 10.37.3 of the Disclosure Schedule.

                  10.38. SECURITY DOCUMENTS. Each Security Agreement is effective to grant to Administrative Agent for the benefit of Lenders an enforceable Security Interest in the Personal Property Collateral described therein. Upon appropriate filing (as to all Personal Property Collateral in which a Security Interest may be perfected under the applicable state's UCC by filing a financing statement) or Administrative Agent's taking possession (as to items of the Personal Property Collateral of which a secured party must take possession in order to perfect a Security Interest under the applicable state's UCC), Administrative Agent will have a fully perfected first priority Security Interest in the Personal Property Collateral described in each Security Agreement, subject only to Permitted Security Interests affecting such Personal Property Collateral. Each Mortgage is effective to grant to Administrative Agent for the benefit of Lenders a legal, valid and enforceable mortgage lien on the Real Estate Collateral described therein. Upon proper recording thereof and payment of recording fees and taxes, if any, Administrative Agent will have for the benefit of Lenders a fully perfected first priority Security Interest on such Real Estate Collateral subject only to Permitted Security Interests affecting such Real Estate Collateral.

                  10.39. ELIGIBILITY OF COLLATERAL. Each Account, item of Equipment, or item of Inventory which Borrower, expressly or by implication, requests Administrative Agent to classify as an Eligible Account, Eligible Equipment, or as Eligible Inventory, respectively, will, as of the time when such request is made, conform in all respects to the requirements of such classification set forth in the respective definitions of Eligible Accounts, Eligible Equipment, and Eligible Inventory herein.

         11. MODIFICATION AND SURVIVAL OF REPRESENTATIONS. Except as specifically noted herein, Borrower may at any time after the initial Advances are made propose to Lenders in writing to modify the representations and warranties in Section 10, the representations and warranties in any other Loan Document and any other representation or warranty made in any certificate, report, opinion or other


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document delivered by Borrower pursuant to the Loan Documents. If the proposed modifications are satisfactory to Required Lenders as evidenced by their written assent thereto, then such representations and warranties shall be deemed and treated as so modified, but only as of the date of Borrower's written modification proposal. If such proposed modifications are not satisfactory to Required Lenders, then such proposed modifications shall not be deemed or treated as modifying such representations and warranties. All such representations and warranties, as made or deemed made as of a particular time, shall survive execution of each of the Loan Documents and the making of every Advance, and may be relied upon by Administrative Agent and Lenders as being true and correct as of the date when made or deemed made until all of the Loan Obligations are fully and indefeasibly paid, no Letters of Credit are outstanding and the Letter of Credit Exposure is irreversibly zero.

         12. AFFIRMATIVE COVENANTS. Borrower covenants and agrees that, while any of the Commitments remains in effect and until all of the Loan Obligations are fully and indefeasibly paid, no Letters of Credit are outstanding and the Letter of Credit Exposure is irreversibly zero, Borrower shall do, or cause to be done by each of the other Covered Persons, as applicable, the following:

                  12.1. USE OF PROCEEDS. The proceeds of Revolving Loan Advances and Swingline Advances shall be used by the Company solely to (i) provide for the working capital and Capital Expenditures requirements of the Company and its Subsidiaries, payment of dividends permitted hereunder, and general corporate purposes of the Company and its Subsidiaries, and (ii) to finance Permitted Acquisitions.

                  12.2. CORPORATE EXISTENCE. Each Covered Person shall maintain its existence in good standing and shall maintain in good standing its right to transact business in those states in which it is now or hereafter doing business, except where the failure to so qualify will not have and will not be reasonably likely to have a Material Adverse Effect on any Covered Person. Each Covered Person shall obtain and maintain all Material Licenses for such Covered Person.

                  12.3. MAINTENANCE OF PROPERTY AND LEASES. Each Covered Person shall maintain in good condition and working order, and repair and replace as required, all buildings, Equipment, machinery, fixtures and other real and personal property owned or leased by it whose useful economic life has not elapsed and which is reasonably necessary for the ordinary conduct of the business of such Covered Person. All of each Covered Person's inventory shall be produced in accordance with the Federal Fair Labor Standards Act of 1938 and all rules, regulations, and orders thereunder. No Covered Person shall permit any of its Equipment or other property to become a fixture to any real property not owned by any Covered Person.

                  12.4. INSURANCE. Each Covered Person shall at all times keep insured or cause to be kept insured, in insurance companies having a rating of at least "A-" by Best's Rating Service, all property owned by it of a character usually insured by others carrying on businesses similar to that of such Covered Person in such manner and to such extent and covering such risks as such properties are usually insured subject to deductibles and self-insured retention levels consistent with past practices. Each Covered Person also shall carry business interruption insurance in such amounts, in such manner and to such extent and covering such risks as such businesses are usually insured subject to deductibles and self-insured retention levels consistent with past practices. Each Covered Person shall at all times carry insurance, in insurance companies having a rating of at least "A-" by Best's Rating Service, against liability on account of damage to persons or property (including product liability insurance and insurance required under all Laws pertaining to workers' compensation) and covering all other liabilities common to such Covered Person's business, in such manner and to such extent as such coverage is usually carried by others conducting businesses similar to that of such Covered Person subject to deductibles and self-


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         insured retention levels consistent with past practices. All liability policies of insurance maintained hereunder shall name
         Administrative Agent as an additional insured for the benefit of Lenders; all policies of property insurance maintained hereunder shall reflect Administrative Agent's interest therein as a mortgagee for the benefit of the Lenders under a standard New York or Union mortgagee clause. Administrative Agent is authorized, but not obligated, as the attorney-in-fact for Borrower and for the benefit of Lenders, (i) prior to the occurrence of an Event of Default, with Borrower's consent (which consent shall not be unreasonably withheld), and upon the occurrence of an Event of Default, without Borrower's consent, to adjust and compromise proceeds payable under such policies of insurance, (ii) prior to the occurrence of an Event of Default, with Borrower's consent
         (which consent shall not be unreasonably withheld), and upon the occurrence of an Event of Default, without Borrower's consent, to collect, receive and give receipts for such proceeds in the name of Borrower, Administrative Agent and Lenders, and (iii) prior to the occurrence of an Event of Default, with Borrower's consent (which consent shall not be unreasonably withheld), and upon the occurrence of an Event of Default, without Borrower's consent, to endorse Borrower's name upon any instrument in payment thereof.
         Such power granted to Administrative Agent shall be deemed coupled with an interest and shall be irrevocable. All such policies of insurance maintained hereunder shall contain a clause providing that such policies may not be canceled, without 30 days prior written notice to Administrative Agent. Borrower shall upon request of Administrative Agent at any time furnish to Administrative Agent updated evidence of insurance (in the form required as a condition to Administrative Agent's lending hereunder) for such insurance. Notwithstanding the foregoing, if the Best's Rating Service rating of any insurance carrier(s) of the Borrower or any other Covered
         Person falls below "A-," then such event shall not be an Event of Default if, within 270 days of such downgrading, Borrower shall put in place insurance meeting the requirements of this Section with replacement insurance carrier(s) with a Best's Rating Service rating of at least "A-."

                  12.5. PAYMENT OF TAXES AND OTHER OBLIGATIONS. Each Covered Person shall promptly pay and discharge or cause to be paid and discharged, as and when due, any and all income taxes, federal or otherwise, lawfully assessed and imposed upon it, and any and all lawful taxes, rates, levies, and assessments whatsoever upon its properties and every part thereof, or upon the income or profits therefrom and all claims of materialmen, mechanics, carriers, warehousemen, landlords and other like Persons for labor, materials, supplies, storage or other items or services which if unpaid might be or become a Security Interest or charge upon any of its property; provided, however, that a Covered Person may diligently contest in good faith by appropriate proceedings the validity of any such taxes, rates, levies, or assessments, provided such Covered Person has established adequate reserves therefor in conformity with GAAP on the books of such Covered Person, and no Security Interest, other than a Permitted Security Interest, results from such non-payment.

                  12.6. COMPLIANCE WITH LAWS. Each Covered Person shall comply with all Material Laws. Without limiting the foregoing, each Covered Person shall (i) ensure, and cause each other Covered Person to ensure, that no person who owns a controlling interest in or otherwise controls Borrower or a Covered Person is or shall be
         (A) listed on the Specially Designated Nationals and Blocked Person List maintained by the Office of Foreign Assets Control ("OFAC"), Department of the Treasury, and/or any other similar lists maintained by OFAC pursuant to any authorizing statute, Executive Order or regulation or (B) a person designated under Section 1(b),
         (c) or (d) of Executive Order No. 13224 (September 23, 2001), any related enabling legislation or any other similar Executive Orders, and (ii) comply, and cause each other Covered Person to comply, with all applicable Bank Secrecy Act ("BSA") and anti-money laundering laws and regulations. The foregoing notwithstanding, each Covered Person that has delivered a Mortgage to Administrative Agent will comply with all Laws, including Environmental Laws and fire and building codes of


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         federal, state and local authorities applicable to the Collateral described in such Mortgage; except such as are being diligently contested by such Covered Person in good faith by appropriate proceedings; provided, however, that if the amount at issue in any such contest exceeds $500,000, unless Administrative Agent waives such requirement in Administrative Agent's sole discretion, Borrower shall promptly deposit with Administrative Agent cash collateral which in Administrative Agent's judgment must be adequate to pay and discharge each such contested item in full, together with all legal fees and costs that might be incurred by Administrative Agent (which legal fees and costs Borrower hereby agrees to pay or to cause such Covered Person to pay). Further, each Covered Person that has delivered a Mortgage to Administrative Agent will comply with all requirements of every board of fire underwriters or similar body whose requirements apply to similar property in the area where any of the Collateral described in such Mortgage is located.

                  12.7. TERMINATION OF PENSION BENEFIT PLAN. No Covered Person or ERISA Affiliate of such Covered Person shall terminate or amend any Pension Benefit Plan maintained by such Covered Person or such ERISA Affiliate if such termination or amendment would result in any liability to such Covered Person or such ERISA Affiliate under ERISA or any increase in current liability for the plan year for which such Covered Person or such ERISA Affiliate is required to provide security to such Pension Benefit Plan under the Code, which such liability could reasonably be expected to have a Material Adverse Effect on such Covered Person.

                  12.8. NOTICE TO ADMINISTRATIVE AGENT OF MATERIAL EVENTS. Borrower shall, promptly upon any Responsible Officer of Borrower obtaining knowledge or notice thereof, give notice to Administrative Agent of (i) any breach of any of the covenants in
         Section 12, 13, or 14; (ii) any Default or Event of Default; (iii) the commencement of any Material Proceeding; and (iv) any loss of or damage to any assets of a Covered Person or the commencement of any proceeding for the condemnation or other taking of any of the assets of a Covered Person, if insurance and/or condemnation proceeds in excess of $1,000,000 are likely to be payable as a consequence of such loss, damage or proceeding, or if such loss, damage or proceeding has or is reasonably likely to have a Material Adverse Effect on such Covered Person. In addition,

                           12.8.1. Borrower shall furnish to Administrative Agent from time to time all information which Administrative Agent reasonably requests with respect to the status of any Material Proceeding.

                           12.8.2. Borrower shall furnish to Administrative Agent from time to time all information which Administrative Agent requests with respect to any Pension Benefit Plan established by a Covered Person or an ERISA Affiliate of any Covered Person.

                           12.8.3.  Borrower shall promptly deliver to
                  Administrative Agent notice of any default or event of default, or the occurrence of any event which would with the passage of time, giving of notice or otherwise, constitute a default or event of default with respect to any of the Permitted Indebtedness which is in an amount which exceeds $500,000.

                           12.8.4. Borrower shall promptly deliver notice to Administrative Agent of the assertion by the holder of any capital stock, membership interest, or any other equity interest in a Covered Person or any Indebtedness of a Covered Person in the outstanding principal amount in excess of $500,000 that a default exists with respect thereto or that such Covered Person is not in compliance with the terms thereof, or of the threat or commencement by such holder of any enforcement action because of such asserted default or noncompliance (including any general shareholder suits).

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                           12.8.5.  Borrower shall, promptly after becoming
                  aware thereof, deliver notice to Administrative Agent of any pending or threatened strike, work stoppage, unfair labor practice claim or other labor dispute affecting a Covered Person which has or is reasonably likely to have a Material Adverse Effect on any Covered Person.

                           12.8.6. Borrower shall promptly deliver notice to Administrative Agent of any change in the name, state of organization, or form of organization of any Covered Person.

                           12.8.7. Borrower shall, promptly after becoming aware thereof, deliver notice to Administrative Agent of any event that has or is reasonably likely to have a Material Adverse Effect on any Covered Person.

                           12.8.8. Borrower shall, promptly after becoming aware thereof, deliver notice to Administrative Agent of an actual or alleged violation of any Material Law applicable to a Covered Person or the property of a Covered Person.

                           12.8.9. Borrower shall notify Administrative Agent promptly in writing of any fact or condition of which Borrower is aware which materially and adversely affects the value of its assets taken as a whole.

                           12.8.10. Borrower shall notify Administrative
                  Agent promptly in writing of any Security Interest of the type described in Sections 13.4.1 or 13.4.4 or of any contest of any Law of the type described in Section 12.6.

                           12.8.11. Borrower shall notify Administrative
                  Agent promptly in writing of any fact or condition of which Borrower is aware which materially adversely affects the value of the Collateral taken as a whole, or any adverse fact or condition or the occurrence of any event which causes loss or depreciation in the value of any material item of the Collateral other than ordinary depreciation, wear and tear, and the amount of such loss or depreciation. Borrower shall provide such additional information to Administrative Agent regarding the amount of any loss or depreciation in value of the Collateral as Administrative Agent may request from time to time. Borrower shall also provide other reports and information, in form and detail satisfactory to Administrative Agent, and documents as Administrative Agent may reasonably request from time to time concerning the Collateral.

                  12.9. BORROWING OFFICER. Borrower shall keep on file with Administrative Agent at all times an appropriate instrument naming each Borrowing Officer.

                  12.10. ACCOUNTING SYSTEM; TRACING OF PROCEEDS. Each Covered Person shall maintain a system of accounting established and administered in accordance with GAAP. Each Covered Person shall maintain detailed and accurate records of all transfers of any proceeds of the Loans from Borrower to such Covered Person. Borrower shall maintain detailed and accurate records of proceeds of the Loans and transfers of proceeds of the Loans (i) received by it from the Lenders, (ii) transferred from it to any other Covered Person, and (iii) received by it from another Covered Person. Borrower agrees that (a) the business operations of Borrower and each Covered Person are interrelated and complement one another, and such entities have a common business purpose and common management, and (b) the proceeds of Advances hereunder will benefit Borrower and each Covered Person, severally and jointly, regardless of which Borrower requests or receives part or all of any Advance.

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                  12.11.   FINANCIAL STATEMENTS. Borrower shall deliver to
         Administrative Agent for each Lender:

                           12.11.1. ANNUAL FINANCIAL STATEMENTS. Within 95
                  days after the close of each fiscal year of Borrower, year-end consolidated financial statements of Borrower and its Subsidiaries, containing a balance sheet, income statement, statement of cash flows and an audit report without qualification by an independent certified public accounting firm selected by Borrower and satisfactory to Administrative Agent, and accompanied by (i) a Compliance Certificate of the Chief Financial Officer or Treasurer of Borrower, (ii) the management letter and report on internal controls delivered by such independent certified public accounting firm in connection with their audit, if any, and (iii) if requested by Administrative Agent, any summary prepared by such independent certified public accounting firm of the adjustments proposed by the members of its audit team.

                           12.11.2. QUARTERLY FINANCIAL STATEMENTS. Within
                  50 days after the end of each fiscal quarter, unaudited consolidated financial statements of Borrower for each of the fiscal quarters not covered by the latest year-end financial statements, in each case containing a balance sheet, income statement, and statement of cash flows; and in connection with the delivery of such Financial Statements at the end of each fiscal quarter, a Compliance Certificate of the Chief Financial Officer or Treasurer of Borrower.

                  Each Compliance Certificate shall be in the form of
                  Exhibit 12.11, shall contain detailed calculations of the financial measurements referred to in Section 14 for the relevant periods, and shall contain statements by the signing officer to the effect that, except as explained in reasonable detail in such Compliance Certificate, (i) the attached Financial Statements are complete and correct in all material respects (subject, in the case of Financial Statements other than annual, to normal year-end audit adjustments) and have been prepared in accordance with GAAP applied consistently throughout the periods covered thereby and with prior periods (except as disclosed therein) (ii) all of the Representations and Warranties are true and correct as of the date such certification is given as if made on such date, and (iii) there is no Existing Default. If any Compliance Certificate delivered to Administrative Agent discloses that a representation or warranty is not true and correct, or that there is an Existing Default that has not been waived in writing by Required Lenders, such Compliance Certificate shall state what action Borrower has taken or proposes to take with respect thereto.

                           12.11.3. MONTHLY COMPLIANCE CERTIFICATE. Within
                  30 days after the end of each fiscal month, a Compliance Certificate, with respect to only Section 14.5 hereof, signed by the Chief Financial Officer or Treasurer of Borrower and shall contain statements by the signing officer to the effect that, except as explained in reasonable detail in such Compliance Certificate, (i) all of the Representations and Warranties are true and correct as of the date such certification is given as if made on such date, and (ii) there is no Existing Default.

                  12.12. OTHER FINANCIAL INFORMATION. Borrower shall also deliver the following to Administrative Agent:

                           12.12.1. STOCKHOLDER REPORTS. Upon the reasonable
                  request of Administrative Agent, copies of any proxy statements, financial statements and reports which Borrower makes available to its stockholders, members or partners.

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                           12.12.2. PENSION BENEFIT PLAN REPORTS. Promptly
                  upon the reasonable request of Administrative Agent at any time or from time to time, a copy of each annual report or other filing or notice filed with respect to each Pension Benefit Plan of a Covered Person or an ERISA Affiliate of a Covered Person.

                           12.12.3. TAX RETURNS. Promptly upon the
                  reasonable request of Administrative Agent at any time or from time to time, a copy of each federal, state, or local tax return or report filed by Borrower.

                  12.13. ANNUAL PROJECTIONS. Within 60 days after the first day of each fiscal year of Borrower, projected balance sheets, statements of income and expense, and statements of cash flows for Borrower and every other Covered Person as of the end of and for each fiscal quarter of such fiscal year and on an annual basis for the next two succeeding fiscal years, in such detail as Administrative Agent may reasonably require.

                  12.14. OTHER INFORMATION. Promptly upon the reasonable request of Administrative Agent, Borrower shall promptly deliver to Administrative Agent such other information about the business, operations, revenues, financial condition, property, or business prospects of Borrower and every other Covered Person as Administrative Agent may, from time to time, reasonably request.

                  12.15. ACCESS TO OFFICERS AND AUDITORS. Each Covered Person shall, within five Business Days of a request from a Lender or Administrative Agent, permit any Lender and Administrative Agent and each of their representatives and agents to discuss the business, operations, revenues, financial condition, property, or business prospects of such Covered Person with its officers, employees, accountants and independent auditors as often as Administrative Agent may request in its reasonable discretion, and such Covered Person shall direct such officers, employees, accountants and independent auditors to cooperate with Administrative Agent, Lenders, and their representatives and agents, and make full disclosure to Administrative Agent, Lenders, and their representatives and agents, of those matters that they may deem relevant to the continuing ability of Borrower timely to pay and perform the Loan Obligations.

                  12.16. ACQUISITION DOCUMENTS. Borrower shall fully perform all of its material obligations under all Acquisition Documents, and shall enforce all of its rights and remedies thereunder as it deems appropriate in its reasonable business judgment; provided, however, that Borrower shall not take any action or fail to take any action which would result in a waiver or other loss of any material right or remedy of Borrower thereunder.

                  12.17. FURTHER ASSURANCES. Borrower shall execute and deliver, or cause to be executed and delivered, to Administrative Agent such documents and agreements, and shall take or cause to be taken such actions, as Administrative Agent may from time to time reasonably request to carry out the terms and conditions of this Agreement and the other Loan Documents. Without limiting the foregoing, in the event all or any portion of the Real Estate Collateral is condemned, Borrower shall fully cooperate with Administrative Agent and shall execute such documents and provide such surveys and other information as may be necessary for Administrative Agent to obtain a new or updated title insurance policy.

                  12.18. COVERED PERSONS. Borrower shall cause each other Covered Person to comply with each of the terms and provisions of this Agreement and the other Loan Documents, and Borrower acknowledges and agrees that failure of Borrower or any Covered Persons to comply with the terms of this Agreement and the other Loan Documents, shall be a Default hereunder and thereunder.

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                  12.19.   GUARANTEES. Upon the request of the Administrative
         Agent or the Required Lenders, Borrower shall cause any Subsidiaries of Borrower to execute a Guaranty of all of the Loan Obligations in form and substance reasonably satisfactory to Administrative Agent and to provide such authorizing resolutions, certificates of incumbency and other corporate documents as may be reasonably requested by Administrative Agent in connection therewith.

                  12.20. APPRAISALS OF EQUIPMENT. Administrative Agent or Persons authorized by and acting on behalf of Administrative Agent, as often as Administrative Agent may deem necessary, may perform or have performed on its behalf an appraisal of Borrower's Equipment by an appraiser reasonably acceptable to Administrative Agent and prepared on a basis reasonably satisfactory to Administrative Agent. While there is an Existing Default, Borrower shall reimburse Administrative Agent for all costs and reasonable expenses actually incurred by it in conducting or having conducted each such appraisal plus Administrative Agent's other actual out-of-pocket costs and expenses incurred in connection therewith, and appraisals conducted during such Existing Default shall not count towards the appraisals described in the next sentence. While there is no Existing Default, Borrower shall reimburse Administrative Agent for all costs and reasonable expenses actually incurred by it in conducting or having conducted one appraisal in each year plus Administrative Agent's other actual out-of-pocket costs and expenses. Each Covered Person shall cooperate with Administrative Agent and such Persons in the conduct of such appraisals and shall deliver to Administrative Agent or such Persons any documents or instruments necessary for Administrative Agent or such Persons to perform such appraisals. Notwithstanding the foregoing, Borrower shall pay for the initial appraisal examination conducted by Administrative Agent prior to the Effective Date.

                  12.21. LIFE INSURANCE. Borrower shall pay all premiums and other amounts due under the Life Insurance Policies. At all times while any Indebtedness permitted by Section 13.2.7 is outstanding, Borrower shall at all times keep the Life Insurance Policies relating to such Indebtedness in full force and effect, except with respect to any such Life Insurance Policies with respect to which the insured person under such policy has died.

                  12.22.   MAINTENANCE OF SECURITY INTERESTS OF SECURITY
         DOCUMENTS.

                           12.22.1. PRESERVATION AND PERFECTION OF SECURITY
                  INTERESTS. Borrower shall promptly, upon the reasonable request of Administrative Agent and at Borrower's expense, execute, acknowledge and deliver, or cause the execution, acknowledgment and delivery of, and thereafter file or record in the appropriate governmental office, any document or instrument supplementing or confirming the Security Documents or otherwise deemed necessary by Administrative Agent to create, preserve or perfect any Security Interest purported to be created by the Security Documents or to fully consummate the transactions contemplated by the Loan Documents. The foregoing actions by Borrower shall include (i) filing financing or continuation statements, and amendments thereof, in form and substance satisfactory to Administrative Agent; (ii) delivering to Administrative Agent the originals of all instruments, documents and chattel paper, and all other Collateral of which Administrative Agent determines it should have physical possession in order to perfect and protect Administrative Agent's Security Interest for the benefit of Lenders therein, duly endorsed or assigned to Administrative Agent without restriction; (iii) delivering to Administrative Agent warehouse receipts covering any portion of the Collateral located in warehouses and for which warehouse receipts are issued; (iv) while an Event of Default has occurred and is continuing, transferring Inventory to warehouses designated by Administrative Agent; (v) delivering to Administrative Agent all letters of credit on which Borrower is named beneficiary;


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                  (vi) placing a durable notice of the existence of
                  Administrative Agent's Security Interest for the benefit of Lenders, acceptable to Administrative Agent, upon such items of the Collateral as are designated by Administrative Agent; and (vii) placing a notice of the existence of Administrative Agent's Security Interest for the benefit of Lenders, acceptable to Administrative Agent, upon those writings evidencing the Collateral and the books and records of Borrower pertaining to the Collateral, as designated by Administrative Agent.

                           12.22.2. COLLATERAL HELD BY WAREHOUSEMAN, BAILEE,
                  ETC. Subject to Section 13.18, if any Collateral is at any time in the possession or control of a warehouseman, bailee or any of Borrower's or any Covered Person's agents or processors, then Borrower shall notify Administrative Agent thereof and shall notify such Person of Administrative Agent's Security Interest for the benefit of Lenders in such Collateral and, upon Administrative Agent's request, instruct such Person to hold all such Collateral for Administrative Agent's account subject to Administrative Agent's instructions. Subject to Section 13.18, if at any time any Collateral is located on any premises that are not owned by a Covered Person, then Borrower shall obtain or cause to be obtained written waivers, in form and substance satisfactory to Administrative Agent, of all present and future Security Interests to which the owner or lessor or any mortgagee of such premises may be entitled to assert against the Collateral.

                           12.22.3. COMPLIANCE WITH TERMS OF SECURITY
                  DOCUMENTS. Each Covered Person shall comply with all of the terms, conditions and covenants in the Security Documents to which such Covered Person is a party.

                  12.23. APPRAISALS OF COLLATERAL. Upon Administrative Agent's request at any time if there is an Existing Default, Borrower shall promptly reimburse Administrative Agent for the cost of any appraisals of the Collateral performed during the continuance of an Existing Default, as Administrative Agent may specify, prepared on a basis satisfactory to Administrative Agent and from appraisers chosen by and acceptable to Administrative Agent.

                  12.24. REVIEW OF ACCOUNTS AND INVENTORY. Not less often than annually, and promptly at Administrative Agent's reasonable request if there is an Existing Default, Borrower shall conduct (and shall cause each other Covered Person to conduct) a review of its Accounts, bad debt reserves, and collection histories of Account Debtors and promptly following such review provide Administrative Agent with a report of such review in form and detail satisfactory to Administrative Agent.

                  12.25. EXAMS BY ADMINISTRATIVE AGENT. Administrative Agent or Persons authorized by and acting on behalf of Administrative
         Agent may at any time during normal business hours examine the books and records and inspect any of the property of each Covered Person from time to time upon reasonable notice to such Covered Person, and in the course thereof may make copies or abstracts of such books and records and discuss the affairs, finances and books and records of such Covered Person with its accountants, independent auditors (and the Borrower hereby authorizes such independent auditors to discuss such financial matters with Administrative Agent or any representative thereof), officers and employees. Each Covered Person shall cooperate with Administrative Agent and such Persons in the conduct of such examinations and shall deliver to Administrative Agent any instrument necessary for Administrative Agent to obtain records from any service bureau maintaining records for such Covered Person. Borrower shall reimburse Administrative Agent for all reasonable costs and expenses incurred by it in


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         conducting each examination. Notwithstanding the foregoing, in the absence of an Existing Default, Administrative Agent shall be limited to one such reimbursed exam per fiscal year.

                  12.26. LOCKBOX. Any lockboxes opened or created by Borrower or any Subsidiary after July 20, 2005, shall be opened and maintained at one or more of the Lenders.

                  12.27. ASSET COVERAGE. Borrower shall promptly, upon the reasonable request of Administrative Agent (without waiving any Default or Event of Default by making such request or accepting any additional assets) and at Borrower's expense, deliver or cause to be delivered additional assets of the type and nature contained in the definition of Asset Coverage and reasonably acceptable to Administrative Agent and the Required Lenders as may be necessary from time to time to remain in compliance with Section 14.5.

                  12.28. DELAYED SITES. On or before January 27, 2006, Borrower shall cause the number of the Delayed Sites necessary to be in compliance with the Asset Coverage covenant set forth in
         Section 14.5 to meet, as determined by Administrative Agent in its reasonable discretion, each of the requirements set forth in
         Section 8.1.10. At the closing of the Delayed Sites or on January 27, 2005, whichever occurs first, Borrower shall provide a Compliance Certificate for the Asset Coverage covenant set forth in
         Section 14.5 showing compliance with such covenant.

         13. NEGATIVE COVENANTS. Borrower covenants and agrees that, while any of the Commitments remain in effect and until all of the Loan Obligations are fully and indefeasibly paid, no Letters of Credit are outstanding and the Letter of Credit Exposure is zero, Borrower shall not, directly or indirectly, do any of the following, or permit any Covered Person to do any of the following:

                  13.1. INVESTMENTS. Make any Investments in any other Person except the following:

                           13.1.1.  Investments in (i) interest-bearing
                  United States government obligations; (ii) certificates of deposit issued by any Lender; (iii) prime commercial paper rated A1 or better by Standard and Poor's Corporation or Prime P1 or better by Moody's Investor Service, Inc.; (iv) agreements involving the sale to a Covered Person of United States government securities and their guarantied repurchase the next Business Day by a commercial bank chartered under the Laws of the United States or any state thereof which has capital and surplus of not less than $500,000,000; or (v) certificates of deposit issued by and time deposits which do not extend more than 364 days or money market accounts, with any commercial bank chartered under the Laws of the United States or any state thereof which has capital and surplus of not less than $500,000,000.

                           13.1.2. Accounts arising in the ordinary course of business and payable in accordance with Borrower's customary trade terms.

                           13.1.3.  Any Investments that are Permitted
                  Acquisitions.

                           13.1.4. Investments existing on the Execution Date and disclosed in section 10.17 of the Disclosure Schedule.

                           13.1.5. Notes or equity interests received by a Covered Person in settlement of Indebtedness of other Persons to such Covered Person that was incurred in the ordinary course of such Covered Person's business.

                           13.1.6. Investments by any Covered Person in any other Covered Person.

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                           13.1.7.  Loans to members of Borrower's management
                  to finance the exercise of Approved Options and the payment of income taxes in connection therewith in a net aggregate cash amount not exceeding $250,000.

                  13.2. INDEBTEDNESS. Create, incur, assume, or allow to exist any Indebtedness of any kind or description, except the following:

                           13.2.1. Indebtedness to trade creditors incurred in the ordinary course of business, to the extent that it is not overdue past the original due date by more than 60 days (unless such Indebtedness is being contested in good faith by such Covered Person and adequate reserves under GAAP have been made).

                           13.2.2.  The Loan Obligations.

                           13.2.3.  Indebtedness secured by Permitted
                  Security Interests.

                           13.2.4. Indebtedness under Capital Leases up to $7,500,000 in original capitalized cost outstanding at any time in the aggregate.

                           13.2.5. Indebtedness up to $3,000,000 in the aggregate outstanding at any time secured by Security Interests permitted under Section 13.4.5.

                           13.2.6. Unsecured Indebtedness up to $4,000,000 in the aggregate principal amount outstanding at any time.

                           13.2.7. Indebtedness up to the cash value of the Life Insurance Policies.

                           13.2.8. If there is no Existing Default and no Default or Event of Default would reasonably be likely to result from the incurrence of the following Indebtedness, subject to the other terms and conditions of this Agreement (including, without limitation, Section 6.3.3.2) and if modifications to this Agreement due to the incurrence of such Indebtedness are made as the Administrative Agent and the Required Lenders may reasonably require, unsecured Indebtedness (pari passu with the Loan Obligations), on terms and conditions reasonably satisfactory to Administrative Agent and the Required Lenders, and which shall be subject to an intercreditor agreement(s) reasonably acceptable to the Administrative Agent.

                           13.2.9. Non-interest bearing Indebtedness up to $5,000,000 in the aggregate outstanding at any time owing to a Seller which is (A) incurred in connection with a Permitted Acquisition, (B) incurred as a deferred purchase price payment for the assets being purchased by Borrower pursuant to such Permitted Acquisition, (C) due and payable in full no later than one year following the closing date of the Permitted Acquisition, and (D) not secured by a Security Interest on any asset of Borrower or any other Covered Person (although Borrower may, in its discretion, provide a Letter of Credit to such seller to secure the Indebtedness described in this Section 13.2.9).

                           13.2.10. Indebtedness incurred to finance the
                  premiums for Borrower's or any other Covered Person's property, casualty and workers' compensation insurance policies and the Person who finances such premiums may have a prior claim to any refunds and unearned premiums with regards to the premiums such Person has financed, but which such claims shall be subject to and junior in all respects to Administrative Agent's rights as loss payee, mortgagee and additional insured under such policies.

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                  13.3.   INDIRECT OBLIGATIONS. Create, incur, assume or allow
         to exist any Indirect Obligations except Indirect Obligations existing on the Execution Date and disclosed on section 10.9 of the Disclosure Schedule and Indirect Obligations of a Covered Person with respect to the Permitted Indebtedness of any other Covered Person. Except for liabilities under the leases described in
         Section 10.26, no Dormant Subsidiary shall create, incur or allow to exist any Indirect Obligation or Indebtedness.

                  13.4. SECURITY INTERESTS. Create, incur, assume or allow to exist any Security Interest upon all or any part of its property, real or personal, now owned or hereafter acquired, except the following:

                           13.4.1. Security Interests for taxes, penalties, assessments or governmental charges not delinquent or being diligently contested in good faith and by appropriate proceedings and for which adequate book reserves in accordance with GAAP are maintained; provided, further, however, that if the amount of any such tax, penalty, assessment, or charge exceeds $500,000, unless Administrative Agent waives such requirement in Administrative Agent's sole discretion, Borrower shall promptly deposit with Administrative Agent cash collateral which in Administrative Agent's judgment must be adequate to pay and discharge any such item in full, together with all legal fees and costs that might be incurred by Administrative Agent (which legal fees and costs Borrower hereby agrees to pay).

                           13.4.2.  Security Interests arising out of
                  deposits in connection with workers' compensation insurance, unemployment insurance, old age pensions, or other social security or retirement benefits legislation.

                           13.4.3.  Deposits or pledges to secure bids,
                  tenders, contracts (other than contracts for the payment of money), leases, statutory obligations, surety and appeal bonds, and other obligations of like nature arising in the ordinary course of business.

                           13.4.4. Security Interests imposed by any Law, such as mechanics', workmen's, materialmen's, landlords', carriers', or other like Security Interests arising in the ordinary course of business which secure payment of obligations which are not past due or which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP are maintained on Borrower's books; provided, further, however, that if the amount of any such Security Interest exceeds $500,000, unless Administrative Agent waives such requirement in Administrative Agent's sole discretion, Borrower shall promptly deposit with Administrative Agent cash collateral which in Administrative Agent's judgment must be adequate to pay and discharge any such item in full, together with all legal fees and costs that might be incurred by Administrative Agent (which legal fees and costs Borrower hereby agrees to pay).

                           13.4.5.  Purchase money Security Interests
                  securing payment of the purchase price of capital assets the amount of which otherwise permitted under Section
                  13.2.5 in an aggregate principal amount outstanding at any one time that does not exceed $3,000,000, which such Security Interests only secure the assets purchased with the proceeds of such Indebtedness.

                           13.4.6. Security Interests on assets subject to Capital Leases to the extent permitted by Section 13.2.4.


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                           13.4.7.  Security Interests in favor of the issuer
                  of the Life Insurance Policies on the cash value of the Life Insurance Policies to secure the Indebtedness permitted by Section 13.2.7 to such issuer of the Life Insurance Policies to the extent of such Indebtedness.

                           13.4.8.  Security Interests in favor of the
                  Administrative Agent to secure the Loan Obligations.

                           13.4.9.  Security Interests securing the
                  Indebtedness permitted by Section 13.2.10.

At no time shall Borrower or any Covered Person allow to exist on or against its assets any financing statements, mortgages or similar documents, except as permitted in Section 13.4.5, 13.4.6, 13.4.8 and 13.4.9.

                  13.5. ACQUISITIONS. Acquire stock, membership interests, or any other equity interest in a Person, or acquire all or substantially all of the assets of a Person (including without limitation assets comprising all or substantially all of an unincorporated business unit or division of any Person), except for Permitted Acquisitions. Permitted Acquisition means an acquisition of the stock, membership interests, or any other equity interest in a Person, or the acquisition of some or all or substantially all of the assets of a Person (including without limitation assets comprising all or substantially all of an unincorporated business unit or division of any Person), which satisfies each of the following conditions: (i) the Borrower or a Guarantor is the Acquiring Company (and if the Covered Person making the acquisition is not a party to the Guaranty, it will execute a joinder to the Guaranty or execute a new Guaranty, in each case in form and substance reasonably acceptable to Administrative Agent), (ii) the Borrower or a Guarantor is the Surviving Company, (iii) the Target Company is in a substantially similar line of business as Borrower or a Guarantor, (iv) except for Permitted Acquisitions (including, without limitation, Small Permitted Acquisition) with an aggregate gross purchase price of less than $5,000,000 in each Loan Year (to which this clause (iv) shall not apply), Target Company has an EBITDA (provided, however, that with respect to the purchase of assets of less than an entire Target Company, EBITDA will be calculated on a proforma basis prepared in good faith based on reasonable assumptions) in excess of zero Dollars for the twelve month period ended on the last day of the calendar month most recently ended prior to the date such acquisition is consummated,
         (v) there is no Existing Default, no Default or Event of Default has occurred and is continuing, and no Default or Event of Default will occur or is reasonably likely to occur as a result of or due to such acquisition, (vi) the Maximum Available Amount exceeds the Aggregate Revolving Loan by at least $10,000,000 after giving effect to such acquisition, (vii) the purchase price (including without limitation any deferred purchase price, seller notes, assumed Indebtedness, or similar items) together with all expenses incurred in connection with such acquisition does not exceed $25,000,000 in the aggregate for all Permitted Acquisitions (including, without limitation, acquisitions with negative EBITDA and Small Permitted Acquisitions) from and after the Effective
         Date, (viii) simultaneously with the closing of such acquisition, the Target Company or the Surviving Company, as the case may be, executes and delivers to Administrative Agent, if requested by the Administrative Agent, a joinder agreement satisfactory to Administrative Agent in which such Target Company or Surviving Company becomes a Guarantor under the Guaranty, (ix) prior to the closing of such acquisition, a Responsible Officer of Borrower delivers to Administrative Agent a certificate on behalf of Borrower certifying that such acquisition is a Permitted Acquisition; (x) such acquisition is friendly, rather than hostile, in nature, and (xi) except for any Permitted Acquisition with a gross purchase price of less than $2,000,000 including without limitation any deferred purchase price, seller notes, assumed Indebtedness, or similar items (a

         "Small Permitted Acquisition"), Borrower has, no less than 15 days prior to making such acquisition, prepared and furnished to Administrative Agent (and Administrative Agent shall use its reasonable efforts to promptly provide such information to each Lender) (A) the proforma financial statements described below for the Target Company (if such acquisition is structured as a purchase of equity) or the Surviving Company (if such acquisition is structured as a purchase of assets or a merger), demonstrating to the satisfaction of Administrative Agent that the Target Company, all Surviving Companies, and Borrower, as the case may be, will be Solvent upon consummation of such acquisition and upon the passage of time thereafter, and that none of the covenants in Section 14 will be violated as a consequence of such acquisition or with the passage of time thereafter, (B) a proforma Compliance Certificate showing compliance with Section 14 of this Agreement, after giving effect to such Permitted Acquisition, and (C) copies of the audited financial statements (if available, or unaudited financial statements if no audited financial statements exist) for the Target Company for the three fiscal years most recently ended (if available) and for each of the completed fiscal quarters in the then current fiscal year. The proforma financial statements referred to in clause (xi) shall contain consolidated balance sheets, income statements, statements of cash flows and such other reports and disclosures of Borrower as well as the Target Company (if such Permitted Acquisition is structured as a purchase of equity) or the Surviving Company (if such Permitted Acquisition is structured as a purchase of assets or a merger) and shall cover such forecast periods, as Administrative Agent may in its reasonable discretion require. Borrower shall provide written notice to Administrative Agent promptly after the closing of each Small Permitted Acquisition.

                  13.6. DISPOSAL OF PROPERTY. Sell, transfer, exchange, lease, or otherwise dispose of any of its assets except (i) sales of inventory in the ordinary course of business or other sales in the ordinary course of business as contemplated by Section 6.3.3.1,
         (ii) the sale or disposition of obsolete or unused assets, and
         (iii) sales or dispositions up to $2,000,000 in the aggregate during each Fiscal Year unless the net proceeds therefrom are applied as required by Section 6.3.3.1. Transactions permitted by
         Section 13.13 are not subject to this Section.

                  13.7.    STOCK DIVIDENDS; DISTRIBUTIONS/REDEMPTIONS.

                           13.7.1. While there is an Existing Default or a Default or Event of Default would reasonably be likely to result from the making of a Stock Dividend, or while there is a reasonable likelihood of a change in control of the Borrower which would not be permitted by this Agreement, directly or indirectly declare or make, or incur any liability to make, any Stock Dividend to any Person, other than from one Covered Person to another.

                           13.7.2.  Make or consummate any Redemption/
                  Distribution (of the type described in clause (i) of such definition) of the Borrower's common stock except any Redemption/ Distribution (of the type described in clause
                  (i) of such definition) of the Borrower's common stock:
                  (A) up to $10,000,000 in the aggregate during the term of this Agreement, and (B) if, at the time of any such Redemption/Distribution, there is no Existing Default and no Default or Event of Default would reasonably be likely to result from the consummation of any such Redemption/Distribution. Make or consummate any Redemption/Distribution (of the type described in clauses
                  (ii) or (iii) of such definition) of any class of the Borrower's stock or debt securities unless otherwise expressly permitted by this Agreement.

                           13.7.3. For purposes of this Section, a Stock Dividend means any cash dividend or payment to shareholders. For purposes of this Section, a

                  Redemption/Distribution means and includes, with respect to a Covered Person, (i) any acquisition or redemption of any outstanding stock, membership interests or other equity interest of such Covered Person, (ii) any retirement or prepayment of debt securities before their regularly scheduled maturity dates, and (iii) any loan or advance to a shareholder or partner (other than loans made to assist in the exercise of Approved Options).

                  13.8. CHANGE OF CONTROL. (A) (i) With respect to Borrower, merge or consolidate with or into another Person, except in connection with a Permitted Acquisition, the Borrower may merge with a Target Company so long as it is the Surviving Company, and
         (ii) with respect to any other Covered Person (other than Borrower, which is addressed in clause (i)), merge or consolidate with or into another Person except another Covered Person, and except in connection with a Permitted Acquisition, a Covered Person (other than Borrower, which is addressed in clause (i)) may merge with a Target Company so long as the Surviving Company either is or becomes a Guarantor; or (B) with respect to Borrower (i) permit any Person or Group to become the record or beneficial owner, directly or indirectly, on a fully diluted basis, of securities representing 25% or more of the voting power of Borrower's then outstanding securities having the power to vote or 25% or more of Borrower's then outstanding capital stock, or to acquire the power to elect a majority of the Board of Directors of Borrower, or (ii) permit any Person or Group other than Borrower to own, directly or indirectly, any capital stock of Borrower's Subsidiaries (except, with regards to foreign Subsidiaries, director/officer qualifying shares).

                  13.9. AMENDMENT TO CHARTER DOCUMENTS. Change its state of incorporation or formation or otherwise amend, modify, supplement, restate, replace, or change any of its Charter Documents, except to the extent such change could not reasonably be expected to adversely affect Administrative Agent or any Lender.

                  13.10. CAPITAL STRUCTURE; EQUITY SECURITIES. Make any change in the capital structure of any Covered Person which has or is reasonably likely to have a Material Adverse Effect on any Covered Person; or issue or create any stock, membership interest, or other equity interest (or class or series thereof), or non-equity interest that is convertible into stock, membership interests or other equity interest (or class or series thereof), in any Covered Person, except stock, membership interests, or other equity interests (or class or series thereof) that are subordinated in right of payment to all the Loan Obligations in a manner satisfactory to Administrative Agent and if Borrower complies with the other terms and conditions of this Agreement (including, without limitation, Section 6.3.3.3).

                  13.11. CHANGE OF BUSINESS. Engage in any business other than substantially as conducted on the Effective Date.

                  13.12. CONFLICTING AGREEMENTS. Enter into any agreement, that would, if fully complied with by it, result in a Default or Event of Default either immediately or upon the elapsing of time.

                  13.13. SALE AND LEASEBACK TRANSACTIONS. Except for transactions up to $8,000,000 in the aggregate during the term hereof, enter into any agreement or arrangement with any Person providing for any Covered Person to lease or rent property that Borrower has or will sell or otherwise transfer to such Person.

                  13.14.   FISCAL YEAR. Change its fiscal year.

                  13.15. TRANSACTIONS HAVING A MATERIAL ADVERSE EFFECT ON COVERED PERSON. Enter into any transaction which has or is reasonably likely to have a Material Adverse Effect on any Covered Person; or enter into any transaction, or take or contemplate taking any other action, or omit or contemplate omitting to take any action, which any Responsible Officer knows, or reasonably should know is likely to cause a Default or Event of Default hereunder.

                  13.16. TRANSACTIONS WITH AFFILIATES. Enter into or be a party to any transaction or arrangement, including the purchase, sale or exchange of property of any kind or the rendering of any service, with any Affiliate (other than a Covered Person), or make any loans or advances to any Affiliate (other than to a Covered Person and otherwise permitted hereunder), except that each Covered Person may engage in such transactions in the ordinary course of business and pursuant to the reasonable requirements of its business and on fair and reasonable terms substantially as favorable to it as those which it could obtain in a comparable arm's-length transaction with a non-Affiliate. No Covered Person may pay any management or other similar fees to any Affiliate that is not a Covered Person.

                  13.17. PREPAYMENT. Make any nonscheduled prepayment on any Indebtedness (other than the Loan Obligations) if there is an Existing Default or a Default or Event of Default is reasonably likely to occur as a result of any such payment.

                  13.18. BAILMENTS; CONSIGNMENTS; WAREHOUSING. Other than ordinary course of business storage at customers of no more than thirty (30) consecutive days for any item of Inventory, store any Inventory in excess of $250,000 in the aggregate with a bailee, warehouseman, consignee or pursuant to an express or implied agreement establishing a bailment or consignment of Inventory or similar arrangement, unless Administrative Agent has received a written acknowledgment satisfactory to Administrative Agent from the third party involved which acknowledges the prior perfected Security Interest of Administrative Agent for the benefit of Lenders in such Inventory, provided, however, no landlord consent shall be required from the landlord of the Hempstead New York locations (although none of the Borrower's assets located at the Hempstead New York locations shall be included in the definition of Asset Coverage). Other than Inventory, store any Collateral in excess of $250,000 in the aggregate with a bailee, warehouseman, consignee or pursuant to an express or implied agreement establishing a bailment or consignment or similar arrangement, unless Administrative Agent has received a written acknowledgment satisfactory to Administrative Agent from the third party involved which acknowledges the prior perfected Security Interest of Administrative Agent for the benefit of Lenders in such Collateral.

                  13.19. SUBSIDIARIES. Organize, create or acquire any Subsidiary unless it is part of a Permitted Acquisition or Borrower has obtained the prior written consent of Administrative Agent thereto (which consent shall not be unreasonably withheld) and contemporaneously with the organization, creation or acquisition of such Subsidiary, the applicable Covered Person and such Subsidiary executes and delivers to Administrative Agent for the benefit of Lenders the following additional documents: an unlimited guaranty of the Loan Obligations by such Subsidiary, a pledge of the capital stock or membership interests of such Covered Person in such Subsidiary, and other Security Documents requested by Administrative Agent so as to grant Administrative Agent, for the benefit of the Lenders, a perfected, first priority security interest in all real and personal property of such Subsidiary.

                  13.20. DORMANT SUBSIDIARIES. Allow or permit any Dormant Subsidiary to, and no Dormant Subsidiary shall (i) have or hold any assets of any kind or nature other than the equity interests of any other Dormant Subsidiary, and (ii) have or incur any liabilities, obligations or

         Indebtedness of any kind other than incidental corporate maintenance items and incidental franchise tax liabilities related its corporate existence and other than liabilities under leases assigned to Healthcare Uniform Company, Inc. and for which Healthcare Uniform Company, Inc. is primarily liable. Allow or permit any transfer of any assets or liabilities to any Dormant Subsidiary.

         14.      FINANCIAL COVENANTS.

                  14.1. SPECIAL DEFINITIONS. As used in this Section 14 and elsewhere herein, the following capitalized terms have the following meanings:

         Asset Coverage means (i) 85% of the total outstanding principal balance of all of Borrowers' Eligible Accounts, plus (ii) the
                                                         ----
         lesser of (A) 25% of the Book Value of all Eligible Inventory and
         (B) Ten Million Dollars ($10,000,000), plus (iii) without
                                                ----
         duplication (A) 80% of the appraised orderly liquidation value of all Eligible Equipment (including Eligible Equipment acquired in a Permitted Acquisition), or (B) with respect to any new Eligible Equipment acquired after the date of Administrative Agent's most recent appraisal of Eligible Equipment 80% of the original invoice cost (excluding soft costs) of such new Eligible Equipment (until the next appraisal) or (C) with respect to any Eligible Equipment acquired in a Permitted Acquisition, 80% of the book value of such Eligible Equipment for a period of up to the earlier to occur of the date such Eligible Equipment acquired in a Permitted Acquisition is subject to an appraisal acceptable to Administrative Agent or 180 days following the closing of the Permitted Acquisition, plus (iv) 75% multiplied by the net result of (A) the appraised value of the Real Estate Collateral as such value is determined by an appraisal acceptable to Administrative Agent, provided, however, with respect to the Delayed Sites, until the earlier to occur of January 27, 2006 or the date the requirements set forth in Section 8.1.10 are met to the reasonable satisfaction of the Administrative Agent so as to cause the Asset Coverage covenant set forth in Section 14.5 to be met, the net amount of all the Delayed Sites for purposes of this clause (iv) shall be deemed to be $15,181,898, provided further, however, on January 27, 2006 such $15,181,898 amount shall be the appraised value of the Delayed Sites, if any, meeting the requirements of Section 8.1.10 as reasonably determined by Administrative Agent, minus (B) $2,975,000 and minus (C) such other amounts as the Administrative Agent may deem reasonably necessary due to environmental conditions or perceived environmental conditions at the Delayed Sites. Once (i) any item of Eligible Equipment is included in "Asset Coverage" the value of such Eligible Equipment shall be reduced based on a straight seven (7) year amortization schedule, and (ii) any parcel of the Real Estate Collateral is included in "Asset Coverage" the value of such Real Estate Collateral (based on the most recent appraisal of such Real Estate Collateral prepared by or on behalf of Administrative Agent) shall be reduced based on a straight twenty (20) year amortization schedule.

         EBITDA means, with respect to any fiscal period of Borrower, the consolidated Net Income of the Borrower and its Subsidiaries for such fiscal period, as determined in accordance with GAAP and reported on the Financial Statements for such period, plus, only to
                                                               ----
         the extent deducted from Net Income in accordance with GAAP (i) without duplication, the sum of (A) Interest Expense in such period, (B) income tax expense accrued for in such period, (C) amortization of goodwill and other intangible assets and depreciation expense taken or accrued for in such period, (D) any extraordinary non-cash loss in such period whether incurred or accrued for, (E) any losses from discontinued operations, and (F) non-cash charges for the impairment or disposal of long lived assets, goodwill, and other intangible assets, minus (ii) the sum
                                                        -----
         of, without duplication, (A) any extraordinary income/gain in such period whether incurred or accrued for, and (B) any income from discontinued operations. In addition, for purposes of the calculations in Sections 4.6, 5.1,

         14 and the definition of Applicable Margin, the following amounts will be added to EBITDA: (i) for the Borrower's fiscal quarter ending on or most recently before April 30, 2005, $478,000, and
         (ii) for the Borrower's fiscal quarter ending on or most recently before July 31, 2005, $2,348,000.

         Fixed Charges means, for any period of calculation, the sum of (i) Interest Expense, (ii) the sum of all scheduled principal payments on long term Indebtedness of Borrower (including other interest-bearing Indebtedness and Capital Leases) but excluding Indebtedness permitted by Section 13.2.7 of this Agreement, (iii) federal, state and local income taxes paid, (iv) Stock Dividends and Redemptions/Distributions paid or accrued for, without duplication, and (v) actual Capital Expenditures not financed with interest bearing Indebtedness.

         Funded Indebtedness means the result of (i) outstanding principal balance of the Loan Obligations and other Indebtedness for borrowed money (including, without limitation, the Indebtedness permitted by Section 13.2.10), plus (ii) the Letter of Credit Exposure, plus
         (iii) the initial capitalized cost of assets subject to Capital Leases at the time of calculation, less (iv) if there is no Indebtedness outstanding as permitted by Section 13.2.7 of this Agreement, cash in excess of $500,000, as shown on the balance sheet for the most recent fiscal quarter ended. The foregoing shall exclude the outstanding principal amount of the Indebtedness permitted by Section 13.2.7 of this Agreement.

         Interest Expense means for any period of calculation, all interest, whether paid in cash or accrued as a liability, but without duplication, on Indebtedness of Borrower during such period, including, without limitation, on Indebtedness permitted by Section
         13.2.7 of this Agreement.

         Upon completion of a Permitted Acquisition (except for Small Permitted Acquisitions), the Target shall be included in each of these covenants contained in this Section 14 on a pro-forma basis, including for periods prior to the completion of any such Permitted Acquisition.

         All other capitalized terms used in this Section 14 shall have their meanings and shall be determined under GAAP. All of the financial covenants contained in this Section 14 shall be calculated on a consolidated basis for the Borrower and all of its Subsidiaries.

                  14.2. MINIMUM FIXED CHARGE COVERAGE. Borrower shall cause the ratio of EBITDA for the most recently ended four fiscal quarters to Fixed Charges for the most recently ended four fiscal quarters, for the fiscal quarters ended on the dates specified below, calculated as of the last day of each such fiscal quarter, to not be less than the ratio specified for such period:

         ============================================================================================
         FOUR FISCAL QUARTER PERIOD ENDED ON OR                 MINIMUM FIXED CHARGE COVERAGE RATIO
         MOST RECENTLY BEFORE THE FOLLOWING DATES:
         --------------------------------------------------------------------------------------------
         January 31, 2006, April 30, 2006 and July 31, 2006     1.05:1.00
         --------------------------------------------------------------------------------------------
         October 31, 2006, and each January 31, April 30,       1.15:1.00
         July 31 and October 31 thereafter
         --------------------------------------------------------------------------------------------

                  14.3. MAXIMUM RATIO OF FUNDED INDEBTEDNESS TO EBITDA. Borrower shall cause the ratio of Funded Indebtedness to EBITDA for the most recently ended four fiscal quarters, for the fiscal quarters ended on the dates specified below, calculated as of the last day of each such fiscal quarter, to not be greater than the ratio specified for such period:

         ============================================================================================
         FOUR FISCAL QUARTER PERIOD ENDED ON OR                 MAXIMUM RATIO OF FUNDED INDEBTEDNESS
         MOST RECENTLY BEFORE THE FOLLOWING DATES:              TO EBITDA
         --------------------------------------------------------------------------------------------
         January 31, 2006, and each April 30, July 31,          4.00:1.00
         October 31 and January 31 thereafter through and
         including October 31, 2009
         --------------------------------------------------------------------------------------------
         January 31, 2010, April 30, 2010, July 31, 2010 and    3.50:1.00
         October 31, 2010
         --------------------------------------------------------------------------------------------

                  14.4. MINIMUM NET WORTH. For each completed fiscal quarter of Borrower after the date of the Agreement, Borrower's Net Worth as of the last day of such fiscal quarter shall not be less than
         (i) $120,919,582, and (ii) as of any other fiscal quarter end after October 31, 2005, an amount of not less than the sum of (x) Fifty Percent (50%) of Net Income during the fiscal quarter then-ended plus (y) the minimum Net Worth required as of the prior fiscal quarter after taking into account clause (x) above for such prior fiscal quarter, which is cumulative from and including the fiscal quarter ending on or most recently after October 31, 2005, plus (z) 90% of the net proceeds of any issuance of equity or equity securities in the Borrower issued after the Effective Date. If Net Income is a negative number for any fiscal quarter (e.g. a loss), such amount shall not reduce Borrower's Net Worth for that fiscal quarter, and shall be disregarded for all future Net Worth calculations so that any such negative number shall not reduce the minimum Net Worth required hereunder for any subsequent fiscal quarter.

                  14.5. ASSET COVERAGE RATIO. Borrower shall cause the ratio of (A) Asset Coverage to (B) the sum of the outstanding principal amount of the Loan Obligations and the face amount of the Letters of Credit, for the most recently ended fiscal month, calculated as of the last day of each such fiscal month, to not be less than 1.00 to 1.00

         15.      DEFAULT.

                  15.1. EVENTS OF DEFAULT. Any one or more of the following shall constitute an event of default (an Event of Default) under this Agreement:

                           15.1.1. FAILURE TO PAY PRINCIPAL OR INTEREST. Failure of Borrower to pay any principal of the Loans or interest accrued thereon when due, or failure of Borrower to pay any of the other Loan Obligations on or within three (3) days of becoming due.

                           15.1.2. FAILURE TO PAY AMOUNTS OWED TO OTHER PERSONS. Failure of any Covered Person (i) to make any payment due on Indebtedness for borrowed money of such Covered Person over $500,000 to Persons (other than Lenders under the Loan Documents), or to make any payment due on any Capital Lease where the original capitalized cost of the property subject to any such Capital Lease was over $500,000, which in either case continues unwaived beyond any applicable grace period specified in the documents evidencing such Indebtedness, or (ii) to pay any other Indebtedness (other than Indebtedness described in clause (i)) over $500,000 in the aggregate if the holder of such Indebtedness commences any legal action against such Covered Person; provided, however, that the foregoing Events of Default alone described in clauses (i) and (ii) shall not constitute an Event of Default to the extent such Indebtedness is being contested in good faith by such Covered Person and such Covered Person makes adequate reserves therefor under GAAP.

                           15.1.3. REPRESENTATIONS OR WARRANTIES. Any of the Representations and Warranties is discovered to have been false in any material respect when made.

                           15.1.4. CERTAIN COVENANTS. Failure of any Covered Person to comply with the covenants in Sections 12.1, 12.4, 12.11, 12.15, 12.28, 13, or 14.

                           15.1.5. OTHER COVENANTS. Failure of any Covered Person to comply with of any of the terms or provisions of the Agreement or any of the other Loan Documents applicable to it (other than a failure which constitutes an immediate Event of Default hereunder, or for which some other grace period is specified in any other Section of this 15.1) which is not remedied or waived in writing by Administrative Agent within 20 days after the initial occurrence of such failure.

                           15.1.6. ACCELERATION OF OTHER INDEBTEDNESS. Any Obligation (other than a Loan Obligation) of a Covered Person for the repayment of $500,000 or more of borrowed money becomes or is declared to be due and payable or required to be prepaid (other than by an originally scheduled prepayment) prior to the original maturity thereof.

                           15.1.7.  DEFAULT OF OTHER INDEBTEDNESS. The
                  occurrence of any default or event of default under any agreement to which a Covered Person is a party (other than the Loan Documents), which default or event of default continues unwaived beyond any applicable grace period provided therein and has or is reasonably likely to have a Material Adverse Effect.

                           15.1.8. BANKRUPTCY; INSOLVENCY; ETC. A Covered Person (i) fails to pay, or admits in writing its inability to pay, its debts generally as they become due, or otherwise becomes insolvent (however evidenced); (ii) makes an assignment for the benefit of creditors; (iii) files a petition in bankruptcy, is adjudicated insolvent or bankrupt, petitions or applies to any tribunal for any receiver or any trustee of such Covered Person or any substantial part of its property; (iv) commences any proceeding relating to such Covered Person under any reorganization, arrangement, readjustment of debt, dissolution or liquidation Law of any jurisdiction, whether now or hereafter in effect; (v) has commenced against it any such proceeding which remains undismissed for a period of 60 days, or by any act indicates its consent to, approval of, or acquiescence in any such proceeding or the appointment of any receiver of or any trustee for it or of any substantial part of its property, or allows any such receivership or trusteeship to continue undischarged for a period of 60 days; or (vi) takes any action to authorize any of the foregoing.

                           15.1.9. JUDGMENTS; ATTACHMENT; SETTLEMENT; ETC. Any one or more judgments or orders is entered against a Covered Person or any attachment or other levy is made against the property of a Covered Person with respect to a claim or claims involving in the aggregate liabilities (not paid or fully covered by insurance, less the amount of reasonable deductibles in effect on the Execution Date) in excess of $500,000 and such judgment or order becomes final and non-appealable or if timely appealed is not fully bonded and collection thereof stayed pending the appeal.

                           15.1.10. PENSION BENEFIT PLAN TERMINATION, ETC.
                  Any Pension Benefit Plan termination by the PBGC or the appointment by the appropriate United States District Court of a trustee to administer any Pension Benefit Plan or to liquidate any Pension Benefit Plan; or any event which constitutes grounds either for the termination of any Pension Benefit Plan by PBGC or for the appointment by the appropriate United States District Court of a trustee to administer or liquidate any Pension Benefit Plan shall have occurred and be continuing for thirty (30) days after Borrower has notice of any such event; or any voluntary termination of any Pension Benefit Plan which is a DEFINED

                  BENEFIT PENSION PLAN as defined in Section 3(35) of ERISA while such defined benefit pension plan has an ACCUMULATED FUNDING DEFICIENCY, unless Administrative Agent has been notified of such intent to voluntarily terminate such plan and Required Lenders have given their consent and agreed that such event shall not constitute a Default; or the plan administrator of any Pension Benefit Plan applies under Section 412(d) of the Code for a waiver of the minimum funding standards of Section 412(1) of the Code and Required Lenders determine that the substantial business hardship upon which the application for such waiver is based could subject any Covered Person or ERISA Affiliate of any Covered Person to a liability in excess of $500,000 which is not reserved for in accordance with GAAP.

                           15.1.11. LIQUIDATION OR DISSOLUTION. A Covered
                  Person files a certificate of dissolution under applicable state Law or is liquidated or dissolved or suspends or terminates the operation of its business, or has commenced against it any action or proceeding for its liquidation or dissolution or the winding up of its business, or takes any corporate action in furtherance thereof, except in connection with the consolidation of such a Covered Person and its assets with another Covered Person and its assets.

                           15.1.12. SEIZURE OF ASSETS. All or any material
                  part of the property of any Covered Person is nationalized, expropriated, seized or otherwise appropriated, or custody or control of such property or of any Covered Person shall be assumed by any Governmental Authority or any court of competent jurisdiction at the instance of any Governmental Authority, unless the same is being contested in good faith by proper proceedings diligently pursued and a stay of enforcement is in effect.

                           15.1.13. RACKETEERING PROCEEDING. There is filed
                  against any Covered Person any civil or criminal action, suit or proceeding under any federal or state racketeering statute (including, without limitation, the Racketeer Influenced and Corrupt Organization Act of 1970), which action, suit or proceeding is not dismissed within 60 days and could result in the confiscation or forfeiture of any material portion of its assets.

                           15.1.14. LOSS TO ASSETS. Any loss, theft, damage
                  or destruction of any item or items of its assets occurs which either (i) has or is reasonably likely to have a Material Adverse Effect on any other Covered Person or
                  (ii) materially and adversely affects the operation of Borrower's business and is not covered by insurance as required herein.

                           15.1.15. GUARANTY; GUARANTOR. Any Guaranty ceases
                  to be in full force and effect or any action is taken to discontinue or assert the invalidity or unenforceability of any Guaranty or any Guarantor fails to comply with any of the terms or provisions of any Guaranty, or any representation or warranty of any Guarantor therein is false, or any Guarantor denies that it has any further liability under any Guaranty or gives notice to Lender to such effect. Failure of any Subsidiary of Borrower (other than the Dormant Subsidiaries) to have guarantied all of the Loan Obligations, or the failure of any Subsidiary of Borrower (other than the Dormant Subsidiaries) to have granted a lien and Security Interest on all of its personal property and such of its real property as is required by Administrative Agent in favor of Administrative Agent.

                           15.1.16. LOAN DOCUMENTS; SECURITY INTERESTS. For
                  any reason other than the failure of Administrative Agent to take any action available to it to maintain perfection of the Security Interests created in favor of Administrative Agent for the benefit of Lenders pursuant to the Loan Documents, any Loan Document ceases to be in full force and effect or any Security Interest with respect to any portion of the Collateral intended to be


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                  secured thereby ceases to be, or is not, valid, perfected
                  and prior to all other Security Interests (other than the Permitted Security Interests) or is terminated, revoked or declared void or invalid.

                           15.1.17. LOSS TO COLLATERAL. Any loss, theft,
                  damage or destruction of any item or items of Collateral occurs which either (i) has or is reasonably likely to have a Material Adverse Effect or (ii) materially and adversely affects the operation of Borrower's and the Covered Person's business and is not covered by insurance as required herein.

                  15.2. CROSS DEFAULT. An Event of Default under this Agreement will automatically and immediately constitute a default under all other Loan Documents without regard to any requirement therein for the giving of notice or the passing of time.

                  15.3.    RIGHTS AND REMEDIES.

                           15.3.1. TERMINATION OF COMMITMENTS. Upon an Event of Default described in Section 15.1.8, the Commitments shall be deemed canceled. Upon any other Event of Default, and at any time thereafter, Required Lenders may cancel the Commitments. Such cancellation may be, in either case, without presentment, demand or notice of any kind, which Borrower expressly waives.

                           15.3.2. ACCELERATION. Upon an Event of Default described in Section 15.1.8, all of the outstanding Loan Obligations shall automatically become immediately due and payable. Upon any other Event of Default, and at any time thereafter, Required Lenders may declare all of the outstanding Loan Obligations immediately due and payable. Such acceleration may be, in either case, without presentment, demand or notice of any kind, which Borrower expressly waives.

                           15.3.3. RIGHT OF SETOFF. Upon the occurrence and during the continuation of an Event of Default, each Lender is hereby authorized, without notice to Borrower or any other Covered Person (any such notice being expressly waived by Borrower and each other Covered Person), to the fullest extent permitted by law, to set off and apply against the Loan Obligations or Guarantied Obligations (used as such term is defined in each of the Guaranties) any and all deposits (general or special, time or demand, provisional or final) at any time held, or any other Indebtedness at any time owing by such Lender (or its Affiliate) to or for the credit or the account of Borrower or such other Covered Person, irrespective of whether or not such Lender shall have made any demand under this Agreement or the Notes or any Guaranty and although such Loan Obligations or Guarantied Obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including, without limitation, other rights of setoff) which such Lender may otherwise have. All amounts received by each Lender on account of the Loan Obligations or Guarantied Obligations pursuant to this Section shall be paid over promptly to Administrative Agent for distribution to Lenders as provided in this Agreement and shall be applied as provided in this Agreement.

                           15.3.4. RIGHTS GENERALLY. Upon the occurrence and during the continuation of an Event of Default and acceleration of the Loan Obligations as provided herein, and at any time and from time to time thereafter, Administrative Agent and Lenders may exercise any or all of its rights they may have under the Loan Documents or otherwise available in equity or under any other applicable Law.

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                           15.3.5.  JOINT AND SEVERAL. Each Obligation and
                  liability to the Letter of Credit Issuer, Administrative Agent and each Lender of Borrower and Guarantors, including, without limitation, the Loan Obligations, are the joint and several obligations of Borrower and Guarantors, and Administrative Agent may proceed directly against Borrower, any Guarantor, all of the foregoing, or any one of the foregoing or any combination of the foregoing, without first proceeding against Borrower, or without joining all Persons liable or potentially liable for any portion of the Loan Obligations in one action.

                           15.3.6.  NOTICE TO ACCOUNT DEBTORS. Upon the
                  occurrence and during the continuance of any Event of Default, Administrative Agent may or if the Required Lenders direct, without prior notice to Borrower, notify any or all Account Debtors that the Accounts have been assigned to Administrative Agent for the benefit of Lenders and that Administrative Agent has a Security Interest therein for the benefit of Lenders, and Administrative Agent may direct, or Borrower, at Administrative Agent's request, shall direct and cause each Covered Person, any or all Account Debtors to make all payments upon the Accounts directly to Administrative Agent for the benefit of Lenders.

                           15.3.7.  ENTRY UPON PREMISES AND ACCESS TO
                  INFORMATION. Upon the occurrence and during the continuance of any Event of Default, and at any time thereafter: Administrative Agent may (i) enter upon each of the premises leased or owned by Borrower or any other Covered Person where Collateral is located (or is believed to be located) without any obligation to pay rent to Borrower or any other Covered Person, or any other place or places where Collateral is believed to be located, (ii) render Collateral usable or saleable, (iii) remove Collateral therefrom to the premises of Administrative Agent or any agent of Administrative Agent for such time as Administrative Agent may desire in order effectively to collect or liquidate Collateral, (iv) take possession of, and make copies and abstracts of, Borrower's and each Covered Person's original books and records, obtain access to Borrower's and each other Covered Person's data processing equipment, computer hardware and software relating to any of the Collateral and use all of the foregoing and the information contained therein in any manner Administrative Agent deems appropriate in connection with the exercise of Administrative Agent's rights, and (v) notify postal authorities to change the address for delivery of Borrower's and each Covered Person's mail to an address designated by Administrative Agent and to receive, open and process all mail addressed to Borrower and each Covered Person.

                           15.3.8.  COMPLETION OF UNCOMPLETED INVENTORY
                  ITEMS. Upon the occurrence and during the continuance of any Event of Default, Administrative Agent may request that Borrower, and Borrower shall and shall cause each other Covered Person upon such request, to use its best efforts to obtain the consent of its and any other Covered Person's customers to the completion (before or after foreclosure by Administrative Agent of its security interest therein) of the processing and/or shipping of all uncompleted Inventory items that Borrower or any other Covered Person was processing and/or shipping for such customers pursuant to contracts or accepted purchase orders, and the commitment by such customers to purchase such items upon their completion as provided in the relevant contracts or accepted purchase orders. Borrower and each other Covered Person shall, as an uncompensated agent for Lenders, complete or cause to be completed the processing and/or shipping of all such items as provided in the relevant contracts or accepted purchase orders if Administrative Agent so directs.

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                           15.3.9.  BORROWER'S OBLIGATIONS. Upon the
                  occurrence and during the continuance of any Event of Default, Borrower shall and shall cause each other Covered Person to, if Administrative Agent so requests, assemble all the movable tangible Collateral and make it available to Administrative Agent at a place or places to be designated by Administrative Agent in its discretion.

                           15.3.10. MISCELLANEOUS. Upon the occurrence and
                  during the continuance of any Event of Default, Administrative Agent and/or the Lenders may exercise any other rights and remedies available to Administrative Agent and/or the Lenders under the Loan Documents or otherwise available to Administrative Agent and/or the Lenders at law or in equity.

                           15.3.11. SECURED PARTY RIGHTS. Upon the
                  occurrence and during the continuance of any Event of
                  Default:

                                    15.3.11.1. Administrative Agent and/or
                           the Lenders may exercise any or all of its rights under the Security Documents as a secured party under the UCC and any other applicable Law; and

                                    15.3.11.2. Administrative Agent may sell
                           or otherwise dispose of any or all of the Collateral at public or private sale in a commercially reasonable manner, which sale Administrative Agent may postpone from time to time by announcement at the time and place of sale stated in the notice of sale or by announcement at any adjourned sale without being required to give a new notice of sale, all as Administrative Agent deems advisable, for cash or credit. Administrative Agent or any Lender may become the purchaser at any such sale if permissible under applicable Law, and Administrative Agent or such Lender may, in lieu of actual payment of the purchase price, setoff the amount thereof against Borrower's obligations owing to Administrative Agent or Lender, and Borrower agrees that Administrative Agent or such Lender has no obligation to preserve rights to Collateral against prior parties or to marshal any Collateral for the benefit of any Person.

                  In connection with the advertising for sale, further processing, shipping, selling, or otherwise realizing upon any of the Collateral, to the extent Administrative Agent has not foreclosed upon its Security Interest in the following, Administrative Agent may use and is hereby granted a license to use, without charge or liability to Administrative Agent or Lenders therefor, any of Borrower's or any other Covered Person's labels, trade names, trademarks, trade secrets, service marks, patents, patent applications, licenses, certificates of authority, advertising materials, or any of Borrower's or any other Covered Person's other properties or interests in properties of similar nature, to the extent that such use thereof is not prohibited by agreements under which Borrower or such other Covered Person has rights therein, and all of Borrower's and each other Covered Person's rights under license, franchise and similar agreements shall inure to Lenders' benefit.

                  15.4. APPLICATION OF FUNDS. Any funds received by Lenders or Administrative Agent for the benefit of Lenders with respect to any Loan Obligation after its Maturity, including proceeds of Collateral, shall be applied as follows: (i) first, to reimburse Lenders pro-rata for any amounts due to Lenders under Section 18.8;
         (ii) second, to reimburse to Administrative Agent all unreimbursed costs and expenses paid or incurred by Administrative Agent that are payable or reimbursable by Borrower hereunder; (iii) third, to reimburse to Lenders pro-rata all unreimbursed costs and expenses paid or incurred by Lenders (including costs and expenses


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         incurred by Administrative Agent as a Lender that are not
         reimbursable as provided in the preceding clause) that are payable or reimbursable by Borrower hereunder; (iv) fourth, to the payment of accrued and unpaid fees due hereunder and all other amounts due hereunder (other than the Loans and interest accrued thereon); (v) fifth, to the payment of the Loans of each of the Lenders and interest accrued thereon (which payments shall be pro rata to each of the Lenders in accordance with the amount of the Loans outstanding) and to the payment (pari passu with the foregoing) of any Rate Hedging Obligations and cash collateral to the Letter of Credit Issuer as collateral for the Letter of Credit Exposure; and
         (vi) sixth, to the payment of the other Loan Obligations. Any remaining amounts shall be applied to payment of all the Obligations to Administrative Agent. Any further remaining amounts shall be paid to Borrower or such other Persons as shall be legally entitled thereto. Except as expressly provided otherwise herein, Lenders may apply and reverse and reapply, payments and proceeds of the Collateral to the Loan Obligations in such order and manner as Lenders determine in their absolute discretion.

                  15.5. LIMITATION OF LIABILITY; WAIVER; NOTICE. Administrative Agent and Lenders shall not be liable to Borrower as a result of any commercially reasonable possession, repossession, collection or sale by Administrative Agent of Collateral; and Borrower hereby waives all rights of redemption from any such sale and the benefit of all valuation, appraisal and exemption Laws. If Administrative Agent seeks to take possession of any of the Collateral by replevin or other court process, Borrower hereby irrevocably waives (i) the posting of any bonds, surety and security relating thereto required by any statute, court rule or otherwise as an incident to such possession, (ii) any demand for possession of the Collateral prior to the commencement of any suit or action to recover possession thereof, (iii) any requirement that Administrative Agent retain possession and not dispose of any Collateral until after trial or final judgment, and (iv) to the extent permitted by applicable Law, all rights to notice and hearing prior to the exercise by Administrative Agent of Administrative Agent's right to repossess the Collateral without judicial process or to replevy, attach or levy upon the Collateral without notice or hearing. Administrative Agent shall have no obligation to preserve rights to the Collateral or to marshall any Collateral for the benefit of any Person. Any notice of intended action required to be given by Administrative Agent (including notice of a public or private sale of Collateral), if given as provided in this Agreement at least 10 days prior to such proposed action, shall be effective and constitute reasonable and fair notice to Borrower.

         16.      ADMINISTRATIVE AGENT AND LENDERS.

                  16.1. APPOINTMENT, POWERS, AND IMMUNITIES. LaSalle is hereby appointed Administrative Agent hereunder and under each of the other Loan Documents. Each Lender hereby irrevocably appoints and authorizes Administrative Agent to act as its agent under this Agreement and the other Loan Documents with such powers and discretion as are specifically delegated to Administrative Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Administrative Agent (which term as used in this sentence and in Section 16.5 and the first sentence of Section 16.6 hereof shall include its affiliates and its own and its affiliates' officers, directors, employees, and agents): (a) shall not have any duties or responsibilities except those expressly set forth in this Agreement and shall not be a trustee or fiduciary for any Lender; (b) shall not be responsible to the Lenders for any recital, statement, representation, or warranty (whether written or oral) made in or in connection with any Loan Document or any certificate or other document referred to or provided for in, or received by any of them under, any Loan Document, or for the value, validity, effectiveness, genuineness, enforceability, or sufficiency of any Loan Document, or any other document referred to or provided for therein or for any failure by any Covered Person or any other Person to perform any of its obligations thereunder or the validity or priority


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         of any Security Interest in any Collateral or the sufficiency or value of any Collateral; (c) shall not be responsible for or have any duty to ascertain, inquire into, or verify the performance or observance of any covenants or agreements by any Covered Person or the satisfaction of any condition or to inspect the property (including the books and records) of any Covered Person or any of its Subsidiaries or affiliates; (d) shall not be required to initiate or conduct any litigation or collection proceedings under any Loan Document; and (e) shall not be responsible for any action taken or omitted to be taken by it under or in connection with any Loan Document, except for its own gross negligence or willful misconduct. Administrative Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care.

                  16.2. RELIANCE BY ADMINISTRATIVE AGENT. Administrative Agent shall be entitled to rely upon any certification, notice, instrument, writing, or other communication (including, without limitation, any thereof by telephone or telecopy) believed by it to be genuine and correct and to have been signed, sent or made by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel (including counsel for any Covered Person), independent accountants, and other experts selected by Administrative Agent. Administrative Agent may deem and treat the payee of any Note as the holder thereof for all purposes hereof unless and until Administrative Agent receives and accepts an Assignment and Acceptance executed in accordance with Section 18.4 hereof. As to any matters not expressly provided for by this Agreement, Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions shall be binding on all of the Lenders; provided, however, that Administrative Agent shall not be required to take any action that exposes Administrative Agent to personal liability or that is contrary to any Loan Document or applicable law or unless it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking any such action.

                  16.3. EMPLOYMENT OF AGENTS AND COUNSEL. Administrative Agent may execute any of its duties hereunder by or through employees, agents, and attorneys-in-fact and shall not be liable to any Lender, except with respect to money or securities received by it or such agents or attorneys-in-fact, for the default or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. Administrative Agent shall be entitled to advice of counsel concerning all matters pertaining to the agency hereby created and its duties hereunder and shall not be liable to any Lender for acting or failing to act based as advised by such counsel, except where doing so violates an express obligation of Administrative Agent under the Loan Documents.

                  16.4. DEFAULTS. Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of a Default or Event of Default unless Administrative Agent has received written notice from a Lender or the Borrower specifying such Default or Event of Default and stating that such notice is a Notice of Default. In the event that Administrative Agent receives such a notice of the occurrence of a Default or Event of Default, Administrative Agent shall give notice thereof to the Lenders. Administrative Agent shall (subject to Section 16.2 hereof) take such action with respect to such Default or Event of Default as shall reasonably be directed by the Required Lenders, provided that, unless and until Administrative Agent shall have received such directions, Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interest of the Lenders.

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                  16.5.    RIGHTS AS LENDER. With respect to its Commitment and
         the Loans made by it, LaSalle (and any successor acting as Administrative Agent) in its capacity as a Lender hereunder shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not acting as Administrative Agent, and the term Lender or Lenders shall, unless the context otherwise indicates, include Administrative Agent in its individual capacity. LaSalle (and any successor acting as Administrative Agent) and its affiliates may (without having to account therefor to any Lender) accept deposits from, lend money to, make investments in, provide services to, and generally engage in any kind of lending, trust, or other business with any Covered Person or any of its Subsidiaries or Affiliates as if it were not acting as Administrative Agent, and LaSalle (and any successor acting as Administrative Agent) and its Affiliates may accept fees and other consideration from any Covered Person or any of its Subsidiaries or Affiliates for services in connection with this Agreement or otherwise without having to account for the same to Lenders. The Lenders acknowledge that, pursuant to such activities, Administrative Agent or its Affiliates may receive information regarding Borrower or its Affiliates (including information that may be subject to confidentiality obligations in favor of Borrower or such Affiliates) and acknowledge that Administrative Agent shall be under no obligation to provide such information to the Lenders.

                  16.6. INDEMNIFICATION. Whether or not the transactions contemplated hereby are consummated, Lenders agree to reimburse and indemnify Administrative Agent upon demand (to the extent not reimbursed under Section 18.7, but without limiting the obligations of Borrower under Section 18.7) ratably in accordance with their respective Commitments, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including reasonable attorneys' fees), or disbursements of any kind and nature whatsoever that may be imposed on, incurred by or asserted against Administrative Agent (including by any Lender) in any way relating to or arising out of any Loan Document or the transactions contemplated thereby or any action taken or omitted by Administrative Agent under any Loan Document; provided that no Lender shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the Person to be indemnified. Without limitation of the foregoing, each Lender agrees to reimburse Administrative Agent promptly upon demand for its ratable share of any costs or expenses payable by Borrower under Section 18.7, to the extent that Administrative Agent is not promptly reimbursed for such costs and expenses by Borrower. The agreements contained in this Section shall survive payment in full of the Loans and all other amounts payable under this Agreement.

                  16.7. NOTIFICATION OF LENDERS. Each Lender agrees to use its good faith efforts, upon becoming aware of anything which has or is reasonably likely to have a Material Adverse Effect on any Covered Person, to promptly notify Administrative Agent thereof. Administrative Agent shall promptly deliver to each Lender copies of every written notice, demand, report (including any financial report), or other writing which Administrative Agent gives to or receives from Borrower and which itself (a) constitutes, or which contains information about, something that has or is reasonably likely to have a Material Adverse Effect on any Covered Person, or
         (b) is otherwise delivered to Administrative Agent by Borrower pursuant to the Loan Documents and is deemed material information by Administrative Agent in its sole discretion. Administrative
         Agent and its directors, officers, agents, and employees shall have no liability to any Lender for failure to deliver any such item to such Lender unless the failure constitutes gross negligence or willful misconduct.

                  16.8. NON-RELIANCE ON AGENT AND OTHER LENDERS. Each Lender acknowledges that Administrative Agent has not made any representation or warranty to it, and that no act by the Administrative Agent hereafter taken, including any review of the affairs of Borrower and its


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         Affiliates, shall be deemed to constitute any representation or warranty by Administrative Agent to any Lender. Each Lender agrees that it has, independently and without reliance on Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Covered Persons and their Subsidiaries and decision to enter into this Agreement and that it will, independently and without reliance upon Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under the Loan Documents. Except for notices, reports, and other documents and information expressly required to be furnished to Lenders by Administrative Agent hereunder, Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition, or business of any Covered Person or any of its Subsidiaries or Affiliates that may come into the possession of Administrative Agent or any of its Affiliates.

                  16.9. RESIGNATION. Administrative Agent may resign at any time by giving notice thereof to the Lenders and Borrower. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Administrative Agent which appointment shall be subject to the consent (which consent will not be unreasonably withheld or delayed) of Borrower so long as there is no Existing Default. If no successor Administrative Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring
         Administrative Agent's giving of notice of resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent which shall be a commercial bank organized under the laws of the United States of America having combined capital and surplus of at least
         $100,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor, such successor shall thereupon succeed to and become vested with all the rights, powers, discretion, privileges, and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. If no successor has accepted appointment as Administrative Agent within thirty (30) days after the date on which Administrative Agent first attempts to appoint a successor Administrative Agent, the resigning Administrative Agent's resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor which accepts such appointment. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Section
         16.9 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Administrative Agent.

                  16.10. COLLECTIONS AND DISTRIBUTIONS TO LENDERS BY ADMINISTRATIVE AGENT. Except as otherwise provided in this Agreement, all payments of interest, fees, principal and other amounts received by Administrative Agent for the account of Lenders shall be distributed by Administrative Agent to Lenders in accordance with their pro-rata shares of the outstanding Loan Obligations at the time of such distribution (or entirely to Administrative Agent in the case of payments of interest, fees or principal with respect to the Swingline Loan) on the same Business Day when received, unless received after 12:00 noon (Local Time) in which case they shall be so distributed by 12:00 noon (Local Time) on the next Business Day. All amounts received by any Lender on account of the Loan Obligations, including amounts received by way of setoff, shall be paid over promptly to Administrative Agent for distribution to Lenders as provided above in this Section. Such distributions shall be made according to instructions that each Lender may give to Administrative Agent from time to time. Unless there is an Existing Default (in which case the Lenders may apply payments as they determine in their discretion), and except for mandatory prepayments described in Section 6.3.3 and unless otherwise directed by Borrower, payments


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         received shall be applied (after application to the Swingline Loan to reduce it to zero), first to reduce any Base Rate Loans included in the Aggregate Revolving Loan owing to each Lender, and then to any LIBOR Loans included in the Aggregate Revolving Loan owing to each Lender.

         17.      CHANGE IN CIRCUMSTANCES.

                  17.1.    COMPENSATION FOR INCREASED COSTS AND REDUCED
         RETURNS.

                           17.1.1. LAW CHANGES OR TAX IMPOSITIONS. If, after the Effective Date, the adoption of any applicable Law or any change in any applicable Law or any change in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof, or compliance by any Lender (or its Applicable Lending Office) with any request or directive (whether or not having the force of law) of any such Governmental Authority, central bank, or comparable agency:

                                    17.1.1.1. subjects such Lender (or its
                           Applicable Lending Office) to any Tax with respect to any LIBOR Loans or its obligation to make LIBOR Loans, or change the basis of taxation of any amounts payable to such Lender (or its Applicable Lending Office) under this Agreement in respect of any LIBOR Loans (other than Taxes imposed on the overall net income of such Lender by the jurisdiction in which such Lender has its principal office or such Applicable Lending Office);

                                    17.1.1.2. imposes, modifies, or deems
                           applicable any reserve, special deposit, assessment or similar requirement (other than the reserve requirement utilized in the determination of the LIBOR Rate) relating to any extensions of credit or other assets of, or any deposits with or other liabilities or commitments of, such Lender (or its Applicable Lending Office), including the Commitment of such Lender hereunder; or

                                    17.1.1.3. imposes on such Lender (or its
                           Applicable Lending Office) or on the United
                           States market for certificates of deposit or the London Interbank market any other condition affecting this Agreement, its Commitments or its Note or any of such extensions of credit or liabilities or commitments;

                  and the result of any of the foregoing is to increase the cost to such Lender (or its Applicable Lending Office) of making, converting into, continuing, or maintaining any Loans or to reduce any sum received or receivable by such Lender (or its Applicable Lending Office) under this Agreement or any of its Notes with respect to any Loans, then Borrower shall pay to such Lender on demand such amount or amounts as will compensate such Lender for such increased cost or reduction. If any Lender requests compensation by Borrower under this Section 17.1.1, Borrower may, by notice to such Lender (with a copy to Administrative Agent), suspend the obligation of such Lender to make or continue Loans of the type with respect to which such compensation is requested, or to convert Loans of any other type into Loans of such type, until the event or condition giving rise to such request ceases to be in effect (in which case the provisions of Section 17.5 shall be applicable); provided, however, that such suspension shall not affect the right of such Lender to receive the compensation so requested.

                           17.1.2. CAPITAL ADEQUACY. If, after the Effective Date, any Lender shall have determined that the adoption of any applicable Law regarding capital adequacy or any change therein or in the interpretation or administration thereof by any governmental


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                  authority, central bank, or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such governmental authority, central bank, or comparable agency, has or would have the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of such Lender's obligations hereunder to a level below that which such Lender or such corporation could have achieved but for such adoption, change, request, or directive (taking into consideration its policies with respect to capital adequacy), then from time to time upon demand Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction.

                           17.1.3. NOTICE TO BORROWER. Each Lender shall promptly notify Borrower and Administrative Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Lender to compensation pursuant to this Section 17.1 and will designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Lender, be otherwise disadvantageous to it. Any Lender claiming compensation under this Section 17.1 shall furnish to Borrower and Administrative Agent a statement setting forth the additional amount or amounts to be paid to it hereunder which shall be conclusive in the absence of manifest error. In determining such amount, such Lender may use any reasonable averaging and attribution methods.

                  17.2. MARKET FAILURE. If on or prior to the first day of any Interest Period for any LIBOR Loan:

                           17.2.1. Administrative Agent determines (which determination shall be conclusive) that by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the LIBOR Rate for such Interest Period; or

                           17.2.2. the Required Lenders determine (which determination shall be conclusive) and notify
                  Administrative Agent that the LIBOR Rate will not adequately and fairly reflect the cost to the Lenders of funding LIBOR Loans for such Interest Period;

         then Administrative Agent shall give Borrower prompt notice thereof, and so long as such condition remains in effect, the Lenders shall be under no obligation to make additional LIBOR Loans, continue LIBOR Loans, or to convert LIBOR Loans and Borrower shall, on the last day(s) of the then current Interest Period(s) for the outstanding LIBOR Loans either prepay such Loans or convert such Loans into Base Rate Loans in accordance with the terms of this Agreement.

                  17.3. ILLEGALITY. Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for any Lender or its Applicable Lending Office to make, maintain, or fund LIBOR Loans hereunder, then such Lender shall promptly notify Borrower thereof and such Lender's obligation to make, continue LIBOR Loans or convert Base Rate Loans into LIBOR Loans shall be suspended until such time as such Lender may again make, maintain, and fund LIBOR Loans (in which case the provisions of Section 17.5 shall be applicable).

                  17.4. COMPENSATION. Upon the request of any Lender, Borrower shall pay to such Lender such amount or amounts as shall be sufficient (in the reasonable opinion of such Lender) to compensate it for any loss, cost, or expense (including loss of anticipated profits) incurred by it as a result of:

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                           17.4.1.  any payment, prepayment, or conversion of
                  a LIBOR Loan for any reason (including, without limitation, the acceleration of the Loans pursuant to the terms hereof) on a date other than the last day of the Interest Period for such LIBOR Loan; or

                           17.4.2. any failure by Borrower for any reason to borrow, convert, continue, or prepay a LIBOR Loan on the date for such borrowing, conversion, continuation, or prepayment specified in the relevant notice of borrowing, prepayment, continuation, or conversion under this Agreement.

         If a Lender claims compensation under this Section 17.4, such Lender shall furnish a certificate to Borrower that states the amount to be paid to it hereunder and includes a description of the method used by such Lender in calculating such amount. Borrower shall have the burden of proving that the amount of any such compensation calculated by a Lender is not correct. Any compensation payable by Borrower to a Lender under this Section
         17.4 shall be payable without regard to whether such Lender has funded its pro-rata share of any LIBOR Advance or LIBOR Loan through the purchase of deposits in an amount or of a maturity corresponding to the deposits used as a reference in determining the LIBOR Rate.

                  17.5. TREATMENT OF AFFECTED LOANS. If the obligation of any Lender to make a LIBOR Loan or to continue any LIBOR Loans, or to convert any Base Rate Loan into a LIBOR Loan shall be suspended pursuant to Section 17.1, 17.2, or 17.3 (such Loans being herein called Affected Loans), such Lender's Affected Loans shall be automatically and immediately converted into Base Rate Loans on the last day(s) of the then current Interest Period(s) for Affected Loans (or, in the case of a conversion required by Section 17.3, on such earlier date as such Lender may specify to Borrower with a copy to Administrative Agent) and, unless and until such Lender gives notice as provided below that the circumstances specified in
         Section 17.1, 17.2, or 17.3 that gave rise to such conversion no longer exist:

                           17.5.1. to the extent that such Lender's Affected Loans have been so converted, all payments and prepayments of principal that would otherwise be applied to such Lender's Affected Loans shall continue to be made and applied as provided for herein; and

                           17.5.2. all Loans that would otherwise be made or continued by such Lender as LIBOR Loans shall be made or continued instead as Base Rate Loans, and all Loans of such Lender that would otherwise be converted into LIBOR Loans shall be converted instead into (or shall remain as) Base Rate Loans.

         If such Lender gives notice to Borrower (with a copy to Administrative Agent) that the circumstances specified in Section 17.1, 17.2, or 17.3 hereof that gave rise to the conversion of such Lender's Affected Loans pursuant to this Section 17.5 no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when Loans of the type of the Affected Loans made by other Lenders are outstanding, such Lender's Base Rate Loans shall be automatically converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding Loans of the type of the Affected Loans, to the extent necessary so that, after giving effect thereto, all Loans held by the Lenders holding Loans of the type of the Affected Loans and by such Lender are held pro rata (as to principal amounts, type of interest, and Interest Periods) in accordance with their respective Commitments.

                  17.6.    TAXES.

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                           17.6.1.  GROSS-UP. Any and all payments by
                  Borrower to or for the account of any Lender or the Administrative Agent hereunder or under any other Loan Document shall be made free and clear of and without deduction for any and all Taxes, whether imposed now or in the future, excluding, in the case of each Lender and the Administrative Agent, Taxes imposed on its income, and franchise Taxes imposed on it, by the jurisdiction under the Laws of which such Lender (or its Applicable Lending Office) or the Administrative Agent (as the case may be) is organized or any political subdivision thereof. If Borrower is required by Law to deduct any Taxes from or in respect of any sum payable under this Agreement or any other Loan Document to any Lender or the Administrative Agent, (i) the sum payable will be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 17.6) such Lender or the Administrative Agent receives an amount equal to the sum it would have received had no such deductions been made, (ii) Borrower shall make such deductions, (iii) Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable Law, and (iv) Borrower shall furnish to Administrative Agent, at its address referred to herein, the original or a certified copy of a receipt evidencing payment thereof (and Administrative Agent shall use its reasonable efforts to deliver promptly copy of such receipt to each Lender). In addition, Borrower agrees to pay any and all present or future stamp or documentary taxes and any other excise or property taxes or charges or similar levies which arise from any payment made under this Agreement or any other Loan Document or from the execution or delivery of, or otherwise with respect to, this Agreement or any other Loan Document (hereinafter referred to as Impositions). Borrower agrees to indemnify each Lender and the Administrative Agent for the full amount of Taxes and Impositions (including, without limitation, any Taxes or Impositions imposed or asserted by any jurisdiction on amounts payable under this Section 17.6) paid by such Lender or the Administrative Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. Within 30 days after the date of any payment of Taxes, Borrower shall furnish to Administrative Agent the original or a certified copy of the receipt evidencing such payment (and Administrative Agent shall use its reasonable efforts to deliver promptly copy of such receipt to each Lender).

                           17.6.2.  LENDERS' UNDERTAKINGS.

                                    17.6.2.1. Each Lender organized under
                           the Laws of a jurisdiction outside the United States, on or prior to the date of its execution and delivery of this Agreement in the case of each Lender listed on the signature pages hereof and on or prior to the date on which it becomes a Lender in the case of each other Lender, and from time to time thereafter if requested in writing by Borrower or Administrative Agent (but only so long as such Lender remains lawfully able to do
                           so), shall provide Borrower and Administrative Agent with (i) Internal Revenue Service Form 1001 or 4224, as appropriate, or any successor form prescribed by the Internal Revenue Service, certifying that such Lender is entitled to benefits under an income tax treaty to which the United States is a party which reduces the rate of withholding Tax on payments of interest or certifying that the income receivable pursuant to this Agreement is effectively connected with the conduct of a trade or business in the United States, (ii) Internal Revenue Service Form W-8 or W-9, as appropriate, or any successor form prescribed by the Internal Revenue Service, and
                           (iii) any other form or certificate required by any Governmental Authority (including any certificate required by Sections 871(h)


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                           and 881(c) of the Internal Revenue Code), certifying
                           that such Lender is entitled to an exemption from or a reduced rate of Tax on payments pursuant to this Agreement or any of the other Loan
                           Documents. For any period with respect to which a Lender has failed to provide Borrower and Administrative Agent with the appropriate form pursuant to this Section 17.6.2 (unless such failure is due to a change in treaty or Law occurring subsequent to the date on which a form originally was required to be provided), such Lender shall not be entitled to indemnification under Section 17.6.1 with respect to Taxes imposed by the United States; provided, however, that should a Lender, which is otherwise exempt from or subject to a reduced rate of withholding tax, become subject to Taxes because of its failure to deliver a form required hereunder, Borrower shall take such steps as such Lender shall reasonably request to assist such Lender to recover such Taxes.

                                    17.6.2.2. If Borrower is required to pay
                           additional amounts to or for the account of any Lender or Administrative Agent pursuant to
                           Section 17.1, then such Lender or the
                           Administrative Agent will agree to use reasonable efforts to change the jurisdiction of its Applicable Lending Office so as to eliminate or reduce any such additional payment which may thereafter accrue if such change, in the judgment of such Lender or the Administrative Agent, as the case may be, is not otherwise disadvantageous to such Lender or the Administrative Agent, as the case may be.

                           17.6.3.  SURVIVAL OF BORROWER'S OBLIGATIONS.
                  Without prejudice to the survival of any other agreement of Borrower hereunder, the agreements and obligations of Borrower contained in this Section 17.6 shall survive the termination of the Commitments, the expiration of the Letters of Credit, the indefeasible full payment and satisfaction of all of the Loan Obligations.

                  17.7. USURY. Notwithstanding any provisions to the contrary in Section 4 or elsewhere in any of the Loan Documents, Borrower shall not be obligated to pay interest at a rate which exceeds the maximum rate permitted by Law. If, but for this Section 17.7, Borrower would be deemed obligated to pay interest at a rate which exceeds the maximum rate permitted by Law, or if any of the Loan Obligations is paid or becomes payable before its originally scheduled Maturity and as a result Borrower has paid or would be obligated to pay interest at such an excessive rate, then (i) Borrower shall not be obligated to pay interest to the extent it exceeds the interest that would be payable at the maximum rate permitted by Law; (ii) if the outstanding Loan Obligations have not been accelerated as provided in Section 15.3.2, any such excess interest that has been paid by Borrower shall be refunded; (iii) if the outstanding Loan Obligations have been accelerated as provided in Section 15.3.2, any such excess that has been paid by Borrower shall be applied to the Loan Obligations as provided in Section 15.4; and (iv) the effective rate of interest shall be deemed automatically reduced to the maximum rate permitted by Law.

         18.      GENERAL.

                  18.1. LENDERS' RIGHT TO CURE. Administrative Agent may, and Required Lenders may, from time to time, in their absolute discretion, for Borrower's account and at Borrower's expense, make a Revolving Loan Advance in any amount, or do any act required of Borrower hereunder or requested by Administrative Agent or Required Lenders to preserve, protect, maintain or enforce the Loan Obligations, the Collateral or Administrative Agent's Security Interests therein for the benefit of Lenders, which Borrower is required to pay or do, but fails to


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         pay or do, including payment of any judgment against Borrower, insurance premium, taxes or assessments, warehouse charge, finishing or processing charge, landlord's claim, and any other Security Interest upon or with respect to the Collateral or any of its other assets. All payments that Administrative Agent or Lenders make pursuant to this Section and all out-of-pocket costs and expenses that Administrative Agent or Lenders pay or incur in connection with any action taken by them hereunder shall be a part of the Loan Obligations. Any payment made or other action taken by Administrative Agent or Lenders pursuant to this Section shall be without prejudice to any right to assert an Event of Default hereunder and to pursue Administrative Agent or Lenders' other rights and remedies with respect thereto. All payments that Lenders make pursuant to this Section and all out-of-pocket costs and expenses that Administrative Agent or Lenders pay or incur in connection with any action taken by them hereunder shall be a part of the Loan Obligations, the repayment of which shall be secured by the Collateral.

                  18.2. RIGHTS NOT EXCLUSIVE. Every right granted to Administrative Agent and Lenders hereunder or under any other Loan Document or allowed to it at law or in equity shall be deemed cumulative and may be exercised from time to time.

                  18.3. SURVIVAL OF AGREEMENTS. All covenants and agreements made herein and in the other Loan Documents shall survive the execution and delivery of this Agreement, the Notes and other Loan Documents and the making of every Advance. All agreements, obligations and liabilities of Borrower under this Agreement concerning the payment of money to Administrative Agent and Lenders, including Borrower's obligations under Sections 18.7 and 18.8, but excluding the obligation to repay the Loans and interest accrued thereon, shall survive the repayment in full of the Loans and interest accrued thereon, whether or not indefeasible, the return of the Notes to Borrower, the termination of the Commitments and the expiration of all Letters of Credit.

                  18.4.    ASSIGNMENTS.

                           18.4.1. PERMITTED ASSIGNMENTS. At any time after the Execution Date, any Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of the Notes payable to it, its Commitments and its Loans), provided that the terms of assignment satisfy the following requirements:

                                    18.4.1.1. Administrative Agent shall
                           have accepted the assignment, which acceptance shall not be unreasonably withheld.

                                    18.4.1.2. Each such assignment shall be
                           of a constant, and not a varying, percentage of all of the assigning Lender's rights and obligations under this Agreement.

                                    18.4.1.3. The assigning Lender shall
                           execute an Assignment and Acceptance in the form attached hereto as Exhibit 18.4.1 together with any Note subject to an assignment and a processing fee of $3,500.

                                    18.4.1.4. The minimum Commitment which
                           shall be assigned (which shall include the applicable portion of the assigning Lender's Revolving Loan Commitment and Letter of Credit Commitment (and in the case of Administrative Agent, the Swingline Commitment)) is $5,000,000 or such lesser amount which constitutes such Lender's entire Commitment; provided, however, that no such minimum shall apply between a Lender and its Affiliates, or


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                           between one Lender and another Lender or an
                           assignment of all of a Lender's rights and obligations under this Agreement.

                                    18.4.1.5. The assignee shall have an
                           office located in the United States and is otherwise an Eligible Assignee.

                                    18.4.1.6. If there is no Existing
                           Default as of the date of such assignment, Borrower shall have consented to the assignment, which consent shall not be unreasonably withheld or delayed.

                           18.4.2. CONSEQUENCES AND EFFECT OF ASSIGNMENTS. From and after the effective date specified in any Assignment and Acceptance, the assignee shall be deemed and treated as a party to this Agreement and, to the extent that rights and obligations hereunder and under the Notes held by the assignor have been assigned or negotiated to the assignee pursuant to such Assignment and Acceptance, to have the rights and obligations of a Lender hereunder as fully as if such assignee had been named as a Lender in this Agreement and of a holder of such Notes, and the assignor shall, to the extent that rights and obligations hereunder or under such Notes have been assigned or negotiated by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its future obligations under this Agreement. If the assignee is not incorporated under the laws of the United States of America or a state thereof, it shall deliver to Borrower and Administrative Agent certification as to the exemption from deduction or withholding of Taxes in accordance with Section 17.6.

                           18.4.3. AGREEMENTS UPON ASSIGNMENT. By executing and delivering an Assignment and Acceptance, the assignor thereunder and the assignee confirm to and agree with each other and the other parties hereto substantially as follows: (i) the assignment made under such Assignment and Acceptance is made under such Assignment and Acceptance without recourse; (ii) such assignor makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Covered Person or the performance or observance by any Covered Person of any of its Loan Obligations; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the Financial Statements and such other Loan Documents and other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon Administrative Agent, such assignor, or any other Lender, and based on such documents and information as it deems appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee appoints and authorizes Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto; and (vi) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender and a holder of a Note.

                           18.4.4. REGISTER. Administrative Agent shall maintain at its address referred to herein a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitment of and principal amount of Loans owing to, each Lender from time to time (the Register). The entries in the Register shall be conclusive and binding for all


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                  purposes, absent manifest error, and Borrower,
                  Administrative Agent and Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice. Upon its receipt of an Assignment and Acceptance executed by the parties thereto, together with any Note subject to such assignment and payment of the processing fee, Administrative Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit 18.4.1 hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the parties thereto.

                           18.4.5. NOTICE TO BORROWER OF ASSIGNMENT. Upon its receipt of an Assignment and Acceptance executed by an assigning Lender, if Administrative Agent accepts the assignment contemplated thereby, Administrative Agent shall give prompt notice thereof to Borrower. Borrower shall execute and deliver replacement Notes to the assignor and assignee as requested by Administrative Agent and necessary to give effect to the assignment. If Borrower fails or refuses to execute and deliver such replacement Notes, Administrative Agent may, as agent and attorney-in-fact for Borrower, execute and deliver such replacement Notes on behalf of Borrower. Borrower hereby appoints Administrative Agent as its agent and attorney-in-fact for such purpose and acknowledges that such power is coupled with an interest and therefore irrevocable. Administrative Agent shall not have any liability to Borrower or anyone else, including any Lender, as a consequence of exercising such power in any instance.

                           18.4.6.  ASSIGNMENT TO FEDERAL RESERVE BANK.
                  Notwithstanding any other provision set forth in this Agreement, without consent of Borrower or Administrative Agent, any Lender may at any time assign and pledge all or any portion of its Loans and its Note to any Federal Reserve Bank as collateral security pursuant to Regulation A and any Operating Circular issued by such Federal Reserve Bank. No such assignment shall release the assigning Lender from its obligations hereunder.

                  18.5. SALE OF PARTICIPATIONS. Each Lender may sell participations to one or more Persons (other than Borrower or an Affiliate of Borrower) in all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and its Loans); provided, however, that (i) such Lender's obligations under this Agreement shall remain unchanged,
         (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the participant shall be entitled to the benefit of the yield protection provisions contained in Section 17 and the right of setoff contained in Section 15.3.3, (iv) the amount of the participation shall be in a minimum amount of $5,000,000 or such lesser amount which constitutes such Lender's entire Commitment, provided, however, that no such minimum amount shall apply to participations between any of Lenders or between any Lender and any of its Affiliates; and (v) Borrower, the other Lenders and Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement, and such Lender shall retain the sole right to enforce the obligations of Borrower relating to its Loans, its Notes and its funding of Advances and to approve any amendment, modification, or waiver of any provision of this Agreement, provided, however, that the approval of a participant of a Lender may be required only for amendments, modifications, or waivers that (a) forgive the amount of principal of the Loans, (b) reduce the LIBOR Revolving Margin or the Base Rate Revolving Margin, or reduce the Revolving Loan Unused Fee, or (c) extend the Revolving Loan Maturity Date. The Lender selling a participation shall, within two (2) Business Days of its effectiveness, provide written notice of such event to


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         the Administrative Agent. Notwithstanding the foregoing provisions of this Section, the sale of any such participations which require Borrower to file a registration statement with the SEC or under the securities Laws of any state shall not be permitted.

                  18.6. INFORMATION; CONFIDENTIALITY. Administrative Agent and each Lender agrees that it will not disclose to third Persons any information that it obtains about Borrower or its operations or finances that are designated by Borrower in writing as confidential or that Borrower has advised Administrative Agent and Lenders in writing constitutes non-public information. Administrative Agent and Lenders may, however, disclose such information to each other, to assignees and participants (including prospective assignees and participants) and to all of their respective officers, attorneys, auditors, accountants, bank examiners, agents and representatives who have a need to know such information in connection with the administration, interpretation or enforcement of the Loan Documents or the lending and collection activity contemplated therein or to the extent required by Law or a Governmental Authority. Administrative Agent and Lenders shall advise such Persons that such information is to be treated as confidential. Administrative Agent and any Lender may also disclose such information in any documents that it files in any legal proceeding to pursue, enforce or preserve its rights under the Loan Documents to the extent that its counsel advises in writing that such disclosure is reasonably necessary. Administrative Agent's and Lenders' non-disclosure obligation shall not apply to any information that (i) is disclosed to Administrative Agent or any Lender by a third Person not affiliated with or employed by Borrower who does not have a commensurate duty of non-disclosure, or (ii) becomes publicly known other than as a result of disclosure by Administrative Agent or a Lender.

                  18.7. PAYMENT OF EXPENSES. Borrower agrees to pay or reimburse to Administrative Agent all of Administrative Agent's out-of-pocket costs incurred in connection with Administrative Agent's due diligence review before execution of the Loan Documents; the negotiation and preparation of proposals, a commitment letter and the Loan Documents; the syndication of the Loans; the administration of this Agreement, the Loan Documents and the Loans; the perfection of Administrative Agent's Security Interests in the Collateral; title insurance, surveys, environmental reports and appraisals; the protection, disposition, or foreclosure of any Security Interest on or with respect to any Collateral; the cost of searches for Security Interests existing against Covered Persons; recording and filing fees; the interpretation of any of the Loan Documents; any amendment of or supplementation to any of the Loan Documents; and any waiver, consent, enforcement, or forbearance with respect to any Default or Event of Default. Borrower agrees to pay or reimburse to Administrative Agent and each Lender all of Administrative Agent's and such Lender's out-of-pocket costs incurred in connection with the enforcement of such Lender's rights and remedies under the Loan Documents after the occurrence and during the continuation of an Event of Default. Administrative Agent's out-of-pocket costs may include but are not limited to the following, to the extent they are actually paid or incurred by Administrative Agent: title insurance fees and premiums; the cost of searches for Security Interests existing against Covered Persons; recording and filing fees; appraisal fees; environmental consultant fees; litigation costs; and all attorneys' and paralegals' expenses and reasonable fees. Each Lender's out-of-pocket costs may include but are not limited to the following, to the extent they are actually paid or incurred by a Lender: litigation costs and all attorneys' and paralegals' expenses and reasonable fees. Attorneys' and paralegals' expenses may include but are not limited to filing charges; telephone, data transmission, facsimile and other communication costs; courier and other delivery charges; and photocopying charges. Litigation costs may include but are not limited to filing fees, deposition costs, expert witness fees, expenses of service of process, and other such costs paid or incurred in any administrative, arbitration, or court proceedings involving a Lender and any Covered Person, including


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         proceedings under the Federal Bankruptcy Code. All costs which
         Borrower is obligated to pay or reimburse Administrative Agent or the Lenders are Loan Obligations payable to Administrative Agent or Lender, as applicable, and are payable on demand by Administrative Agent or such Lender.

         18.8.    GENERAL INDEMNITY.

                           18.8.1. Borrower agrees to indemnify and hold harmless Administrative Agent, the Letter of Credit Issuer, and each Lender and each of their Affiliates and their respective officers, directors, employees, agents, and advisors (each, an Indemnified Party) from and against any and all claims, damages, losses, liabilities, costs, and expenses (including, without limitation, reasonable attorneys' fees) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of (including, without limitation, in connection with any investigation, litigation, or proceeding or preparation of defense in connection therewith) the Loan Documents, the Acquisition Documents, any of the transactions contemplated herein or therein or the actual or proposed use of the proceeds of the Loans, or the manufacture, storage, transportation, release or disposal of any Hazardous Material on, from, over or affecting any of its assets or any of the assets, properties, or operations of any Covered Person or any predecessor in interest, directly or indirectly, except to the extent such claim, damage, loss, liability, cost, or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct. In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 18.8 applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by Borrower, its directors, shareholders or creditors or an Indemnified Party or any other Person or any Indemnified Party is otherwise a party thereto and whether or not the transactions contemplated hereby are consummated. Borrower agrees not to assert any claim against Administrative Agent, any Lender, any of their Affiliates, or any of their respective directors, officers, employees, attorneys, agents, and advisers, on any theory of liability, for special, indirect, consequential, or punitive damages arising out of or otherwise relating to the Loan Documents, the Acquisition Documents, any of the transactions contemplated herein or therein or the actual or proposed use of the proceeds of the Loans. Borrower shall pay, indemnify and hold harmless the Indemnified Parties for, from and against, and shall promptly reimburse the Indemnified Parties for, any and all claims, damages, liabilities, losses, costs and expenses (including reasonable attorneys' fees and expenses and amounts paid in settlement) incurred, paid or sustained by the Indemnified Parties, arising out of or relating to the Acquisition Documents.

                           18.8.2.  The obligations of Borrower under this
                  Section 18.8 shall survive the termination of the Commitments, the expiration of the Letters of Credit, and the indefeasible full payment and satisfaction of all of the Loan Obligations.

                           18.8.3. To the extent that any of the indemnities required from Borrower under this Section are unenforceable because they violate any Law or public policy, Borrower shall pay the maximum amount which it is permitted to pay under applicable Law.

                  18.9. LETTERS OF CREDIT. Borrower assumes all risks of the acts or omissions of any beneficiary of any of the Letters of Credit. Neither Administrative Agent nor any of its directors,


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         officers, employees, agents, or representatives shall be liable or responsible for: (a) the use which may be made of any of the Letters of Credit or for any acts or omissions of beneficiary in connection therewith; (b) the validity, sufficiency or genuineness of documents, or of any endorsement(s) thereon, even if such documents should in fact prove to be in any or all respects invalid, insufficient, fraudulent or forged; (c) payment by Administrative Agent against presentation of documents which, on their face, appear to comply with the terms of any Letter of Credit but which in fact do not; or (d) any other circumstances whatsoever in making or failing to make payment under any Letter of Credit in connection with which Administrative Agent would, pursuant to the Uniform Customs and Practices for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500 (as amended from time to time), be absolved from liability. In furtherance and not in limitation of the foregoing, Letter of Credit Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary.

                  18.10. CHANGES IN ACCOUNTING PRINCIPLES. If any Covered Person, at the end of its fiscal year and with the concurrence of its independent certified public accountants, changes the method of valuing the inventory of such Covered Person, or if any other changes in accounting principles from those used in the preparation of any of the Financial Statements are required by or result from the promulgation of principles, rules, regulations, guidelines, pronouncements or opinions by the Financial Accounting Standards Board or the American Institute of Certified Public Accountants (or successors thereto or bodies with similar functions), and any of such changes result in a change in the method of calculation of, or affect the results of such calculation of, any of the financial covenants, standards or terms found herein, then the parties hereto agree to enter into and diligently pursue negotiations in order to amend such financial covenants, standards or terms so as to equitably reflect such changes, with the desired result that the criteria for evaluating the financial condition and results of operations of such Covered Person shall be the same after such changes as if such changes had not been made; provided, however, that until such changes are made, all financial covenants herein and all the provisions hereof which contemplate financial calculation hereunder shall remain in full force and effect.

                  18.11. LOAN RECORDS. The date and amount of all Advances to Borrower and payments of amounts due from Borrower under the Loan Documents will be recorded in the records that Administrative Agent normally maintains for such types of transactions. The failure to record, or any error in recording, any of the foregoing shall not, however, affect the obligation of Borrower to repay the Loans and other amounts payable under the Loan Documents. Borrower shall have the burden of proving that such records are not correct. Borrower agrees that Administrative Agent's and any Lender's books and records showing the Loan Obligations and the transactions pursuant to this Agreement shall be admissible in any action or proceeding arising therefrom, and shall constitute prima facie proof thereof, irrespective of whether any Loan Obligation is also evidenced by a promissory note or other instrument. Administrative Agent will provide to Borrower a monthly statement of Advances, payments, and other transactions pursuant to this Agreement. Such statement shall be deemed correct, accurate and binding on Borrower and an account stated (except for reversals and reapplications of payments as provided in Section 6.7 and corrections of errors discovered by Administrative Agent or a Lender), unless Borrower notifies Administrative Agent in writing to the contrary within 30 days after such statement is rendered. In the event a timely written notice of objections is given by Borrower, only the items to which exception is expressly made will be considered to be disputed by Borrower.

                  18.12. OTHER SECURITY AND GUARANTIES. Administrative Agent or any Lender may, in each case for the benefit of all of the Lenders, without notice or demand and without affecting Borrower's obligations hereunder, from time to time: (a) take from any Person (other than


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         Borrower) and hold collateral for the payment of all or any part of the Loan Obligations and exchange, enforce and release such collateral or any part thereof; and (b) accept and hold any endorsement or guaranty of payment of all or any part of the Loan Obligations and release or substitute any such endorser or guarantor, or any Person (other than Borrower) who has given any Security Interest in any other collateral as security for the payment of all or any part of the Loan Obligations, or any other Person (other than Borrower) in any way obligated to pay all or any part of the Loan Obligations.

                  18.13. LOAN OBLIGATIONS PAYABLE IN DOLLARS. All Loan Obligations that are payable in Dollars under the terms of the Loan Documents shall be payable only in Dollars. If, however, to obtain a judgment in any court it is necessary to convert a Loan Obligation payable in Dollars into another currency, the rate of exchange used shall be that at which Administrative Agent, using its customary procedures, could purchase Dollars with such other currency in New York, New York on the Business Day immediately preceding the day on which such judgment is rendered. If any sum in another currency is paid to a Lender or received by a Lender and applied to a Loan Obligation payable in Dollars, such Loan Obligation shall be deemed paid and discharged only to the extent of the amount of Dollars that Administrative Agent, using its customary procedures, is able to purchase in New York, New York with such sum on the Business Day immediately following receipt thereof. Borrower agrees to indemnify each Lender against any loss in Dollars that it may incur on such Loan Obligation as a result of such payment or receipt and application to such Loan Obligation.

                  18.14. DISCLOSURES. Notwithstanding anything herein or the other Loan Documents to the contrary, Administrative Agent and each Lender may disclose to any and all Persons, without limitation of any kind, any information with respect to the "tax treatment" and "tax structure" (in each case, within the meaning of Treasury Regulation Section 1.6011-4) of the transactions contemplated hereby and all materials of any kind (including opinions or other tax analyses) that are provided to Administrative Agent or such Lender relating to such tax treatment and tax structure; provided that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the tax treatment or tax structure of the Loans, Letters of Credit and transactions contemplated hereby.

         19.      MISCELLANEOUS.

                  19.1. NOTICES. All notices, consents, requests and demands to or upon the respective parties hereto shall be in writing, and shall be deemed to have been given or made when delivered in person to those Persons listed on the signature pages hereof or when deposited in the United States mail, postage prepaid, or the overnight courier services, when delivered to the overnight courier service, or in the case of telecopy notice, when sent, verification received, in each case addressed as set forth on the signature pages hereof, or such other address as either party may designate by notice to the other in accordance with the terms of this Section. No notice given to or demand made on Borrower by Administrative Agent or any Lender in any instance shall entitle Borrower to notice or demand in any other instance.

                  19.2.    AMENDMENTS AND MODIFICATIONS; WAIVERS AND CONSENTS.

                           19.2.1. Unless otherwise provided herein, no amendment to or modification of any provision of this Agreement, or of any of the other Loan Documents shall be effective unless it is in writing and signed by authorized officers of Borrower and Administrative Agent (if authorized in writing by the Required Lenders and agreed to by


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                  the Administrative Agent). Unless otherwise provided
                  herein, no waiver of, or consent to any departure by Borrower from, the requirements of any provision of this Agreement or any of the other Loan Documents shall be effective unless it is in writing and signed by authorized officers of Required Lenders. Any such amendment, modification, waiver or consent shall be effective only in the specific instance and for the purpose for which given.

                           19.2.2.  The foregoing Section 19.2.1
                  notwithstanding, no such amendment, modification or consent or waiver shall, unless signed by authorized officers of Administrative Agent, Borrower and of all
                  Lenders: (i) reduce or forgive the repayment of principal of any Advance or the reimbursement of any draw on a Letter of Credit, (ii) reduce the LIBOR Revolving Margin or the Base Rate Revolving Margin, or reduce the Revolving Loan Unused Fee, except for periodic readjustments in accordance with this Agreement, (iii) extend the Revolving Loan Maturity Date, (iv) change the provisions of Section 16 to the detriment of any Lender, (v) change the definition of Required Lenders herein, (vi) change the provisions of this Section 19.2.2, (vii) change any provisions of this Agreement requiring ratable distributions to Lenders, and (viii) release a Guarantor from the Guaranty.

                           19.2.3.

                                    19.2.3.1. Subject to Section 19.2.3.3
                           below, Administrative Agent may, either before or after an Event of Default, but only with the consent or authorization of all Lenders, granted or withheld in their absolute discretion, exchange, waive or release its Security Interests in any of the Collateral in an amount equal to or in excess of an aggregate fair market value of $2,500,000 in any calendar year or permit Borrower to substitute any personal property for any of the Personal Property Collateral in an amount equal to or in excess of an aggregate fair market value of $2,500,000 in any calendar year in all cases without affecting the Loan Obligations or Administrative Agent's right to take any other action with respect to any other Collateral.

                                    19.2.3.2. Administrative Agent may, in
                           its absolute discretion and without the consent of any Lender, exchange, waive or release its Security Interests in any of the Personal Property Collateral having an aggregate fair market value of less than $2,500,000 in any calendar year in all cases without affecting the Loan Obligations or Administrative Agent's right to take any other action with respect to any other Collateral. In addition, with regards to the Edison, New Jersey Real Estate Collateral location, Administrative Agent is authorized to release it's Security Interest on the portion of such location that may be condemned by applicable Governmental Authorities if the net proceeds of such condemnation are promptly turned over to the Administrative Agent for application to the Loan Obligations and the amount of such condemnation proceeds shall not count towards the basket set forth in this Section 19.2.3.2.

                                    19.2.3.3. Notwithstanding the terms of
                           Section 19.2.3.1 and Section 19.2.3.2,
                           Administrative Agent may, in its absolute discretion and without the consent of any Lender, release its Security Interests in any of the Real Estate Collateral if and only if (i) simultaneously with such release, Administrative Agent receives a first priority Security Interest in one or more parcels of replacement real property owned by Borrower or a Covered Person,

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                           (ii) each such parcels of replacement real
                           property owned by Borrower or a Covered Person complies with the requirements of Section 8.1.10 (as such compliance is determined by Administrative Agent in its absolute discretion) and such other requirements or matters as may be reasonably requested by Administrative Agent,
                           (ii) there is no Existing Default and no Default or Event of Default would reasonably be likely to occur as a result of such release and substitution, and (iii) Borrower has delivered a compliance certificate showing compliance with
                           Section 14.5 after giving effect to the
                           transactions contemplated by this Section
                           19.2.3.3 pro-forma for the most recently completed fiscal month.

                                    19.2.3.4. Notwithstanding the terms of
                           Section 19.2.3.1, Section 19.2.3.2, and Section 19.2.3.3, Administrative Agent may, in its absolute discretion and without the consent of any Lender, upon the indefeasible payment in full of all of the Loan Obligations, the expiration or termination of all Letters of Credit and reduction of the Letter of Credit Exposure to zero, and the termination of the Commitments, release its Security Interests in all the Collateral.

                           19.2.4. In addition, the foregoing provisions of Sections 19.2.1 and 19.2.2 notwithstanding, the Dollar amount of the Aggregate Revolving Loan Commitment (including, without limitation, any increase effected pursuant to Section 3.1.2) may not be increased without the consent of any Lender participating in such increase, Administrative Agent and, if Section 18.4.1.6 is applicable, the Borrower.

                           19.2.5. No failure by Administrative Agent or any Lender to exercise, and no delay by Administrative Agent or any Lender in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by Administrative Agent or any Lender of any right, remedy, power or privilege hereunder preclude any other exercise thereof, or the exercise of any other right, remedy, power or privilege existing under any Law or otherwise.

                  19.3. RIGHTS CUMULATIVE. Each of the rights and remedies of Administrative Agent and Lenders under this Agreement shall be in addition to all of its other rights and remedies under applicable Law, and nothing in this Agreement shall be construed as limiting any such rights or remedies.

                  19.4. RECITALS. The Recitals to this Agreement are substantive in nature and are a part of this Agreement.

                  19.5. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and all future holders of the Notes and their respective successors and assigns, except that Borrower may not assign, delegate or transfer any of its rights or obligations under this Agreement without the prior written consent of Administrative Agent and all Lenders. With respect to Borrower's successors and assigns, such successors and assigns shall include any receiver, trustee or debtor-in-possession of or for Borrower.

                  19.6. SEVERABILITY. Any provision of this Agreement which is prohibited, unenforceable or not authorized in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition, unenforceability or lack of authorization without invalidating the remaining provisions hereof or affecting the validity, enforceability or legality of such provision in any other jurisdiction unless the ineffectiveness of such provision would result in such a


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         material change as to cause completion of the transactions contemplated hereby to be unreasonable.

                  19.7. COUNTERPARTS. This Agreement may be executed by the parties hereto on any number of separate counterparts, and all such counterparts taken together shall constitute one and the same instrument. It shall not be necessary in making proof of this Agreement to produce or account for more than one counterpart signed by the party to be charged.

                  19.8. GOVERNING LAW; NO THIRD PARTY RIGHTS. This Agreement, the Notes and the other Loan Documents and the rights and obligations of the parties hereunder and thereunder shall be governed by and construed and interpreted in accordance with the internal Laws of the State of Illinois applicable to contracts made and to be performed wholly within such state, without regard to choice or conflicts of law principles; except that the provisions of the Loan Documents pertaining to the creation or perfection of Security Interests or the enforcement of rights of Administrative Agent and Lenders in Collateral located in a State other than the State of Illinois shall be governed by the Laws of such State. This Agreement is solely for the benefit of the parties hereto and their respective successors and assigns, and no other Person shall have any right, benefit, priority or interest under, or because of the existence of, this Agreement.

                  19.9. COUNTERPART FACSIMILE EXECUTION. For purposes of this Agreement, a document (or signature page thereto) signed and transmitted by facsimile machine or telecopier is to be treated as an original document. The signature of any Person thereon, for purposes hereof, is to be considered as an original signature, and the document transmitted is to be considered to have the same binding effect as an original signature on an original document. At the request of any party hereto, any facsimile or telecopy document is to be re-executed in original form by the Persons who executed the facsimile or telecopy document. No party hereto may raise the use of a facsimile machine or telecopier or the fact that any signature was transmitted through the use of a facsimile or telecopier machine as a defense to the enforcement of this Agreement or any amendment or other document executed in compliance with this Section.

                  19.10. REPRODUCTIONS AS EVIDENCE. This Agreement and the other Loan Documents, including but not limited to (a) consents, waivers, amendments, and modifications which may hereafter be executed, and (b) financial statements, certificates and other information previously or hereafter furnished to Administrative Agent or any Lender, may be reproduced by Administrative Agent or such Lender by any photographic, photostatic, microfilm, microcard, miniature photographic, computer imaging or other similar process and Administrative Agent or such Lender may destroy any original document so reproduced. Any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made in the regular course of business of Administrative Agent or such Lender) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

                  19.11. EFFECT OF MERGER OF BANK. Effective immediately upon the merger of Administrative Agent or a Lender with or into another financial institution, all references to Administrative Agent or such Lender under every Loan Document shall be deemed to be references to the surviving institution. If the surviving institution does not have a "Prime Rate," references in the Loan Documents to Prime Rate shall be deemed to be references to the reference rate (however it is designated) established from time to time by the surviving institution that is most similar to the Prime Rate.

                  19.12. NEGOTIATED TRANSACTION. Borrower, Administrative Agent and each Lender represent each to the others that in the negotiation and drafting of this Agreement and the other


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         Loan Documents they have been represented by and have relied upon the advice of counsel of their choice. Borrower and Administrative
         Agent affirm that their counsel have both had substantial roles in the drafting and negotiation of this Agreement and each Lender affirms that its counsel has participated in the drafting and negotiation of this Agreement; therefore, this Agreement will be deemed drafted by all of Borrower, Administrative Agent and Lenders, and the rule of construction to the effect that any ambiguities are to be resolved against the drafter will not be employed in the interpretation of this Agreement.

                  19.13. CHOICE OF FORUM. SUBJECT ONLY TO THE EXCEPTION IN THE NEXT SENTENCE, BORROWER, ADMINISTRATIVE AGENT, AND EACH LENDER HEREBY AGREES TO THE EXCLUSIVE JURISDICTION OF THE FEDERAL COURT OF THE NORTHERN DISTRICT OF ILLINOIS AND THE STATE COURTS OF ILLINOIS LOCATED IN COOK COUNTY AND WAIVES ANY OBJECTION BASED ON VENUE OR FORUM NON CONVENIENS WITH RESPECT TO ANY ACTION INSTITUTED THEREIN, AND AGREES THAT ANY DISPUTE CONCERNING THE RELATIONSHIP BETWEEN ADMINISTRATIVE AGENT, LENDERS, AND BORROWER OR THE CONDUCT OF ANY OF THEM IN CONNECTION WITH THIS AGREEMENT OR OTHERWISE SHALL BE HEARD ONLY IN THE COURTS DESCRIBED ABOVE. NOTWITHSTANDING THE
         FOREGOING: (1) ADMINISTRATIVE AGENT OR ANY LENDER SHALL HAVE THE RIGHT TO BRING ANY ACTION OR PROCEEDING AGAINST BORROWER OR ITS PROPERTY IN ANY COURTS OF ANY OTHER JURISDICTION ADMINISTRATIVE AGENT OR ANY LENDER DEEM NECESSARY OR APPROPRIATE IN ORDER TO REALIZE ON THE COLLATERAL, REAL ESTATE OR OTHER SECURITY FOR THE LOAN OBLIGATIONS, AND (2) EACH OF THE PARTIES HERETO ACKNOWLEDGES THAT ANY APPEALS FROM THE COURTS DESCRIBED IN THE IMMEDIATELY PRECEDING SENTENCE MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE THOSE JURISDICTIONS.

                  19.14. SERVICE OF PROCESS. BORROWER HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY REGISTERED MAIL (RETURN RECEIPT REQUESTED) DIRECTED TO BORROWER AT ITS ADDRESS SET FORTH ON THE SIGNATURE PAGES HEREOF, AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED FIVE (5) DAYS AFTER THE SAME SHALL HAVE BEEN SO DEPOSITED IN THE U.S. MAILS; OR AT ADMINISTRATIVE AGENT'S OR ANY LENDER'S OPTION, BY SERVICE UPON CT CORPORATION, WHICH BORROWER IRREVOCABLY APPOINTS AS BORROWER'S AGENT FOR THE PURPOSE OF ACCEPTING SERVICE
         OF PROCESS WITHIN THE STATE OF ILLINOIS. ADMINISTRATIVE AGENT OR
         SUCH LENDER SHALL PROMPTLY FORWARD BY REGISTERED MAIL ANY PROCESS
         SO SERVED UPON SAID AGENT TO BORROWER AT ITS ADDRESS ON THE
         SIGNATURE PAGES HEREOF. NOTHING IN THIS SECTION SHALL AFFECT THE RIGHT OF ADMINISTRATIVE AGENT OR ANY LENDER TO SERVE LEGAL PROCESS
         IN ANY OTHER MANNER PERMITTED BY LAW.

                  19.15. WAIVER OF JURY TRIAL. BORROWER, ADMINISTRATIVE AGENT, AND EACH LENDER HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (1) ARISING UNDER THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR (2) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE

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

         PARTIES HERETO OR EITHER OF THEM IN RESPECT OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE. BORROWER, ADMINISTRATIVE AGENT, AND EACH LENDER AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT EITHER MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

                  19.16. INCORPORATION BY REFERENCE. All of the terms of the other Loan Documents are incorporated in and made a part of this Agreement by this reference.

                  19.17. STATUTORY NOTICE - INSURANCE. The following notice is given pursuant to Section 10 of the Collateral Protection Act set forth in Chapter 815 Section 180/1 of the Illinois Compiled Statutes (1996); nothing contained in such notice shall be deemed to limit or modify the terms of the Loan Documents:

         UNLESS YOU PROVIDE EVIDENCE OF THE INSURANCE COVERAGE REQUIRED BY YOUR AGREEMENT WITH US, WE MAY PURCHASE INSURANCE AT YOUR EXPENSE TO PROTECT OUR INTERESTS IN YOUR COLLATERAL. THIS INSURANCE MAY, BUT NEED NOT, PROTECT YOUR INTERESTS. THE COVERAGE THAT WE PURCHASE MAY NOT PAY ANY CLAIM THAT YOU MAKE OR ANY CLAIM THAT IS MADE AGAINST YOU IN CONNECTION WITH THE COLLATERAL. YOU MAY LATER CANCEL ANY INSURANCE PURCHASED BY US, BUT ONLY AFTER PROVIDING EVIDENCE THAT YOU HAVE OBTAINED INSURANCE AS REQUIRED BY OUR AGREEMENT. IF WE PURCHASE INSURANCE FOR THE COLLATERAL, YOU WILL BE RESPONSIBLE FOR THE COSTS OF THAT INSURANCE, INCLUDING THE INSURANCE PREMIUM, INTEREST AND ANY OTHER CHARGES WE MAY IMPOSE IN CONNECTION WITH THE PLACEMENT OF THE INSURANCE, UNTIL THE EFFECTIVE DATE OF THE CANCELLATION OR EXPIRATION OF THE INSURANCE. THE COSTS OF THE INSURANCE MAY BE ADDED TO YOUR TOTAL OUTSTANDING BALANCE OR OBLIGATION. THE COSTS OF THE INSURANCE MAY BE MORE THAN THE COST OF INSURANCE YOU MAY BE ABLE TO OBTAIN ON YOUR OWN.

                  19.18. STATUTORY NOTICE - ORAL COMMITMENTS. Nothing contained in the following notice shall be deemed to limit or modify the terms of the Loan Documents:

         ORAL AGREEMENTS OR COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT INCLUDING PROMISES TO EXTEND OR RENEW SUCH DEBT ARE NOT ENFORCEABLE, REGARDLESS OF THE LEGAL THEORY UPON WHICH IT IS BASED THAT IS IN ANY WAY RELATED TO THE CREDIT AGREEMENT. TO PROTECT COMPANY (BORROWER) AND THE BANK (CREDITOR) FROM MISUNDERSTANDING OR DISAPPOINTMENT, ANY AGREEMENTS THE COMPANY (BORROWER) AND THE BANK (CREDITOR) REACH COVERING SUCH MATTERS ARE CONTAINED IN THIS WRITING, WHICH IS THE COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENT BETWEEN US, EXCEPT AS WE MAY LATER AGREE IN WRITING TO MODIFY IT.

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         Borrower acknowledges that there are no other agreements between
         Administrative Agent, Lenders, and Borrower, oral or written, concerning the subject matter of the Loan Documents, and that all prior agreements concerning the same subject matter, including any proposal or commitment letter, are merged into the Loan Documents and thereby extinguished.

         20. SECURITY AND GUARANTIES. As security for the payment and performance of the Loan Obligations, and also as security for the payment and performance of all Obligations to Administrative Agent, Borrower shall execute and deliver, or cause to be executed and delivered, to Administrative Agent the following documents, each satisfactory to Lenders:

                  20.1. SECURITY AGREEMENTS. Security agreements granting to Administrative Agent for the benefit of Lenders a first priority Security Interest under the UCC in all of the Goods, Equipment, Accounts, Inventory, Instruments, Documents, Chattel Paper, Securities, General Intangibles, including Intellectual Property, and other personal property of each Covered Person and every Subsidiary of each Covered Person, whether now owned or hereafter acquired, and all proceeds thereof, subject only to Permitted Security Interests affecting such property.

                  20.2. MORTGAGES. Mortgages, leasehold mortgages, deeds of trust, leasehold deeds of trust, or landlord consents, as required by Administrative Agent (i) granting to Administrative Agent for the benefit of Lenders a first priority Security Interest in such real property and fixtures owned by each Covered Person and all improvements thereon and any appurtenant easements and rights and all income and proceeds thereof so that the Asset Coverage Ratio is met at all times, and (ii) assigning to Administrative Agent for the benefit of Lenders all of the grantor's rights, title, and interest in, to, and under all leases affecting any part of the Real Estate Collateral and all income and proceeds thereof, which Security Interests shall be subject only to existing Permitted Security Interests affecting such property. If any Covered Person acquires or leases any real property (except for leases of office space or leases of temporary storage space to the extent not otherwise prohibited herein) after the Execution Date, Borrower shall notify Administrative Agent thereof and shall deliver or cause to be delivered to Administrative Agent for the benefit of Lenders a deed of trust, mortgage, leasehold deed of trust, leasehold mortgage, or landlord consent as required by Administrative Agent, on each parcel of such real property promptly upon request by Administrative Agent.

                  20.3. ADDITIONAL SUBSIDIARIES; GUARANTIES. As further security for the payment and performance of the Loan Obligations, each Subsidiary, other than a Dormant Subsidiary, of any Covered Person, including any Subsidiary of any Covered Person that is acquired or organized after July 29, 2005, shall (i) execute and deliver or cause to be executed and delivered by the applicable Covered Person, an addendum to a Security Agreement granting to Administrative Agent for the benefit of Lenders a first priority Security Interest in all of the voting capital stock, securities, membership interests or other equity interests, as applicable (and all options and warrants therefor), of any such later acquired or organized Subsidiary, now or hereafter issued and outstanding, and all proceeds thereof, and (ii) execute and delivery, or cause to be executed and delivered to Administrative Agent, by every now existing and hereafter later acquired or organized Subsidiary of any Covered Person (which may only be acquired or organized if permitted elsewhere in this Agreement) an unconditional guaranty of the Loan Obligations or, at the option of Administrative Agent in Administrative Agent's absolute discretion, a joinder agreement in which such Subsidiary becomes a Borrower under this Agreement and assumes primary, joint and several liability for the Loan Obligations, and a Security Agreement (as described in Section 8.2) and other appropriate security documents, each in form satisfactory to Lenders.

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

         21. POWER OF ATTORNEY. Borrower hereby authorizes Administrative Agent and irrevocably appoints Administrative Agent (acting by any of its officers) as such Borrower's agent and attorney-in-fact (which appointment is coupled with an interest and is therefore irrevocable) to do any of the following, and hereby consents and authorizes any of the following, until all of the Loan Obligations are fully and indefeasibly paid and satisfied, there are no Letters of Credit outstanding and the Letter of Credit Exposure is irreversibly zero, and the Commitments are terminated:

                  21.1. At any time while there is an Existing Default, (i) demand payment of any Account; (ii) enforce payment of any Account by legal proceedings or otherwise; (iii) exercise all of such Borrower's rights and remedies in proceedings brought to collect any Account; (iv) sell or assign any Account upon such terms, for such amount and at such time or times as Administrative Agent deems advisable; (v) settle, adjust, compromise, extend or renew any Account; (vi) discharge and release any Account; (vii) prepare, file and sign such Borrower's name on any proof of claim in bankruptcy or other similar documents against an Account Debtor;
         (viii) notify the postal authorities of any change of the address for delivery of such Borrower's mail to any address designated by Administrative Agent, and open and process all mail addressed to such Borrower; (ix) endorse such Borrower's name on any verification of Accounts and notices thereof to Account Debtors;
         (x) make one or more Revolving Loan Advances to pay the costs and expenses of any of the foregoing; (xi) take control in any manner of any item of payment or proceeds of any Account; (xii) have access to any lockbox or postal box into which such Borrower's mail is deposited; (xiii) endorse such Borrower's name upon any items of payment and deposit the same in the Cash Collateral Account and apply the proceeds thereof to the Loan Obligations as provided herein; (xiv) endorse such Borrower's name upon any chattel paper, document, instrument, invoice, or similar document or agreement relating to any Account or other item of the Collateral; and (xv) do anything that Administrative Agent deems necessary in its reasonable discretion to assure that the Loan Obligations are fully and indefeasibly paid and satisfied.

                  21.2. At any time, file any financing statement or amendments thereto deemed necessary or appropriate by Administrative Agent to assure the perfection or continued perfection of Administrative Agent's Security Interests in the Collateral for the benefit of Lenders.

The foregoing power of attorney and authorization shall be deemed automatically revoked upon the indefeasible payment in full of all of the Loan Obligations, the expiration or termination of all Letters of Credit and reduction of the Letter of Credit Exposure to zero, and the termination of the Commitments.

                          [SIGNATURE PAGES FOLLOW]

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


         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by appropriate duly authorized officers as of the Execution Date.

ANGELICA CORPORATION, A MISSOURI CORPORATION, AS BORROWER

By: /s/ James W. Shaffer
   --------------------------------------------------
Name: James W. Shaffer
     ------------------------------------------------
Title: Vice President
      -----------------------------------------------

Angelica Corporation
424 S. Woods Mill Road
Chesterfield, MO  63017
Attention: Chief Financial Officer
Phone: 314-854-3804
Fax: 314-854-3949

With a copy to:

Angelica Corporation
424 S. Woods Mill Road
Chesterfield, MO  63017
Attention: General Counsel
Phone: 314-854-3807
Fax: 314-854-3949

                         {SIGNATURE PAGES CONTINUE}


                            Signature Page 1 of 6

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


LASALLE BANK NATIONAL ASSOCIATION,

AS ADMINISTRATIVE AGENT AND A LENDER

By: /s/ Margaret Dierkes
   --------------------------------------------------
Name: Margaret Dierkes
Title: Vice President

NOTICE ADDRESS :

LaSalle Bank National Association
One North Brentwood Blvd., Suite 950
Clayton, MO 63105
Attention: Margaret Dierkes, Vice President
Phone: 314-613-1916
Fax: 314-621-1612

         With a copy to:

Steven C. Drapekin, Esq.
Lewis, Rice & Fingersh, L.C.
500 N. Broadway, Suite 2000
St. Louis, MO 63102
Phone: 314-444-7600
Fax: 314-612-7692

APPLICABLE LENDING OFFICE :

LaSalle Bank National Association
One North Brentwood Blvd., Suite 950
Clayton, MO 63105
Attention: Margaret Dierkes, Vice President
Phone: 314-613-1916
Fax: 314-621-1612

                         {SIGNATURE PAGES CONTINUE}

                            Signature Page 2 of 6


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


UMB BANK, NATIONAL ASSOCIATION, A LENDER

By: /s/ Cecil G. Wood
   --------------------------------------------------
Name: Cecil G. Wood
     ------------------------------------------------
Title: Executive Vice President
      -----------------------------------------------

NOTICE ADDRESS :

UMB Bank, National Association
2 South Broadway
St. Louis, Missouri 63102
Attention: Cecil Wood
Phone: 314-612-8131
Fax: 314-612-8150

APPLICABLE LENDING OFFICE :

UMB Bank, National Association
2 South Broadway
St. Louis, Missouri 63102
Attention: Cecil Wood
Phone: 314-612-8131
Fax: 314-612-8150

                         {SIGNATURE PAGES CONTINUE}

                            Signature Page 3 of 6


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


WELLS FARGO BANK, N.A., A LENDER

By: /s/ Tammy R. Sturgis
   --------------------------------------------------
Name: Tammy R. Sturgis
     ------------------------------------------------
Title: Vice President
      -----------------------------------------------

NOTICE ADDRESS :

Wells Fargo Bank, N.A.
101 S. Hanley Rd., Suite 1400
St. Louis, Missouri 63105
Attention: Tammy Sturgis
Phone: 314-290-5084
Fax: 314-726-3173

APPLICABLE LENDING OFFICE :

Wells Fargo Bank, N.A.
101 S. Hanley Rd., Suite 1400
St. Louis, Missouri 63105
Attention: Tammy Sturgis
Phone: 314-290-5084
Fax: 314-726-3173

                         {SIGNATURE PAGES CONTINUE}

                            Signature Page 4 of 6


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


NATIONAL CITY BANK OF THE MIDWEST, A LENDER

By: /s/ S. Farris Tzinberg
   --------------------------------------------------
Name: S. Farris Tzinberg
     ------------------------------------------------
Title: Vice President
      -----------------------------------------------

NOTICE ADDRESS :

10401 Clayton Road Locator SL-FR
St. Louis, MO 63131
Attention: Farris Tzinberg
Phone:  314-587-7717
Fax:  314-991-4532

APPLICABLE LENDING OFFICE :

10401 Clayton Road Locator SL-FR
St. Louis, MO 63131
Attention: Farris Tzinberg
Phone:  314-587-7874
Fax:  314-991-4532

                         {SIGNATURE PAGES CONTINUE}

                            Signature Page 5 of 6


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


REGIONS BANK, FORMERLY KNOWN AS UNION PLANTERS BANK, N.A., A LENDER

By: /s/ Daniel R. Kraus
   --------------------------------------------------
Name: Daniel R. Kraus
     ------------------------------------------------
Title: Vice President
      -----------------------------------------------

NOTICE ADDRESS :

8182 Maryland Ave, Suite 200
Clayton, MO 63105
Attention: Steven Linton

APPLICABLE LENDING OFFICE :

8182 Maryland Ave, Suite 200
Clayton, MO 63105
Attention: Steven Linton
Phone: 314-615-2374
Fax: 314-615-2374

                          {END OF SIGNATURE PAGES}

                            Signature Page 6 of 6


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                                 EXHIBIT 2.1

                                  GLOSSARY

ACCOUNT - as to any Person, the right of such Person to payment for goods sold or leased or for services rendered by such Person.

ACCOUNT DEBTOR - the obligor on any Account.

ACQUIRING COMPANY - the Person obligated to pay or provide the consideration payable in connection with a Permitted Acquisition upon the consummation thereof.

ACQUISITION DOCUMENTS - in the case of any Permitted Acquisition, the documents to which Borrower or any other Covered Person is a party and under which such Permitted Acquisition is contemplated, and all of the foregoing at any time after a Permitted Acquisition has occurred.

ADJUSTED BASE RATE - is defined in Section 4.4.

ADJUSTED LIBOR RATE - is defined in Section 4.5.

ADMINISTRATIVE AGENT - LaSalle in its capacity as Administrative Agent under this Agreement, and its successors and assigns in such capacity.

ADVANCE - a Revolving Loan Advance or a Swingline Advance.

ADVANCE DATE - the date on which an Advance is requested by Borrower to be made, or is otherwise contemplated or intended to be made, as provided herein.

AFFILIATE - with respect to any Person, (a) any other Person who is a partner, director, officer, stockholder, member, partner or other equity holder of such Person; and (b) any other Person which, directly or indirectly, through one or more intermediaries, is in control of, is controlled by or is under common control with such Person, and any partner, director, officer or stockholder, member, partner or other equity holder of such other Person described. For purposes of this Agreement, control of a Person by another Person shall be deemed to exist if such other Person has the power, directly or indirectly, either to (i) vote twenty percent (20%) or more of the securities, membership interests or other equity interest having the power to vote in an election of directors or managers of such Person, or (ii) direct the management of such Person, whether by contract or otherwise and whether alone or in combination with others.

AGGREGATE COMMITMENT - the Aggregate Revolving Loan Commitment.

AGGREGATE LOAN - the Aggregate Revolving Loan.

AGGREGATE REVOLVING LOAN - the from time to time outstanding principal balance of all Revolving Loan Advances.

AGGREGATE REVOLVING LOAN COMMITMENT - the aggregate commitments of Lenders as stated in Section 3.1.1 to fund Revolving Loan Advances, as it may be changed as provided herein.

APPLICABLE LENDING OFFICE - means, for Administrative Agent and each Lender and for each Loan, the Applicable Lending Office of Administrative Agent or such Lender (or of an Affiliate of such Lender) designated for such Loan on the signature pages hereof or such other office of such Lender (or an Affiliate of Administrative Agent or such Lender) as Administrative Agent or such Lender may from time to time specify to Administrative Agent (in the case of another Lender) and Borrower by written notice in accordance with the terms hereof as the office by which its Loans are to be made and maintained.

APPROVED OPTION - is defined in Section 6.3.3.3.

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BASE RATE - for any day, the rate per annum equal to the higher of (a) the
Federal Funds Rate (as such rate may fluctuate from time to time as provided for herein) for such day plus .50% and (b) the Prime Rate (as such rate may fluctuate from time to time as provided for herein) for such day. Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Rate shall be effective on the effective date of such change in the Prime Rate or Federal Funds Rate. The interest rate so designated from time to time as the Base Rate by Administrative Agent is a reference rate and does not necessarily represent the lowest or best rate charged to any customer of Administrative Agent or any other Lender.

BASE RATE ADVANCE - an Advance that will become a Base Rate Loan.

BASE RATE REVOLVING MARGIN - is specified in Section 4.6.

BASE RATE LOAN - any portion of a Loan on which interest accrues at the Base
Rate.

BORROWER - as defined in the introductory paragraph to this Agreement.

BORROWING OFFICER - each officer of Borrower who is authorized to submit a request for an Advance or the issuance of a Letter of Credit on behalf of Borrower.

BUSINESS DAY - a day other than a Saturday, Sunday or other day on which commercial banks are authorized or required to close under the Laws of either the United States or the State of Illinois, and when used in connection with LIBOR Loans, also a day other than any day on which dealings in U.S. Dollar deposits are not carried on in the London interbank market.

CAPITAL EXPENDITURES -- means all expenditures (including Capitalized Lease obligations) which, in accordance with GAAP, would be required to be capitalized and shown on the consolidated balance sheet of the Borrower, but excluding expenditures made in connection with the replacement, substitution or restoration of assets to the extent financed from Insurance/Condemnation Proceeds.

CAPITAL LEASE - any lease that has been or should be capitalized under GAAP.

CHARTER DOCUMENTS - the articles or certificate of incorporation and bylaws of a corporation; the certificate of limited partnership and partnership agreement of a limited partnership; the partnership agreement of a general partnership; the articles of organization and operating agreement of a limited liability company; or the indenture of a trust.

COBRA - the Consolidated Omnibus Budget Reconciliation Act.

CODE - the Internal Revenue Code of 1986 and all regulations thereunder of the IRS.

COLLATERAL - all Real Estate Collateral, all Personal Property Collateral and any other property (real or personal) in which Administrative Agent or a Lender has a Security Interest to secure payment or performance of all or any of the Loan Obligations and all proceeds and products thereof.

COMMITMENT - the Revolving Loan Commitment of a Lender, the Swingline Commitment of Administrative Agent or the Letter of Credit Commitment of Letter of Credit Issuer.

COMMONLY CONTROLLED ENTITY - a Person which is under common control with another Person within the meaning of Section 414(b) or (c) of the Code.

CONTRACT - any contract, note, bond, indenture, deed, mortgage, deed of trust, security agreement, pledge, hypothecation agreement, assignment, or other agreement or undertaking, or any security.

COVERED PERSON - defined in Section 2.3.

DEFAULT - any of the events listed in Section 15.1 of this Agreement, without giving effect to any requirement for the giving of notice, for the lapse of time, or both, or for the happening of any other condition, event or act.

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DEFAULT RATE - the rate of interest payable on each Loan after its Maturity and in certain other circumstances as provided in Section 4.10.

DELAYED SITES -- means each of the following locations: (i) 422 South Fruit Avenue, Fresno, CA 92706, (ii) 1145 South Sierra Nevada Street, Stockton, CA 95205, (iii) 9506 Ooltewah Industrial Drive, Ooltewah, TN 37363, (iv) 140 Cort Road, Columbia, SC 29203, (v) 920 South Campbell Avenue, Chicago, IL 60612, (vi) 1061 Marquette Road, Rockmart, GA 30153, (vii) 605 Packard Court, Safety Harbor, FL 34695, (viii) 1250 State Avenue, Holly Hill, FL 32117, and (ix) 300 East Commercial Street, Pomona, CA.

DISCLOSURE SCHEDULE - the disclosure schedule of Borrower attached hereto as
Exhibit 10.

DOLLARS and the sign $ - lawful money of the United States.

DORMANT SUBSIDIARIES - means those Subsidiaries identified as such on section 10.26 to the Disclosure Schedule.

DEFAULTING LENDER - is defined in Section 7.5.1.

EBITDA - is defined in Section 14.1.

EFFECTIVE DATE - the date when this Agreement is effective as provided in
Section 1.

ELIGIBLE ACCOUNT - means an Account owing to the Borrower or any Guarantor which meets each of the following requirements:

         (a) it arises from the sale or lease of goods or the rendering of services which have been fully performed by the Borrower or any Guarantor; and if it arises from the sale or lease of goods, (i) such goods comply with such Account Debtor's specifications (if any) and have been delivered to such Account Debtor and (ii) the Borrower or any Guarantor has possession of, or if requested by the Administrative Agent has delivered to the Administrative Agent, delivery receipts evidencing such delivery;

         (b) it (i) is subject to a perfected, first priority Lien in favor of the Administrative Agent and (ii) is not subject to any other assignment, claim or Security Interest;

         (c) it is a valid, legally enforceable and unconditional obligation of the Account Debtor with respect thereto and is not subject to the fulfillment of any condition whatsoever (but if any such Account is subject to any counterclaim, credit, allowance, discount, rebate or adjustment by the Account Debtor with respect thereto, then the amount of such Account, subject to all other eligibility criteria set fort in definition, less any counterclaim, credit, allowance, discount, rebate or adjustment by the Account Debtor with respect thereto),

         (d) it is not subject to any claim by such Account Debtor denying liability thereunder in whole or in part and the Account Debtor has not refused to accept and/or has not returned or offered to return any of the goods or services which are the subject of such Account;

         (e) there is no bankruptcy, insolvency or liquidation proceeding pending by or against the Account Debtor with respect thereto;

         (f) the Account Debtor with respect thereto is a resident or citizen of, and is located within, the United States, unless the sale of goods or services giving rise to such Account is on letter of credit, banker's acceptance or other credit support terms reasonably satisfactory to the Administrative Agent;

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         (g) it is not an Account arising from a "sale on approval," "sale or return," "consignment" or "bill and hold" or subject to any other repurchase or return agreement;

         (h) it is not an Account with respect to which possession and/or control of the goods sold giving rise thereto is held, maintained or retained by the Borrower or any Guarantor (or by any agent or custodian of the Borrower or any Guarantor) for the account of or subject to further and/or future direction from the Account Debtor with respect thereto;

         (i) it arises in the ordinary course of business of the Borrower or any Guarantor;

         (j) if the Account Debtor is the United States or any department, agency or instrumentality thereof, the Borrower or any Guarantor has assigned its right to payment of such Account to the Administrative Agent pursuant to the Assignment of Claims Act of 1940, and evidence (satisfactory to the Administrative Agent) of such assignment has been delivered to the Administrative Agent, provided, however, up to $500,000 in the aggregate of such Accounts may be Eligible Accounts (subject to the other eligibility criteria contained herein) without complying with the Assignment of Claims Act of 1940;

         (k) if the Borrower or any Guarantor maintains a credit limit for an Account Debtor, the aggregate dollar amount of Accounts due from such Account Debtor, including such Account, does not exceed such credit limit and if such Account does exceed such credit limit, subject to the other eligibility criteria contained in this definition, only the amount in excess of such credit limit shall be ineligible;

         (l) if the Account is evidenced by chattel paper or an instrument, the originals of such chattel paper or instrument shall have been endorsed and/or assigned and delivered to the Administrative Agent or, in the case of electronic chattel paper, shall be in the control of the Administrative Agent, in each case in a manner satisfactory to the Administrative Agent;

         (m) such Account is evidenced by an invoice delivered to the related Account Debtor and is not more than (i) 60 days past the due date thereof or (ii) 90 days past the original invoice date thereof, in each case according to the original terms of sale;

         (n) it is not an Account with respect to an Account Debtor that is located in any jurisdiction which has adopted a statute or other requirement with respect to which any Person that obtains business from within such jurisdiction must file a notice of business activities report or make any other required filings in a timely manner in order to enforce its claims in such jurisdiction's courts unless (i) such notice of business activities report has been duly and timely filed or the Borrower or any Guarantor is exempt from filing such report and has provided the Administrative Agent with satisfactory evidence of such exemption or (ii) the failure to make such filings may be cured retroactively by the Borrower or any Guarantor for a nominal fee;

         (o) the Account Debtor with respect thereto is not the Borrower or an Affiliate of the Company;

         (p) it is not owed by an Account Debtor with respect to which 25% or more of the aggregate amount of outstanding Accounts owed at such time by such Account Debtor is classified as ineligible under clause (m) of this definition;
         ----------

         (q) if the aggregate amount of all Accounts owed by the Account Debtor thereon exceeds 25% of the aggregate amount of all Accounts at such time, then all Accounts owed by such Account Debtor in excess of such amount shall be deemed ineligible; and

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

         (r) it is otherwise not unacceptable to the Administrative Agent in its reasonable discretion for any other reason.

An Account which is at any time an Eligible Account, but which subsequently fails to meet any of the foregoing requirements, shall forthwith cease to be an Eligible Account. Further, with respect to any Account, if the Administrative Agent or the Required Lenders at any time hereafter determine in its or their discretion that the prospect of payment or performance by the Account Debtor with respect thereto is materially impaired for any reason whatsoever, such Account shall cease to be an Eligible Account after notice of such determination is given to the Company.

ELIGIBLE ASSIGNEE - means (i) a Lender; (ii) an Affiliate of a Lender; and
(iii) any other Person approved by Administrative Agent; provided, however, that neither Borrower, any Covered Person, any Guarantor nor an Affiliate of Borrower or Guarantor shall qualify as an Eligible Assignee.

ELIGIBLE EQUIPMENT - means Equipment of the Borrower or any Guarantor which meets each of the following requirements:

         (a) it is subject to a perfected, first priority Lien in favor of the Administrative Agent and is not subject to any other assignment, claim or Lien;

         (b) it is salable and not obsolete or discontinued;

         (c) it is in the possession and control of the Borrower or any Guarantor and it is stored and held in facilities owned by the Borrower or any Guarantor or, if such facilities are not so owned, the Administrative Agent is in possession of a landlord consent, bailee letter or similar agreement reasonably acceptable to Administrative Agent with respect thereto;

         (d) it is not subject to any agreement or license which would restrict the Administrative Agent's ability to sell or otherwise dispose of such Equipment;

         (e) it is located in the United States or in any territory or possession of the United States that has adopted Article 9 of the Uniform Commercial Code;

         (f) it is not "in transit" to the Borrower or any Guarantor or held by the Borrower or any Guarantor on consignment;

         (g) it is not identified to any purchase order or contract to the extent progress or advance payments are received with respect to such Equipment;

         (h) it does not breach any of the representations, warranties or covenants pertaining to Equipment set forth in the Loan Documents; and

         (i) the Administrative Agent shall not have determined in its reasonable discretion that it is unacceptable due to age, type, category, quality, quantity and/or any other reason whatsoever.

Equipment which is at any time Eligible Equipment but which subsequently fails to meet any of the foregoing requirements shall forthwith cease to be Eligible Equipment.

ELIGIBLE INVENTORY - means Inventory of the Borrower or any Guarantor which meets each of the following requirements:

         (j) it is subject to a perfected, first priority Lien in favor of the Administrative Agent and is not subject to any other assignment, claim or Lien;

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

         (k) it is salable and not slow-moving, obsolete or discontinued;

         (l) it is in the possession and control of the Borrower or any Guarantor and it is stored and held in facilities owned by the Borrower or any Guarantor or, if such facilities are not so owned, the Administrative Agent is in possession of a landlord consent, bailee letter or similar agreement reasonably acceptable to Administrative Agent with respect thereto;

         (m) it is not Inventory produced in violation of the Fair Labor Standards Act and subject to the "hot goods" provisions contained in Title 29 U.S.C. Section 215;

         (n) it is not subject to any agreement or license which would restrict the Administrative Agent's ability to sell or otherwise dispose of such Inventory;

         (o) it is located in the United States or in any territory or possession of the United States that has adopted Article 9 of the Uniform Commercial Code;

         (p) it is not "in transit" to the Borrower or any Guarantor or held by the Borrower or any Guarantor on consignment;

         (q) it is not "work-in-progress" Inventory;

         (r) it is not supply items or packaging;

         (s) it is not identified to any purchase order or contract to the extent progress or advance payments are received with respect to such Inventory;

         (t) it does not breach any of the representations, warranties or covenants pertaining to Inventory set forth in the Loan Documents; and

         (u) the Administrative Agent shall not have determined in its reasonable discretion that it is unacceptable due to age, type, category, quality, quantity and/or any other reason whatsoever.

Inventory which is at any time Eligible Inventory but which subsequently fails to meet any of the foregoing requirements shall forthwith cease to be Eligible Inventory.

EMPLOYMENT LAW - ERISA, the Occupational Safety and Health Act, the Fair Labor Standards Act, or any other Law pertaining to the terms or conditions of labor or safety in the workplace or discrimination or sexual harassment in the workplace.

ENCUMBRANCE - as to any item of real or personal property, any easement, right-of-way, license, condition, or restrictive covenant, or zoning or similar restriction, that is not a Security Interest but is enforceable by any Person other than the record owner of such property.

ENVIRONMENTAL LAW - the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation and Liability Act, the Clean Water Act, the Clean Air Act, or any other federal, state, or local Law (excluding foreign and international law) pertaining to environmental quality or remediation of Hazardous Material.

EPA - the United States Environmental Protection Agency.

EQUIPMENT - means all laundry machinery and laundry equipment owned by Borrower or any Guarantor, other than office equipment, which is subject to an appraisal acceptable to Administrative Agent, unless such laundry machinery and laundry equipment was purchased pursuant to a Permitted Acquisition in which case such laundry machinery and laundry equipment shall be subject to an appraisal acceptable to Administrative Agent within 180 days from the date of such acquisition.

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ERISA - the Employee Retirement Income Security Act of 1974.

ERISA AFFILIATE - as to any Person, any trade or business (irrespective of whether incorporated) which is a member of a group of which such Person is a member and thereafter treated as a single employer under 414(b), (c), (m) or
(o) of the Code or applicable Treasury Regulations.

EVENT OF DEFAULT - any of the events listed in Section 15.1 of this Agreement as to which any requirement for the giving of notice, for the lapse of time, or both, or for the happening of any further condition, event or act has been satisfied.

EXECUTION DATE - the date when this Agreement has been executed.

EXISTING DEFAULT - a Default which has occurred and is continuing, or an Event of Default which has occurred, and which has not been waived in writing by the Required Lenders, or all of the Lenders if required by
Section 19.2.

FEDERAL FUNDS RATE - for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to Administrative Agent (in its individual capacity) on such day on such transactions as determined by Administrative Agent.

FINANCIAL STATEMENTS - the most recent of the Initial Financial Statements and the financial statements of Borrower required to be furnished to Administrative Agent under Section 12.11 of this Agreement.

FIXED CHARGES - is defined in Section 14.1.

FRB - the Board of Governors of the Federal Reserve System and any successor thereto or to the functions thereof.

FRONTING FEE - the fee payable to Letter of Credit Issuer as required in
Section 5.3.

FUNDED INDEBTEDNESS - is defined in Section 14.1.

GAAP - those generally accepted accounting principles set forth in Statements of the Financial Accounting Standards Board and in Opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants or which have other substantial authoritative support in the United States and are applicable in the circumstances, as applied on a consistent basis.

GOVERNMENTAL AUTHORITY - the federal government of the United States; the government of any foreign country that is recognized by the United States or is a member of the United Nations; any state of the United States; any local Government or municipality within the territory or under the jurisdiction of any of the foregoing; any department, agency, division, or instrumentality of any of the foregoing; and any court, arbitrator, or board of arbitrators whose orders or judgments are enforceable by or within the territory of any of the foregoing.

GROUP - as used in Regulation 13-D issued by the Securities and Exchange Commission.

GUARANTOR - each of the Persons required under this Agreement to execute and deliver to Administrative Agent for the benefit of Lenders a guaranty of part or all of the Loan Obligations. Angelica Textile Services, Inc., a New York corporation, Angelica Textile Services, Inc., a California corporation, Southern Service Company, a California corporation, and Angelica Realty Co., a California corporation, The Surgi-Pack Corporation, a Massachusetts corporation, and Royal Institutional Services,

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

Inc., a Massachusetts corporation are each Guarantors and have executed an unlimited Guaranty of all the Loan Obligations.

GUARANTY - each guaranty of part (if acceptable to Administrative Agent) or all of the Loan Obligations executed and delivered to Administrative Agent for the benefit of Lenders by any Guarantor.

HAZARDOUS MATERIAL - any hazardous, radioactive, toxic, solid or special waste, material, substance or constituent thereof, or any other such substance (as defined under any applicable Law or regulation), including any asbestos or asbestos containing material. HAZARDOUS MATERIAL does not include materials or products containing hazardous constituents which are not considered to be waste under the applicable Environmental Law or which are considered to be waste but are transported, handled or disposed of in accordance with the applicable Environmental Law, or asbestos or asbestos containing material which is not friable.

INDEBTEDNESS - as to any Person at any particular date, any contractual obligation enforceable against such Person (i) to repay borrowed money; (ii) to pay the deferred purchase price of property or services; (iii) to make payments or reimbursements with respect to bank acceptances or to a factor;
(iv) to make payments or reimbursements with respect to letters of credit whether or not there have been drawings thereunder; (v) with respect to which there is any Security Interest in any property of such Person; (vi) to make any payment or contribution to a Multi-Employer Plan; (vii) that is evidenced by a note, bond, debenture or similar instrument; (viii) under any conditional sale agreement or title retention agreement; or (ix) to pay interest or fees with respect to any of the foregoing. INDEBTEDNESS also includes any other Obligation that either (i) is non-contingent and liquidated in amount or (ii) should under GAAP be included in liabilities and not just as a footnote on a balance sheet.

INDIRECT OBLIGATION - as to any Person, (a) any guaranty by such Person of any Obligation of another Person; (b) any Security Interest in any property of such Person that secures any Obligation of another Person; (c) any enforceable contractual requirement that such Person (i) purchase an Obligation of another Person or any property that is security for such Obligation, (ii) advance or contribute funds to another Person for the payment of an Obligation of such other Person or to maintain the working capital, net worth or solvency of such other Person as required in any documents evidencing an Obligation of such other Person, (iii) purchase property, securities or services from another Person for the purpose of assuring the beneficiary of any Obligation of such other Person that such other Person has the ability to timely pay or discharge such Obligation,
(iv) grant a Security Interest in any property of such Person to secure any Obligation of another Person, (v) otherwise assure or hold harmless the beneficiary of any Obligation of another Person against loss in respect thereof; (d) any Obligation arising from the endorsement by such Person of an instrument; (e) any Obligation of such Person as a surety; and (f) any other contractual requirement enforceable against such Person that has the same substantive effect as any of the foregoing. The term INDIRECT OBLIGATION does not, however, include the endorsement by a Person of instruments for deposit or collection in the ordinary course of business or the liability of a general partner of a partnership for Obligations of such partnership. The amount of any Indirect Obligation of a Person shall be deemed to be the stated or determinable amount of the Obligation in respect of which such Indirect Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith.

INITIAL FINANCIAL STATEMENTS - the financial statements (not including the proforma financial statements) of Borrower referred to in Section 8.1.2.

INSURANCE/CONDEMNATION PROCEEDS - insurance proceeds payable as a consequence of damage to or destruction of any of the Collateral and proceeds payable as a consequence of condemnation or sale in lieu of condemnation of any of the Collateral.

INTELLECTUAL PROPERTY - as to any Person, any domestic or foreign patents or patent applications of such Person, any inventions made or owned by such Person upon which either domestic or foreign patent

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

applications have not yet been filed, any domestic or foreign trade names or trademarks of such Person, any domestic or foreign trademark registrations or applications filed by such Person, any domestic or foreign service marks of such Person, any domestic or foreign service mark registrations and applications by such Person, any domestic or foreign copyrights of such Person, and any domestic or foreign copyright registrations or applications by such Person.

INVENTORY - goods owned and held by a Person for sale, lease or resale or furnished or to be furnished under contracts for services, and raw materials, goods in process, materials, component parts and supplies used or consumed, or held for use or consumption in such Person's business.

INTEREST EXPENSE - is defined in Section 14.1.

INTEREST HEDGE OBLIGATION - any obligations of Borrower to Administrative Agent or any Affiliate of Administrative Agent under an agreement or agreements between Borrower and Administrative Agent or any Affiliate of Administrative Agent under which the exposure of Borrower to fluctuations in interest rates is effectively limited, whether in the form of one or more interest rate cap, collar, or corridor agreements, interest rate swaps, or the like, or options therefor.

INTEREST PERIOD - the period during which a particular Adjusted LIBOR Rate applies to a LIBOR Loan, as selected by Borrower as provided in Section 4.7.

INVESTMENT - (a) a loan or advance of money or property to a Person, (b) stock, membership interest, or other equity interest in a Person, (c) a debt instrument issued by a Person, whether or not convertible to stock, membership interest, or other equity interest in such Person, or (d) any other interest in or rights with respect to a Person which include, in whole or in part, a right to share, with or without conditions or restrictions, some or all of the revenues or net income of such Person.

IRS - the Internal Revenue Service.

LASALLE - LaSalle Bank National Association.

LAW - any statute, rule, regulation, order, judgment, award or decree of any Governmental Authority.

LENDER - any one of the lenders listed on Exhibit 3 to this Agreement, including Administrative Agent in its capacity as a lender, or any Person who takes an assignment from any of such lenders of all or a portion of its rights and obligations as a lender under this Agreement pursuant to Section
18.4.1 and an Assignment and Acceptance as provided therein.

LENDERS' EXPOSURE - the sum of the Aggregate Revolving Loan Commitment, the Swingline Loan, and the Letter of Credit Exposure.

LETTER OF CREDIT - any standby or commercial (documentary) letter of credit issued by Letter of Credit Issuer pursuant to the Letter of Credit Commitment.

LETTER OF CREDIT COMMITMENT - the commitment of the Letter of Credit Issuer to issue Letters of Credit as provided in Section 3.3.

LETTER OF CREDIT EXPOSURE - the undrawn amount of all outstanding letters of credit issued under the Letter of Credit Commitment, plus all amounts drawn on any and all such letters of credit and not yet reimbursed by Borrower.

LETTER OF CREDIT FEE - the fee payable to Administrative Agent and Lenders as required in Section 5.2.

LETTER OF CREDIT ISSUER - LaSalle, or any other Lender succeeding to LaSalle's commitment to issue Letters of Credit pursuant to Section 3.3.

LIBOR ADVANCE - an Advance that will become a LIBOR Loan.

LIBOR REVOLVING MARGIN - is defined in Section 4.5.

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LIBOR LOAN - any portion of an Aggregate Loan on which interest accrues at the Adjusted LIBOR Rate.

LIBOR RATE - for the applicable Interest Period therefor, the interest rate per annum equal to the quotient of: (a) the per annum rate of interest at which United States dollar deposits in an amount comparable to the amount of the relevant LIBOR Loan and for a period equal to the relevant Interest Period are offered in the London Interbank Eurodollar market at 11:00 A.M. (London time) two (2) Business Days prior to the commencement of such Interest Period (or three (3) Business Days prior to the commencement of such Interest Period if banks in London, England were not open and dealing in offshore United States dollars on such second preceding Business Day), as displayed in the Bloomberg Financial Markets system (or other authoritative source selected by the Administrative Agent in its sole discretion) or, if the Bloomberg Financial Markets system or another authoritative source is not available, as the LIBOR Rate is otherwise determined by the Administrative Agent in its sole and absolute discretion, divided by (b) a number determined by subtracting from 1.00 the then stated maximum reserve percentage for determining reserves to be maintained by member banks of the Federal Reserve System for Eurocurrency funding or liabilities as defined in Regulation D (or any successor category of liabilities under Regulation D), such rate to remain fixed for such Interest Period. The Administrative Agent's determination of the LIBOR Rate shall be conclusive, absent manifest error.

LIFE INSURANCE POLICIES - those certain life insurance policies owned by Borrower on the lives of certain of its present and former employees with a current aggregate cash value of approximately $30,000,000.

LOAN - a Revolving Loan or a Swingline Loan.

LOAN AGREEMENT - this Agreement.

LOAN DOCUMENTS - this Agreement, each Master Letter of Credit Agreement, the Notes, the Guaranties, any reimbursement agreement between Borrower and the Letter of Credit Issuer, and all other agreements, certificates, documents, instruments and other writings executed from time to time in connection herewith or related hereto.

LOAN OBLIGATIONS - all of Borrower's Indebtedness owing to Letter of Credit Issuer, Administrative Agent or Lenders under the Loan Documents, whether as principal, interest, fees or otherwise, all reimbursement obligations of Borrower to Letter of Credit Issuer or Lenders with respect to the Letter of Credit Exposure, all Obligations to Administrative Agent, and all other obligations and liabilities of Borrower to Administrative Agent or Lenders under the Loan Documents and all Interest Hedge Obligations (in each case including all extensions, renewals, modifications, rearrangements, restructures, replacements and refinancings of the foregoing, whether or not the same involve modifications to interest rates or other payment terms), whether now existing or hereafter created, absolute or contingent, direct or indirect, joint or several, secured or unsecured, due or not due, contractual or tortious, liquidated or unliquidated, arising by operation of law or otherwise, including but not limited to the obligation of Borrower to repay future advances by Administrative Agent or Lenders hereunder, whether or not made pursuant to commitment and whether or not presently contemplated by Borrower, Administrative Agent or Lenders in the Loan Documents.

LOAN YEAR - means a twelve month period beginning on the Effective Date (or an annual anniversary thereof).

LOCAL TIME - the local time in the city in which Administrative Agent's address is located, as set forth on the signature page hereto (as changed from time to time in accordance with the terms hereof).

MARGIN - Base Rate Revolving Margin or LIBOR Revolving Margin.

MASTER LETTER OF CREDIT AGREEMENT --means, at any time, with respect to the issuance of Letters of Credit, a master letter of credit agreement or reimbursement agreement in the form, if any, being used by the Letter of Credit Issuer at such time.

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MATERIAL ADVERSE EFFECT - as to Borrower or any Covered Person and with respect to any event or occurrence of whatever nature (including any adverse determination in any litigation, arbitration, investigation or proceeding), material adverse effect on (i) the business, operations, revenues, financial condition, property, or business prospects of the Covered Persons taken as a whole, (ii) the value of its assets taken as a whole or the value of the Collateral taken as a whole, (iii) the validity or enforceability of the Loan Documents, (iv) the ability of any Covered Person to timely pay or perform such Covered Person's Obligations generally as they become due, (v) in the case of Borrower specifically, the ability of Borrower to pay or perform any of Borrower's Obligations to Lender, or (vi) in the case of a Guarantor specifically, the ability of such Guarantor to pay or perform any of its Obligations under the terms of its Guaranty.

MATERIAL AGREEMENT - as to any Person, any Contract to which such Person is a party or by which such Person is bound which, if violated or breached, has or is reasonably likely to have a Material Adverse Effect on such Person, any Covered Person or any Guarantor, including without limitation all Acquisition Documents.

MATERIAL LAW - any separately enforceable provision of a Law whose violation by a Person has or is reasonably likely to have a Material Adverse Effect on such Person or any Covered Person or any Guarantor.

MATERIAL LICENSE - (i) as to any Covered Person, any license, permit or consent from a Governmental Authority or other Person and any registration and filing with a Governmental Authority or other Person which if not obtained, held or made by such Covered Person has or is reasonably likely to have a Material Adverse Effect on such Covered Person or any other Covered Person or any Guarantor, and (ii) as to any Person who is a party to this Agreement or any of the other Loan Documents, any license, permit or consent from a Governmental Authority or other Person and any registration or filing with a Governmental Authority or other Person that is necessary for the execution or performance by such party, or the validity or enforceability against such party, of this Agreement or such other Loan Document.

MATERIAL OBLIGATION - as to any Person, an Obligation of such Person which if not fully and timely paid or performed has or is reasonably likely to have a Material Adverse Effect on such Person or any Covered Person or any Guarantor.

MATERIAL PROCEEDING - any litigation, investigation or other proceeding by or before any Governmental Authority (i) which involves any of the Loan Documents or any of the transactions contemplated thereby, or involves a Covered Person or a Guarantor as a party or any property of Covered Person or a Guarantor, and has or is reasonably likely to have a Material Adverse Effect on a Covered Person or a Guarantor if adversely determined, (ii) in which there has been issued an injunction, writ, temporary restraining order or any other order of any nature which purports to restrain or enjoin the making of any Advance, the consummation of any other transaction contemplated by the Loan Documents, or the enforceability of any provision of any of the Loan Documents, (iii) which involves the actual or alleged breach or violation by a Covered Person of, or default by a Covered Person under, any Material Agreement, or (iv) which involves the actual or alleged violation by a Covered Person or any Guarantor of any Material Law.

MATURITY - as to any Indebtedness, the time when it becomes payable in full, whether at a regularly scheduled time, because of acceleration or otherwise.

MAXIMUM AVAILABLE AMOUNT - the maximum Dollar amount available for Revolving Loan Advances on any date as limited in Section 3.1.3, as it may be changed as provided herein.

MORTGAGE - any deed of trust or mortgage or leasehold deed of trust or mortgage required or contemplated under this Agreement to be executed and delivered to Administrative Agent for the benefit of Lenders in form and substance satisfactory to Administrative Agent.

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MULTI-EMPLOYER PLAN - a Pension Benefit Plan which is a multi-employer plan as defined in Section 4001(a)(3) of ERISA.

NOTE - any Revolving Note or the Swingline Note.

OBLIGATION - as to any Person, any Indebtedness of such Person, any guaranty by such Person of any Indebtedness of another Person, and any contractual requirement enforceable against such Person that does not constitute Indebtedness of such Person or a guaranty by such Person but which would involve the expenditure of money by such Person if complied with or enforced.

OBLIGATIONS TO ADMINISTRATIVE AGENT - exclusive of all the Loan Obligations, all of Borrower's Indebtedness owing to Administrative Agent (whether as principal, interest, fees or otherwise), all obligations of Borrower under agreements between Borrower and Administrative Agent under which the exposure of Borrower to fluctuations in interest rates is effectively limited, whether in the form of interest rate cap, collar or corridor agreements, interest rate swaps, or the like, or options therefor, all Indirect Obligations of Borrower owing to Administrative Agent, all reimbursement obligations of Borrower to Administrative Agent with respect to letters of credit, and all other obligations and liabilities of Borrower to Administrative Agent including all extensions, renewals, modifications, rearrangements, restructures, replacements and refinancings of the foregoing, whether or not the same involve modifications to interest rates or other payment terms), whether now existing or hereafter created, absolute or contingent, direct or indirect, joint or several, secured or unsecured, due or not due, contractual or tortious, liquidated or unliquidated, arising by operation of law or otherwise, or acquired by Administrative Agent outright, conditionally or as collateral security from another, including the obligation of Borrower to repay future advances by Administrative Agent, whether or not made pursuant to commitment and whether or not presently contemplated by Borrower and Administrative Agent.

PBGC - the Pension Benefit Guaranty Corporation.

PENSION BENEFIT PLAN - any pension or profit-sharing plan which is covered by Title I of ERISA and all other benefit plans, in each case in respect of which a Covered Person or a Commonly Controlled Entity of such Covered Person is an employer as defined in Section 3(5) of ERISA.

PERMITTED ACQUISITIONS - any acquisition by Borrower or a Covered Person of stock, membership interests, or other equity interests of another Person or the assets of another Person permitted under Section 13.5.

PERMITTED ENCUMBRANCE - any encumbrance on the Real Estate Collateral that is listed on a permitted encumbrance exhibit to any Mortgage.

PERMITTED INDEBTEDNESS - Indebtedness that Borrower is permitted under
Section 13.2 to incur, assume, or allow to exist.

PERMITTED INDIRECT OBLIGATIONS - Indirect Obligations that Borrower is permitted under Section 13.3 to create, incur, assume, or allow to exist.

PERMITTED INVESTMENTS - Investments that Borrower is permitted under Section
13.1 to make in other Persons.

PERMITTED SECURITY INTERESTS - Security Interests that Borrower is permitted under Section 13.4 to create, incur, assume, or allow to exist.

PERSON - any individual, partnership, corporation, trust, unincorporated association, joint venture, limited liability company, Governmental Authority, or other organization in any form that has the legal capacity to sue or be sued. If the context so implies or requires, the term Person includes Borrower.

PERSONAL PROPERTY COLLATERAL - all of the Goods, Equipment, Accounts, Inventory, Instruments, Documents, Chattel Paper, General Intangibles, Securities and other personal property of Borrower,

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

whether now owned or hereafter acquired, and all proceeds thereof, in which Administrative Agent at any time holds a Security Interest for the benefit of Lenders.

PRIME RATE - on any day, the rate of interest per annum then most recently established by Administrative Agent as its Prime Rate. Such rate is a general reference rate of interest, may not be related to any other rate, and may not be the lowest or best rate actually charged by Administrative Agent to any customer or a favored rate and may not correspond with future increases or decreases in interest rates charged by other lenders or market interest rates in general.

PROFORMA FINANCIAL STATEMENTS - the proforma financial statements referred to in Section 8.1.2.

REAL ESTATE COLLATERAL - all real property of Borrower or any other Covered Person, whether now owned or hereafter acquired, including, without limitation, the Delayed Sites, in which Administrative Agent holds or will hold a first priority Security Interest to secure the payment or performance of any of the Loan Obligations as required or contemplated by this Agreement, and all income therefrom and proceeds thereof.

REDEMPTION/DISTRIBUTION - is defined in Section 13.7.3.

REGULATION D, REGULATION T, REGULATION U and REGULATION X - respectively, Regulation D issued by the FRB, Regulation T issued by the FRB, Regulation U issued by the FRB and Regulation X issued by the FRB.

REPORTABLE EVENT - a reportable event as defined in Title IV of ERISA or the regulations thereunder.

REPRESENTATIONS AND WARRANTIES - the representations and warranties made by any Covered Person with respect to itself and any other Covered Persons in
Section 10, and the representations and warranties made in any other Loan Document or certificate, report, opinion or other document delivered by Borrower, any Guarantor, or any other Covered Person pursuant to the Loan Documents, as such representations and warranties are modified from time to time as provided in Section 11.

REQUIRED LENDERS - is defined in Section 2.4.

RESPONSIBLE OFFICER - as to any Person that is not an individual, partnership, limited liability company or trust, the Chairman of the Board of Directors, the President, the chief executive officer, the chief operating officer, the Chief Financial Officer, the Treasurer, any Assistant to the Treasurer, or any Vice President in charge of a principal business unit; as to any partnership, any individual who is a general partner thereof or any individual who has general management or administrative authority over all or any principal unit of the partnership's business; as to any limited liability company, any managing member, or manager, any individual who has general management or administrative authority over all or any principal unit of the limited liability company's business; and as to any trust, any individual who is a trustee.

REVOLVING LOAN - any Lender's pro-rata share of the Aggregate Revolving
Loan.

REVOLVING LOAN ADVANCE - an Advance by Administrative Agent that is to be funded by Lenders under the Aggregate Revolving Loan Commitment.

REVOLVING LOAN COMMITMENT - the commitment of each Lender as stated in
Section 3.1.1 to fund Revolving Loan Advances, as it may be changed as provided in this Agreement.

REVOLVING LOAN MATURITY DATE - the date when Borrower must repay the amount of Aggregate Revolving Loan then outstanding as provided in Section 6.1.2.

REVOLVING LOAN UNUSED FEE - the fee described in Section 5.1.

REVOLVING NOTE - any note delivered to a Lender as required by Section 3.1.4 to evidence Borrower's obligation to repay such Lender's Revolving Loan.

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

SECURITY AGREEMENT - any security agreement required or contemplated under this Agreement to be executed and delivered to Administrative Agent for the benefit of Lenders.

SECURITY DOCUMENTS - all of the documents required or contemplated to be executed and delivered to Administrative Agent for the benefit of Lenders under this Agreement, all other documents granting a Security Interest in any asset of Borrower or any other Person to secure the payment or performance of any of the Loan Obligations from time to time, including any similar documents at any time executed and delivered to Administrative Agent for the benefit of Lenders from time to time, by Borrower, any Covered Person, or any other Person to secure payment or performance of any of the Loan Obligations.

SECURITY INTEREST - as to any item of tangible or intangible property, any interest therein or right with respect thereto that secures an Obligation or Indirect Obligation, whether such interest or right is created under a Contract, or by operation of law or statute (such as but not limited to a statutory lien for work or materials), or as a result of a judgment, or which arises under any form of preferential or title retention agreement or arrangement (including a conditional sale agreement or a lease) that has substantially the same economic effect as any of the foregoing; provided however, that the term "Security Interest" is not intended to include a notice filing by a lessor regarding ownership of property subject to a true operating lease so long as such notice filing or any related agreement does not contain a grant of a lien or security interest and does not cover property or assets not subject to such true operating lease.

SELLER - any Person who is a party to any Permitted Acquisition other than Borrower or a Covered Person.

SMALL PERMITTED ACQUISITIONS - is defined in Section 13.5.

SOLVENT - as to any Person, (i) such Person not being "insolvent" within the meaning of Section 101(32) of the Bankruptcy Code, Section 2 of the Uniform Fraudulent Transfer Act (the "UFTA") or Section 3 of the Illinois Uniform Fraudulent Transfer Act set forth in Section 160/3 of the Illinois Compiled Statutes (1996) (the "Illinois UFTA"), (ii) such Person not having unreasonably small capital, within the meaning of Section 548 of the Bankruptcy Code, Section 4 of the UFTA, or Section 5 of the Illinois UFTA, and (iii) such Person not being unable to pay such Person's debts as they become due within the meaning of Section 548 of the Bankruptcy Code, Section 4 of the UFTA, or Section 5 of the Illinois UFTA.

STOCK DIVIDEND - is defined in Section 13.7.

SUBSIDIARY - as to any Person, another Person with respect to which more than 40% of the outstanding shares of stock or other equity interests of each class having ordinary voting power (other than stock having such power only by reason of the happening of a contingency) is at the time owned by such Person or by one or more Subsidiaries of such Person.

SURVIVING COMPANY - as applicable, either (i) the Person that will own the assets to be acquired from a Target Company in a Permitted Acquisition upon the consummation thereof, or (ii) the survivor of the merger of an Acquiring Company with the Target Company in a Permitted Acquisition upon the consummation thereof.

SWINGLINE ADVANCE - an advance by Administrative Agent to Borrower under the Swingline Commitment.

SWINGLINE COMMITMENT - the commitment of Administrative Agent as stated in
Section 3.2.1 to make Swingline Advances.

SWINGLINE LOAN - the from time to time outstanding principal balance of all Swingline Advances.

TARGET COMPANY - the Person whose assets or stock, membership interests, or other equity interests will be acquired in a Permitted Acquisition upon the consummation thereof, or if applicable, with which an Acquiring Company will merge in a Permitted Acquisition upon the consummation thereof.

TAX - as to any Person, any tax, duty, impost, deduction, charges, withholdings, assessment, fee, or other charge 1evied by a Governmental Authority (and all liabilities associated therewith) on the income or property of such Person, including any interest or penalties thereon, and which is payable by such Person.

THIS AGREEMENT - this document (including every document that is stated herein to be an appendix, exhibit or schedule hereto, whether or not physically attached to this document).

UCC - the Uniform Commercial Code as in effect from time to time in the State of Illinois or such other similar statute as in effect from time to time in Illinois or any other appropriate jurisdiction.

UNITED STATES - when used in a geographical sense, all the states of the United States of America and the District of Columbia; and when used in a legal jurisdictional sense, the government of the country that is the United States of America.

WAGE AND HOUR LAWS - the Davis-Bacon Act, the Service Contract Act, the Contract Work Hours & Safety Standards Act and any other federal Law governing wage compensation or hours of work.

WELFARE BENEFIT PLAN - any plan described by Section 3(1) of ERISA.

                                    EXHIBIT 3

                    LENDERS' COMMITMENTS AND PRO-RATA SHARES

----------------------------------------------------------------------------------------
                                                     REVOLVING
                                                       LOAN
         LENDER                  TOTALS             COMMITMENT          PRO-RATA SHARES
----------------------------------------------------------------------------------------
LaSalle Bank National         $47,500,000.00       $47,500,000.00        31.666666667%
Association
----------------------------------------------------------------------------------------
Wells Fargo Bank, N.A.        $32,500,000.00       $32,500,000.00        21.666666667%
----------------------------------------------------------------------------------------
UMB Bank, National
Association                   $29,000,000.00       $29,000,000.00        19.333333333%
----------------------------------------------------------------------------------------
National City Bank of
the Midwest                   $18,000,000.00       $18,000,000.00        12.000000000%
----------------------------------------------------------------------------------------
Regions Bank                  $23,000,000.00       $23,000,000.00        15.333333333%
----------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------
AGGREGATES                   $150,000,000.00      $150,000,000.00       100.000000000%
----------------------------------------------------------------------------------------

                                      i